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Article 8 LOAN AGREEMENT

Dated as of March 27, 2024 Between

LF3 LAKEWOOD, LLC and LF3 LAKEWOOD TRS, LLC,

individually and collectively, as Borrower and

Article 9 BLUEBIRD CREDIT EM LLC,

as Lender

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Article 10 TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION1

Section 1.1Definitions.1

Section 1.2Principles of Construction31

ARTICLE 2 GENERAL TERMS31

Section 2.1Loan Commitment; Disbursement to Borrower31

Section 2.2The Loan31

Section 2.3Disbursement to Borrower31

Section 2.4The Note and the Other Loan Documents31

Section 2.5Interest Rate31

Section 2.6Loan Payments40

Section 2.7Prepayments40

Section 2.8Intentionally Omitted42

Section 2.9Extension of the Maturity Date42

Section 2.10Payment of Exit Fee43

ARTICLE 3 REPRESENTATIONS AND WARRANTIES43

Section 3.1Legal Status and Authority43

Section 3.2Validity of Documents43

Section 3.3Litigation44

Section 3.4Agreements44

Section 3.5Financial Condition44

Section 3.6Disclosure45

Section 3.7No Plan Assets45

Section 3.8Not a Foreign Person45

Section 3.9Intentionally Omitted45

Section 3.10Business Purposes45

Section 3.11Borrower’s Principal Place of Business45

Section 3.12Status of Property46

Section 3.13Financial Information.47

Section 3.14Condemnation47

Section 3.15Separate Lots47

Section 3.16Insurance48

Section 3.17Use of Property48

Section 3.18Leases48

Section 3.19Filing and Recording Taxes48

Section 3.20Management Agreement48

Section 3.21Illegal Activity/Forfeiture48

Section 3.22Taxes48

Section 3.23Permitted Encumbrances49

Section 3.24Third Party Representations49

Section 3.25Intentionally Omitted49

Section 3.26Federal Reserve Regulations49

Section 3.27Investment Company Act49

Section 3.28Fraudulent Conveyance49

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-i-

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Article 11 TABLE OF CONTENTS

(continued)

Page

Section 3.29Embargoed Person49

Section 3.30Anti-Money Laundering and Economic Sanctions50

Section 3.31Organizational Chart51

Section 3.32Bank Holding Company51

Section 3.33Intentionally Omitted52

Section 3.34Property Document Representations52

Section 3.35No Change in Facts or Circumstances; Disclosure52

Section 3.36Hotel Matters52

ARTICLE 4 BORROWER COVENANTS53

Section 4.1Existence53

Section 4.2Legal Requirements53

Section 4.3Maintenance and Use of Property54

Section 4.4Waste.55

Section 4.5Taxes and Other Charges55

Section 4.6Litigation55

Section 4.7Access to Property56

Section 4.8Notice of Default56

Section 4.9Cooperate in Legal Proceedings56

Section 4.10Performance by Borrower56

Section 4.11Intentionally Omitted56

Section 4.12Books and Records56

Section 4.13Estoppel Certificates59

Section 4.14Leases and Rents59

Section 4.15Management Agreement61

Section 4.16Payment for Labor and Materials63

Section 4.17Performance of Other Agreements64

Section 4.18Debt Cancellation64

Section 4.19ERISA64

Section 4.20No Joint Assessment65

Section 4.21Alterations65

Section 4.22Property Document Covenants65

Section 4.23Intentionally Omitted65

Section 4.24Franchise Agreement Covenants65

Section 4.25Permits; Intellectual Property69

Section 4.26Operating Lease69

Section 4.27CBA Plan74

Section 4.28Immediate Repairs74

ARTICLE 5 ENTITY COVENANTS74

Section 5.1Single Purpose Entity/Separateness74

Section 5.2Intentionally Omitted78

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Section 5.3Change of Name, Identity or Structure78

-ii-

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Article 12 TABLE OF CONTENTS

(continued)

Page

Section 5.4Business and Operations78

Section 5.5Recycled Entity78

ARTICLE 6 NO SALE OR ENCUMBRANCE79

Section 6.1Transfer Definitions79

Section 6.2No Sale/Encumbrance79

Section 6.3Permitted Equity Transfers80

Section 6.4Intentionally Omitted81

Section 6.5Lender’s Rights81

Section 6.6Economic Sanctions, Anti-Money Laundering and Transfers81

ARTICLE 7 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION82

Section 7.1Insurance82

Section 7.2Casualty.87

Section 7.3Condemnation87

Section 7.4Restoration88

ARTICLE 8 RESERVE FUNDS93

Section 8.1Intentionally Omitted93

Section 8.2Intentionally Omitted93

Section 8.3Intentionally Omitted93

Section 8.4PIP Reserve Funds93

Section 8.5Excess Cash Flow Funds95

Section 8.6Tax and Insurance Funds95

Section 8.7The Accounts Generally95

Section 8.8Other Reserve Funds97

ARTICLE 9 CASH MANAGEMENT98

Section 9.1Establishment of Certain Accounts98

Section 9.2Deposits into the Restricted Account; Maintenance of

Restricted Account98

Section 9.3Disbursements from the Cash Management Account100

Section 9.4Withdrawals from the Debt Service Account100

Section 9.5Payments Received Under this Agreement101

ARTICLE 10 EVENTS OF DEFAULT; REMEDIES101

Section 10.1Event of Default101

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Section 10.2Remedies104

ARTICLE 11 SECONDARY MARKET106

Section 11.1Securitization106

Section 11.2Disclosure107

Section 11.3Reserves/Escrows109

Section 11.4Servicer109

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Article 13 TABLE OF CONTENTS

(continued)

Page

Section 11.5Rating Agency Costs109

Section 11.6Mezzanine Option109

Section 11.7Conversion to Registered Form110

Section 11.8Syndication110

ARTICLE 12 INDEMNIFICATIONS114

Section 12.1General Indemnification114

Section 12.2Mortgage and Intangible Tax Indemnification115

Section 12.3ERISA Indemnification115

Section 12.4Duty to Defend, Legal Fees and Other Fees and Expenses115

Section 12.5Survival115

Section 12.6Environmental Indemnity116

ARTICLE 13 EXCULPATION116

Section 13.1No Exculpation116

ARTICLE 14 NOTICES116

Section 14.1Notices116

ARTICLE 15 FURTHER ASSURANCES117

Section 15.1Replacement Documents117

Section 15.2Recording of Security Instrument, etc117

Section 15.3Further Acts, etc117

Section 15.4Changes in Tax, Debt, Credit and Documentary Stamp Laws118

ARTICLE 16 WAIVERS118

Section 16.1Remedies Cumulative; Waivers118

Section 16.2Modification, Waiver in Writing119

Section 16.3Delay Not a Waiver119

Section 16.4Waiver of Trial by Jury119

Section 16.5Waiver of Notice119

Section 16.6Remedies of Borrower119

Section 16.7Marshalling and Other Matters120

Section 16.8Waiver of Statute of Limitations.120

Section 16.9Waiver of Counterclaim120

Section 16.10Sole Discretion of Lender120

ARTICLE 17 MISCELLANEOUS120

Section 17.1Survival120

Section 17.2GoverningLaw121

Section 17.3Headings121

Section 17.4Severability121

Section 17.5Preferences121

Section 17.6Expenses121

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Article 14 TABLE OF CONTENTS

(continued)

Page

Section 17.7Cost of Enforcement122

Section 17.8Schedules Incorporated122

Section 17.9Offsets, Counterclaims and Defenses123

Section 17.10No Joint Venture or Partnership; No Third Party Beneficiaries123

Section 17.11Publicity124

Section 17.12Limitation of Liability124

Section 17.13Conflict; Construction of Documents; Reliance124

Section 17.14ENTIRE AGREEMENT125

Section 17.15Liability125

Section 17.16Duplicate Originals; Counterparts125

Section 17.17Brokers125

Section 17.18Set-Off.126

Section 17.19Contributions and Waivers126

Section 17.20Origination Discount129

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Article 15 LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of March 27, 2024 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), between BLUEBIRD CREDIT EM LLC, a Delaware limited liability company, having an address at 101 Franklin Street, 2nd Floor, Westport, Connecticut 06880 (together with its successors and/or assigns, “Lender”), and each of LF3 LAKEWOOD, LLC, (together with its successors and/or assigns, “Lakewood Borrower”) and LF3 LAKEWOOD TRS, LLC (together with its successors and/or assigns, “Operator”; Lakewood Borrower and Operator are, individually and/or collectively (as the context requires) referred to herein as “Borrower”), a Delaware limited liability company, having its principal place of business at 1635 43rd Street S, Suite 205, Fargo, North Dakota 58103, jointly and severally.

Article 16 RECITALS:

Borrower desires to obtain the Loan (defined below) from Lender.

Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

Article 17 ARTICLE 1

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Acceptable LLC” shall mean a limited liability company formed under Delaware law which (i) has at least one springing member, which, upon the dissolution of all of the members or the withdrawal or the disassociation of all of the members from such limited liability company, shall immediately become the sole member of such limited liability company, and (ii) otherwise meets the Rating Agency criteria then applicable to such entities.

“Account Collateral” shall mean (i) the Accounts, and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts from time to time; (ii) any and all amounts invested in Permitted Investments; (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (iv) to the extent not covered by clauses (i) - (iii) above, all “proceeds” (as defined under the UCC as in effect in the state in which the Accounts are located) of any or all of the foregoing.

“Accounts” shall mean the Cash Management Account, the Debt Service Account, the Restricted Account, each Reserve Account and any other account established by this Agreement or the other Loan Documents.

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“AC Laws” shall have the meaning set forth in Section 3.30 hereof.

“Act” shall mean the limited liability company act of the State of Delaware, as amended from time to time.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, (a) owns twenty percent (20%) or more of such Person, or of which twenty percent or more is owned by such Person, or (b) is in Control of, is Controlled by or is under common Control with such Person or, with respect to any natural Person, is a member of the Family Group of such Person.

“Affiliated Franchisor” shall mean any franchisor of the Property in which Borrower, Guarantor, Sponsor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Affiliated Manager” shall mean any managing agent of the Property in which Borrower, Guarantor, Sponsor, any SPE Component Entity (if any) or any Affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall have the meaning set forth in Section 11.8(a)(iv) hereof. “All-in Floor” shall mean eleven percent (i.e., 11.00%).

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Threshold” shall mean an amount equal to 5% of the outstanding principal amount of the Loan.

“AML Laws” shall have the meaning set forth in Section 3.30 hereof.

“Applicable Contribution” shall have the meaning set forth in Section 17.19 hereof. “Applicable Termination Fees” shall mean, with respect to any Franchise Agreement, all termination fees, exit fees, other similar fees, costs, penalties, judgments, damages and other amounts due, in each case, in connection with the termination, rejection or other cessation of such Franchise Agreement, including, if applicable, any payment to the Franchisor or its Affiliate constituting a repayment or reimbursement of “key money” or any loan made by Franchisor or its Affiliate to or for the benefit of the Property.

“Approved Accounting Method” shall mean the Uniform System of Accounts (consistently applied) or such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” shall have the meaning set forth in Section 4.12 hereof. “Approved Extraordinary Expense” shall mean an operating expense of the Property not set forth on the Approved Annual Budget but approved by Lender in writing (which such approval shall not be unreasonably withheld or delayed).

Ex 10.2

“Approved FF&E” for any period shall mean the costs actually paid by Borrower for FF&E reasonably approved by Lender.

“Approved Operating Expense” shall mean an operating expense of the Property set forth on the Approved Annual Budget.

“Assignment and Assumption” shall have the meaning set forth in Section 11.8(a)(i)

hereof.

“Assignment of Management Agreement” shall mean that certain Conditional

Assignment of Management Agreement dated as of the date hereof among Lender, Borrower and Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by (i) the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution or (ii) the applicable U.K. Resolution Authority in respect of any liability of a U.K. Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of the Bank Recovery and Resolution Directive, (i) the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and

(ii) the then applicable Commission Delegated Regulation (if any) supplementing the Bank Recovery and Resolution Directive in relation to Article 55 thereof and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank” shall be deemed to refer to the bank or other institution maintaining the Restricted Account pursuant to the Restricted Account Agreement.

“Bank Recovery and Resolution Directive” means Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Bankruptcy Event” shall mean the occurrence of any one or more the of the following:

(i) Borrower, any SPE Component Entity, any Affiliated Franchisor or any Affiliated Manager shall commence any case, proceeding or other action (A) under the Bankruptcy Code and/or any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution or (B)

Ex 10.2

seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; (ii) Borrower, any SPE Component Entity, any Affiliated Franchisor or any Affiliated Manager shall make a general assignment for the benefit of its creditors; (iii) any Restricted Party (or Affiliate thereof) files, or joins or colludes in the filing of,

(A)an involuntary petition against Borrower, any SPE Component Entity, any Affiliated Franchisor or any Affiliated Manager under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition under the Bankruptcy Code or any other Creditors Rights Laws against Borrower, any SPE Component Entity, any Affiliated Franchisor or any Affiliated Manager or (B) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of Borrower’s, any SPE Component Entity’s, any Affiliated Franchisor’s or any Affiliated Manager’s assets; (iv) Borrower, any SPE Component Entity, any Affiliated Franchisor or any Affiliated Manager files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Creditors Rights Laws, or solicits or causes to be solicited or colludes with petitioning creditors for any involuntary petition from any Person; (v) any Restricted Party (or Affiliate thereof) consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager or any portion of the Property;

(vi) Borrower, any SPE Component Entity, any Affiliated Franchisor or any Affiliated Manager makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (vii) any Restricted Party (or Affiliate thereof) contesting or opposing any motion made by Lender to obtain relief from the automatic stay or seeking to reinstate the automatic stay in the event of any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Sponsor or its subsidiaries; (viii) any Restricted Party (or Affiliate thereof) taking any action in furtherance of, in collusion with respect to or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in items (i) through (vii) above; and (ix) in the event Lender receives less than the full value of its claim in any proceeding under the Bankruptcy Code or any other Creditors Rights Laws, Sponsor or any of its Affiliates receiving an equity interest or other financial benefit of any kind as a result of a “new value” plan or equity contribution.

“Base Rate” with respect to each Interest Period, the Prime Rate, determined as of the Determination Date related to such Interest Period.

“Base Rate Loan” the Loan at such time as interest thereon accrues at a per annum rate of interest based upon the Base Rate plus the Spread following a conversion in accordance with Section 2.5(a)(i) hereof.

“Benchmark” means, initially, the SOFR Index; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Index or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (A) of Section 2.5(a)(i) hereof.

“Benchmark Replacement” means, for any Interest Period, the sum of: (a) the Unadjusted Benchmark Replacement, and (b) the Benchmark Replacement Adjustment. If the Benchmark

Ex 10.2

Replacement as determined pursuant to this definition would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, for any Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Lender for the applicable tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating-rate credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period”, “Business Day”, “Determination Date”, “Interest Period”, “Payment Date”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender reasonably decides is necessary in connection with the administration of this Agreement). In exercising its rights and remedies, Lender shall treat Borrower in a manner that is substantially similar to the manner it treats other similarly situated borrowers of U.S. dollar-denominated commercial mortgage loans of similar size and character to the Loan.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Replacement Loan” the Loan at such time as interest thereon accrues at a per annum rate of interest equal to the Benchmark Replacement following a conversion in accordance with Section 2.5(a)(i) hereof.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

Ex 10.2

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative; or
(4)	if Term SOFR is the then-current Benchmark, adequate and reasonable means do not exist for ascertaining Term SOFR (which determination by Lender shall be conclusive and binding absent manifest error).

For the avoidance of doubt, a Term SOFR Transition Event shall not be deemed a Benchmark Transition Event.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark and solely to the extent that the then-current Benchmark has not been replaced with a Benchmark Replacement pursuant to clauses (1) or (2) of the definition of “Benchmark Replacement Date,” the period (x) beginning at the time that such Benchmark Replacement Date pursuant to clauses

(1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder or under any Loan Document in accordance with Section 2.5(a)(i) hereof and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder or under any Loan Document in accordance with Section 2.5(a)(i) hereof.

“Benefit Amount” shall have the meaning set forth in Section 17.19 hereof.

“Borrower Party” and “Borrower Parties” shall mean each of Borrower, Pledgor, any SPE Component Entity, Sponsor, any Affiliated Franchisor, any Affiliated Manager and Guarantor.

“Breakage Costs” shall have the meaning set forth in Section 2.5(b)(vi) hereof. “Business Day” shall mean a day on which commercial banks are not authorized or

Ex 10.2

required by applicable law to close in New York, New York.

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“Cash Flow Adjustments” shall mean adjustments made by Lender in its calculation of Underwritable Cash Flow and the components thereof, in each case, based upon Lender and Rating Agency underwriting criteria, which such adjustments shall include, without limitation, adjustments (A) for (i) items of a non-recurring nature, (ii) a credit loss/vacancy allowance equal to the greater of actual vacancy (i.e., the amount (expressed as a percentage) equal to 1.00 minus the occupancy rate) and 30% and (iii) imminent liabilities and/or other expense increases (including, without limitation, imminent increases to Taxes and Insurance Premiums); and (B) to exclude rental income attributable to any Tenant (1) in bankruptcy that has not affirmed its Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, (2) not paying rent under its Lease or otherwise in default under its Lease beyond any applicable notice and cure periods, and/or (3) that has expressed its intention (directly, constructively or otherwise) to not renew, terminate, cancel and/or reject its applicable Lease.

“Cash Management Account” shall have the meaning set forth in Section 9.1 hereof. “Cash Management Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents (including, without limitation, the Restricted Account Agreement) related to, in each case, cash management and/or other related matters (including, without limitation, Article 9 hereof).

“Cash Management Violation” shall mean any violation of or failure to comply with, in each case, the Cash Management Provisions (including, without limitation, the Cash Management Provisions related to the timing of required deposits into the Restricted Account).

“Casualty” shall have the meaning set forth in Section 7.2 hereof.

“Casualty Consultant” shall have the meaning set forth in Section 7.4 hereof.

“CBA Plan” shall mean any agreement binding on Borrower or Manager with respect to the Property, including, if applicable, any multiemployer plan applicable to operations of the Property.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (A) the adoption or taking effect of any law, rule, regulation or treaty; (B) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority; or (C) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (1) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (2) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” shall mean the date of the funding of the Loan.

“Co-Lender” shall have the meaning set forth in Section 11.8(a)(i) hereof.

Ex 10.2

“Co-Lending Agreement” shall mean the co-lending agreement entered into between Lender, individually as a Co-Lender and as Agent, and the other Co-Lenders in the event of a Syndication, as the same may be further supplemented modified, amended or restated.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

“Constituent Owner” shall mean, as to any Person, any Person that owns a direct or indirect interest in such Person.

“Contribution” shall have the meaning set forth in Section 17.19 hereof.

“Control” shall mean the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise. The terms “Controlled” and “Controlling” shall have correlative meanings.

“Covered Rating Agency Information” shall mean any Provided Information furnished to the Rating Agencies in connection with issuing, monitoring and/or maintaining the Securities.

“Credit Card Agreement” shall have the meaning set forth in Section 9.2 hereof. “Creditors Rights Laws” shall mean any existing or future law of any jurisdiction,

domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to debts or debtors.

“Crowdfunded Person” means a Person capitalized primarily by monetary contributions

(A) of less than $35,000 each from more than 35 investors who are individuals and (B) which are funded primarily (I) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and/or (II) through internet-mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement or the other Loan Documents (including, without limitation, all costs and expenses payable to Lender thereunder, any Exit Fee and any Interest Compensation Payment).

“Debt Service” shall mean, with respect to any particular period of time, scheduled principal (if applicable) and interest payments hereunder (including, as and to the extent applicable, interest accruing at the Default Rate).

“Debt Service Account” shall have the meaning set forth in Section 9.1 hereof.

Ex 10.2

“Debt Service Coverage Ratio” shall mean the ratio calculated by Lender on a monthly basis of (i) the Underwritable Cash Flow to (ii) the aggregate amount of Debt Service which would be due for the twelve (12) month period immediately preceding the date of calculation; provided, that, the foregoing shall be calculated by Lender (A) based upon the greater of (i) the actual amount of Debt Service which would be due for such period and (ii) an imputed amount of debt service which would be due for such period assuming a mortgage constant calculated based on the Interest Rate and a twenty-five (25) year amortization period, and (B) assuming that the Loan had been in place for the entirety of said period, and in all cases disregarding any “interest only” period under the Loan and assuming that the constant principal and interest payments provided for hereunder were due for the entirety of said period.

“Debt Yield” shall mean, as of any date of calculation, a ratio conveyed as a percentage in which: (i) the numerator is the Underwritable Cash Flow; and (ii) the denominator is the then outstanding principal balance of the Loan.

“Default” shall mean the occurrence of any event hereunder or under the Note or the other Loan Documents which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Prepayment Premium” shall mean an amount equal to the greater of (i) the Prepayment Premium and (ii) an amount equal to five percent (5%) of the Debt being repaid or prepaid.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (i) the Maximum Legal Rate, or (ii) twenty-four percent (24%).

“Determination Date” shall mean, with respect to any determination of the Benchmark applicable to an Interest Period:

(1)	if the Benchmark is Term SOFR or SOFR Average, 3:00 p.m. (New York City time) on the day that is two (2) U.S. Government Securities Business Days preceding the first day of the applicable Interest Period (or, if any portion of the Loan shall be held in a Securitization, two (2) U.S. Government Securities Business Days preceding the fifteenth (15th) day of each calendar month); and
(2)	if the Benchmark is not Term SOFR or SOFR Average, the date and time determined by Lender in accordance with the Benchmark Replacement Conforming Changes.

“Direction Notice” shall have the meaning set forth in Section 9.2 hereof.

“Disclosure Documents” shall mean, collectively and as applicable, any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering document, in each case, in connection with a Securitization.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution

Ex 10.2

described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state- chartered depository institution or trust company which (a) complies with the definition of Eligible Institution, (b) has a combined capital and surplus of at least $50,000,000 and (c) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean (a) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (i) in the case of accounts in which funds are held for thirty (30) days or less, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” (or its equivalent) from each of the Rating Agencies and (ii) in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “A” (or its equivalent) from each of the Rating Agencies or

(b) such other depository institution otherwise approved by the Rating Agencies from time-to- time.

“Embargoed Person” shall have the meaning set forth in Section 3.29 hereof. “Environmental  Indemnity”  shall  mean  that  certain  Environmental  Indemnity

Agreement, dated as of the date hereof, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity. “Equity Collateral” shall have the meaning set forth in Section 11.6 hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may heretofore have been or shall be amended, restated, replaced or otherwise modified.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 10.1 hereof. “Excess Cash Flow” shall have the meaning set forth in Section 9.3 hereof.

Ex 10.2

“Excess Cash Flow Account” shall have the meaning set forth in Section 8.5 hereof. “Excess Cash Flow Funds” shall have the meaning set forth in Section 8.5 hereof. “Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended.

“Excluded Taxes” shall mean shall mean any of the following taxes imposed on or with respect to Lender or required to be withheld or deducted from a payment to Lender: (i) any U.S. federal withholding taxes imposed under FATCA and (ii) income and franchise taxes of the United States of America imposed by the jurisdiction under the laws of which Lender is organized or any political subdivision or taxing authority thereof or therein or imposed by the jurisdiction of Lender’s applicable lending office where Lender is resident or engaged in business or any political subdivision or taking authority thereof or therein.

“Exit Fee” shall mean an amount equal to one percent (1%) of the original principal amount of the Loan.

“Extended Maturity Date” shall have the meaning set forth in Section 2.9 hereof. “Extension Fee” shall mean one half percent (.5%) of the original principal Loan amount. “Extension Option” shall have the meaning set forth in Section 2.9 hereof.

“Extension Period” shall have the meaning set forth in Section 2.9 hereof.

“Family Group” shall mean, as to any natural Person, the spouse, children and grandchildren (in each case, by birth or adoption) and other lineal descendants, in each case, of such natural Person and, in each case, family trusts and/or conservatorships for the benefit of any of the foregoing Persons.

“FATCA” shall mean Sections 1471 through 1474 of the IRS Code (as may be amended or replaced from time to time), and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Governmental Authority in connection therewith.

“FF&E” shall mean items of furniture, fixtures and equipment acquired by Borrower from time to time in connection with the operation of the Property.

“First Monthly Payment Date” shall mean May 5, 2024. “Fitch” shall mean Fitch, Inc.

“Fixtures” shall have the meaning set forth in the Security Instrument.

“Flood Insurance Acts” shall have the meaning set forth in Section 7.1 hereof. “Foreign Taxes” shall have the meaning set forth in Section 2.5 hereof.

“Franchise Agreement” shall mean (i) Fairfield by Marriott Relicensing Franchise Agreement between Operator and Marriott International, Inc. dated March 29, 2022, along with

Ex 10.2

that certain Owner Agreement between Operator, Lakewood Borrower, and Marriott International, Inc. dated March 29, 2022, or (ii) any Qualified Franchise Agreement entered into subsequent to the Closing Date in accordance with the terms and provisions of this Agreement and the other Loan Documents.

“Franchise Agreement Cure Conditions” shall mean each of the following (i) Borrower has cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable Franchisor, (ii) Borrower and the applicable Franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Franchisor and/or Franchise Agreement (if any), such Franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Property continues to be operated, “flagged” and branded pursuant to the Franchise Agreement and (v) all Permits applicable to the related Franchise Agreement are in full force and effect. For purposes of clarification, the Franchise Agreement Cure Conditions shall only be deemed to be satisfied hereunder to the extent that each of the items listed in subsections (i) through (v) above are fully satisfied (unless Lender, in its reasonable discretion, determines that any of said items should be deemed inapplicable due to the nature of the events giving rise to any then existing Franchise Agreement Trigger Period).

“Franchise Agreement Trigger Period” shall mean a period (A) commencing upon the first to occur of (i) Borrower being in default under the Franchise Agreement beyond any applicable notice and cure periods, (ii) Borrower or Franchisor giving notice that it is terminating the Franchise Agreement, (iii) any termination or cancellation of the Franchise Agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of Franchisor) and/or the Franchise Agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Franchisor, (v) the Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any Permit applicable to the Franchise Agreement ceasing to be in full force in effect; and (B) expiring upon Lender’s receipt of evidence reasonably acceptable to Lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Franchisor in form and substance reasonably acceptable to Lender) of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions or (b) the branding, “flagging” and operation of the Property pursuant to a replacement Qualified Franchise Agreement entered into in accordance with the terms of this Agreement and the other Loan Documents (which Qualified Franchise Agreement shall be in full force and effect with no defaults thereunder) and (2) to the extent a PIP is required in connection with the foregoing, the deposit of the corresponding PIP Deposit into the PIP Reserve Account in accordance with Section 8.4 hereof.

“Franchise Renewal Event” shall mean, in connection with any Franchise Renewal Trigger Event, an event which shall occur upon Lender’s receipt of evidence reasonably acceptable to Lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Franchisor) that (i) the related Franchise Agreement has been extended or a replacement Qualified Franchise Agreement has been entered into, in each case, for a term expiring no earlier than three (3) years after the Maturity Date and otherwise in accordance with the applicable terms and conditions of this Agreement and the other Loan Documents, (ii) such Franchise Agreement (as so extended) or such replacement Qualified Franchise Agreement,

Ex 10.2

as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP Reserve Account in accordance with Section 8.4 hereof. For the purposes of the foregoing, the applicable Franchise Agreement will not fail to be deemed “entered into” and “in full force and effect” to the extent the same has been duly executed and delivered but provides that it is only effective after the expiration of the then current Franchise Agreement.

“Franchise Renewal Trigger Event” shall mean an event which shall be deemed to have occurred if a Franchise Renewal Event does not occur on or before the date which is twelve (12) months prior to the expiration of the then applicable term of the Franchise Agreement.

“Franchise Triggers” shall have the meaning set forth in Section 4.24 hereof. “Franchisor” shall mean, with respect to any Franchise Agreement, each applicable franchisor or other counterparty thereunder; provided, that, to the extent that any applicable Hotel Operating Agreement is owned, controlled, provided by or otherwise has no counterparty other than Borrower, Borrower shall be deemed the “Franchisor” thereunder for purposes hereof and of the other Loan Documents.

“Funding Borrower” shall have the meaning set forth in Section 17.19 hereof.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Government Securities” shall mean “government securities” as defined in Section 2(a)(16) of the Investment Company Act of 1940 and within the meaning of Treasury Regulation Section 1.860G-2(a)(8); provided, that, (i) such “government securities” are not subject to prepayment, call or early redemption, (ii) to the extent that any REMIC Requirements require a revised and/or alternate definition of “government securities” in connection with any defeasance hereunder, the foregoing shall be deemed amended in a manner commensurate therewith and (iii) the aforesaid laws and regulations shall be deemed to refer to the same as may be and/or may hereafter be amended, restated, replaced or otherwise modified.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Rents” shall mean an amount equal to annual rental income reflected in a current rent roll for all Tenants paying rent and in actual physical occupancy of their respective space demised pursuant to Leases which are in full force and effect.

“Guarantor” shall mean NORMAN H. LESLIE, and any successor to and/or replacement of any of the foregoing Person, in each case, pursuant to and in accordance with the applicable terms and conditions of the Loan Documents.

“Guarantor Control Condition” shall mean a condition which shall be deemed satisfied to the extent that each Person that Controls (directly or indirectly) Borrower and, if applicable, each SPE Component Entity is, in each case, itself a current Guarantor (as distinguished from any

Ex 10.2

prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents) or Controlled (directly or indirectly) by one or more current Guarantors (as distinguished from any prior Guarantor that has been replaced in accordance with the applicable terms and conditions of the Loan Documents).

“Guaranty” shall mean that certain Payment Guaranty executed by Guarantor and dated as of the date hereof.

“Hotel Operating Agreement” shall mean any brand, trademark, tradename, license, franchise, reservation system, logotype, mark, listing system, hotel operating system (including, without limitation, any of the foregoing owned or otherwise controlled by Borrower, Sponsor or Guarantor or any of their respective Affiliates) and any agreements and/or rights to use the foregoing (by law, contract or otherwise), in each case, as would be commonly subsumed into a hotel franchise agreement.

“Immediate Repairs” shall mean the items set forth on Schedule I.

“Improvements” shall have the meaning set forth in the granting clause of the Security Instrument.

“Indebtedness” shall mean, for any Person, any indebtedness or other similar obligation for which such Person is obligated (directly or indirectly, by contract, operation of law or otherwise), including, without limitation, (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (ii) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable if such amounts were advanced thereunder, (iii) all amounts required to be paid by such Person by contract and/or as a guaranteed payment (including, without limitation, any such amounts required to be paid to partners and/or as a preferred or special dividend, including any mandatory redemption of shares or interests), (iv) all indebtedness incurred and/or guaranteed by such Person, directly or indirectly (including, without limitation, contractual obligations of such Person), (v) all obligations under leases that constitute capital leases for which such Person is liable, (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss and (vii) any property- assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

“Indemnified Parties” shall mean (a) Lender, (b) any successor owner or holder of the Loan or participations in the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any Investor or any prior Investor in any Securities, (e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, Affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the

Ex 10.2

foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Loan.

“Information” shall have the meaning set forth in Section 11.8(b)(ii) hereof. “Insurance Account” shall have the meaning set forth in Section 8.6 hereof.

“Insurance Payment Date” shall mean, with respect to any applicable Policies, the date occurring 30 days prior to the date the applicable Insurance Premiums associated therewith are due and payable.

“Insurance Premiums” shall have the meaning set forth in Section 7.1 hereof. “Intellectual Property” shall have the meaning set forth in Section 3.36 hereof. “Interest Compensation Payment” shall mean, with respect to any prepayment of the principal balance of the Loan in whole or in part, an amount equal to (i) the principal amount so prepaid, multiplied by (ii) the Interest Rate, multiplied by (iii) a fraction equal to (A) the number of days from the date of such prepayment to, but not including, the date that is eleven (11) months after the First Monthly Payment Date, divided by (B) 360.

“Interest Period” shall mean (A) the period commencing on the date of this Agreement, and ending on the fourth (4th) day of the next succeeding calendar month (or, if this Agreement is dated on or before the fourth (4th) day of a calendar month, the period ending on the fourth (4th) day of the month in which this Agreement is dated), and (B) thereafter, each period beginning on (and including) the fifth (5th) day of each calendar month during the term of the Loan and ending on (and including) the fourth (4th) day of the next succeeding calendar month. No Interest Period shall be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.

“Interest Rate” shall mean a rate per annum equal to (1) with respect to the Interest Period commencing on the Closing Date, Twelve and Three Hundred Twenty-Seven Thousandths Percent (12.327%), and (2) with respect to each Interest Period thereafter, an amount per annum for such Interest Period equal to (A) for a SOFR Loan, the Spread plus the applicable SOFR Index; (B) for a Base Rate Loan, the Spread plus the Base Rate; and (C) for a Benchmark Replacement Loan, the Spread plus the Benchmark Replacement; provided, however, that the Interest Rate as determined pursuant to the foregoing clauses (A), (B) and (C) shall in no event be less than the All-in Floor.

“Interest Reserve Account” shall have the meaning set forth in Section 8.8 hereof. “Interest Reserve Funds” shall have the meaning set forth in Section 8.8 hereof. “Interest Reserve Minimum Balance” shall have the meaning set forth in Section 8.8 hereof.

hereof.

Ex 10.2

“Interest Reserve Replenishment Date” shall have the meaning set forth in Section 8.8

Ex 10.2

“Interest Shortfall” shall mean, with respect to any repayment or prepayment of the Loan (including a repayment on the Maturity Date), the interest which would have accrued on the Loan (absent such repayment or prepayment) from and including the date on which such repayment or prepayment occurs through and including the last day of the Interest Period during which such repayment or prepayment occurs.

“Investor” shall mean any investor or potential investor in the Loan (or any portion thereof or interest therein) in connection with any Secondary Market Transaction.

“IRS Code” shall mean the Internal Revenue Code of 1986, as amended from time to time or any successor statute.

“Land” shall have the meaning set forth in the Security Instrument.

“Lease” shall mean the Operating Lease and each other “Lease” included in the definition thereof set forth in the Security Instrument; provided, however, notwithstanding anything in the Security Instrument to the contrary, for purposes of this Agreement, the term Lease shall exclude the rental of hotel rooms to transient guests and the temporary, transient rental of conference room and meeting space for special events, in each case, in the ordinary course of business at the Property.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the Americans with Disabilities Act of 1990, and all Permits, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

“Liabilities” shall have the meaning set forth in Section 11.2 hereof.

“Loan” shall mean the loan in the original principal amount of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) made by Lender to Borrower pursuant to this Agreement.

“Loan Bifurcation” shall have the meaning set forth in Section 11.1 hereof.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Security Instrument, the Environmental Indemnity, the Assignment of Leases and Rents, the Assignment of Management Agreement, the Restricted Account Agreement, the Guaranty and all other documents executed and/or delivered in connection with the Loan, as each of the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

Ex 10.2

“Losses” shall mean any and all losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs and attorneys’ fees, in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.

“LTV” shall mean a percentage calculated by multiplying (i) a fraction, the numerator of which is the outstanding principal balance of the Loan and the denominator of which is the value of the Property determined as set forth herein, by (ii) one hundred (100) percent.

“Major Lease” shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) accounts for five percent (5%) or more of the total rental income for the Property (exclusive of rental income attributable to transient hotel guests), or (B) demises for more than thirty (30) days any portion of the Property’s gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire or encumber all or any portion of the Property, (iii) the Operating Lease, and (iv) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) or (iii) above.

“Management Agreement” shall mean the management agreement entered into by and between Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Manager” shall mean NHS LLC dba National Hospitality Services or such other entity selected as the manager of the Property in accordance with the terms of this Agreement or the other Loan Documents.

“Material Action” shall mean with respect to any Person, any action to consolidate or merge such Person with or into any Person, or sell all or substantially all of the assets of such Person, or to institute proceedings to have such Person be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Person or file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or a substantial part of its property, or make any assignment for the benefit of creditors of such Person, or admit in writing such Person’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such Person.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Property, (ii) the business, profits, prospects, management, operations or condition (financial or otherwise) of Borrower, Guarantor, Sponsor or the Property, (iii) the enforceability, validity, perfection or priority of the lien of the Security Instrument or the other Loan Documents, or (iv) the ability of Borrower and/or Guarantor to perform its obligations under the Security Instrument or the other Loan Documents.

Ex 10.2

“Maturity Date” shall mean the Stated Maturity Date, as such date may be extended pursuant to and in accordance with Section 2.9 hereof, or such other date on which the final payment of the principal amount of the Loan becomes due and payable as herein provided, whether at the Stated Maturity Date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Member” is defined in Section 5.1 hereof.

“Mezzanine Borrower” shall have the meaning set forth in Section 11.6 hereof. “Mezzanine Option” shall have the meaning set forth in Section 11.6 hereof. “Minimum Disbursement Amount” shall mean Ten Thousand and No/100 Dollars

($10,000) or, with respect to any Reserve Account having a balance of less than such amount, the full balance of such Reserve Account.

“Monthly Debt Service Payment Amount” shall mean (i) for the First Monthly Payment Date and for each Monthly Payment Date occurring thereafter up to and including the Monthly Payment Date occurring in October, 2025, a payment equal to the amount of interest which has accrued and will accrue, in each case, during the Interest Period related to such Monthly Payment Date, computed at the Interest Rate and (ii) if the Extension Option is exercised, for the Monthly Payment Date occurring in November, 2025 and for each Monthly Payment Date occurring thereafter, a monthly payment equal to the amount of the sum of (a) the amount of interest which has accrued and will accrue, in each case, during the Interest Period related to such Monthly Payment Date, computed at the Interest Rate, and (b) $50,000.00.

“Monthly Insurance Deposit” shall have the meaning set forth in Section 8.6 hereof. “Monthly Payment Date” shall mean the First Monthly Payment Date and the fifth (5th)

day of every calendar month occurring thereafter during the term of the Loan. A Monthly Payment Date shall relate to the Interest Period that (absent the effect of Section 2.6(d)(ii) hereof) is scheduled to end on the day prior to such Monthly Payment Date.

“Monthly Tax Deposit” shall have the meaning set forth in Section 8.6 hereof. “Moody’s” shall mean Moody’s Investors Service, Inc.

“Net Proceeds” shall mean: (i) the net amount of all insurance proceeds payable as a result of a Casualty to the Property, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such insurance proceeds, or (ii) the net amount of the Award, after deduction of reasonable costs and expenses (including, but not limited to, reasonable attorneys’ fees), if any, in collecting such Award.

Ex 10.2

“Net Proceeds Deficiency” shall have the meaning set forth in Section 7.4 hereof.

“New Franchisor” shall mean, individually and/or collectively (as the context requires), each Person engaged as a Franchisor subsequent to the Closing Date (including, without limitation, any Person replacing or becoming the assignee of any then current Franchisor) in accordance with the applicable terms and conditions hereof.

“New Manager” shall mean any Person replacing or becoming the assignee of the then “Non-Conforming Policy” shall have the meaning set forth in Section 7.1 hereof. “Note” shall mean that certain Promissory Note of even date herewith in the original principal amount of the Loan made by Borrower in favor of Lender, as the same may be amended, restated, replaced, extended, renewed, supplemented, severed, split, or otherwise modified from time to time.

“Obligations” shall have the meaning set forth in Section 17.19 hereof. “OFAC” shall have the meaning set forth in Section 3.30 hereof.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by Responsible Officer of Borrower.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with the Approved Accounting Method, of whatever kind relating to the operation, maintenance and management of the Property that are incurred on a regular monthly or other periodic basis, including without limitation, (and without duplication) (a) utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, payroll and related taxes, computer processing charges, management fees (equal to the greater of

(x) three percent (3%) of the sum of (A) Operating Income for the trailing twelve (12) month period plus (B) Gross Rents or (y) actual management fees payable under the Management Agreement), franchise and marketing fees (equal to the greater of (x) 13.5% of the sum of (A) Operating Income for the trailing twelve (12) month period plus (B) Gross Rents or (y) actual franchise and marketing fees payable under the Franchise Agreement), operational equipment or other lease payments as approved by Lender, but specifically excluding (i) depreciation, (ii) Debt Service, (iii) non-recurring or extraordinary expenses, and (iv) deposits into the Reserve Funds; and (b) normalized FF&E equal to 4% of annual gross revenue generated by the hotel related operations at the Property.

“Operating Income” shall mean all income, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Property from whatever source, including, without limitation (but without duplication): (a) all income and proceeds received from rental of rooms, commercial space, meeting, conference and/or banquet space within the Property; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (d) all Awards for temporary use (after deducting therefrom all costs

Ex 10.2

incurred in the adjustment or collection thereof and in Restoration of the Property); (e) all refunds of any items included in “Operating Expenses”; (f) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Operating Income” if received in the ordinary course of the Property operation (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); and (g) all other incidental income in connection with the operation of the Property; but excluding (1) rental income derived from Leases, interest income and gross receipts received by lessees, managers, licensees or concessionaires of the Property (including, without limitation, any Manager); (2) consideration received at the Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower or Manager; (3) non-recurring or extraordinary income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the Property operation (such as the sales of furniture, fixtures and equipment); (4) federal, state and municipal excise, sales and use taxes collected directly from patrons or guests of the Property as a part of or based on the sales price of any goods, services or other items, such as gross receipts, room, admission, cabaret or equivalent taxes; (5) Awards (except to the extent provided in clause (d) above) or insurance proceeds (except to the extent provided in clause (c) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the Property employees; (8) the proceeds of any financing; (9) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business;

(10) uncollectable accounts and any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) unforfeited security deposits, utility and other similar deposits; and (12) any disbursements to Borrower from the Reserve Funds. Operating Income shall not be diminished as a result of the Security Instrument or the creation of any intervening estate or interest in the Property or any part thereof. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Loan Document, “Gross Rents” and “Operating Income” shall be calculated hereunder without duplication of one another or of any individual item contained within the definitions thereof.

“Operating Lease” shall mean that certain Lease Agreement dated March 29, 2022 between Lakewood Borrower, as lessor, and Operator, as lessee.

“Organizational Chart” shall have the meaning set forth in Section 3.31 hereof. “Origination Discount” shall have the meaning set forth in Section 17.20 hereof.

“Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Participant” shall have the meaning set forth in Section 11.8(a)(ix) hereof. “Patriot Act” shall have the meaning set forth in Section 3.30 hereof.

Ex 10.2

“Permits” shall mean all certificates, licenses, permits, franchises, trade names, certificates of occupancy, consents, Intellectual Property and other approvals (governmental and otherwise) necessary or desirable for the operation of the Property and the conduct of Borrower’s business (including, without limitation, all required zoning, building code, land use, environmental, public assembly and other similar permits or approvals).

“Permitted Encumbrances” shall mean collectively, (a) the lien and security interests created by this Agreement, the other Loan Documents and the Mortgage Loan Documents, (b) all liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent and (d) existing Leases and new Leases entered into in accordance with this Agreement, (e) any Permitted Equipment Leases, and (f) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion.

“Permitted Equipment Leases” shall mean equipment leases or other similar instruments entered into with respect to the Personal Property; provided, that, in each case, such equipment leases or similar instruments (i) are entered into on commercially reasonable terms and conditions in the ordinary course of Borrower’s business and (ii) relate to Personal Property which is (A) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (B) readily replaceable without material interference or interruption to the operation of the Property.

“Permitted Investments” shall mean “permitted investments” as then defined and required by the Rating Agencies.

“Person” shall mean any individual, corporation (including a business trust), partnership, joint venture, joint stock company, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department, political subdivision or agency thereof and any other entity and, in each case, any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“PIP” shall mean any property improvement plan or similar requirement under the Franchise Agreement.

“PIP Completion Evidence” shall mean, with respect to any PIP, evidence reasonably acceptable to Lender that the related PIP Work has been (x) completed in a good, workmanlike and lien free manner in accordance with this Agreement, the Franchise Agreement and applicable Legal Requirements and (y) paid for in full, which such evidence shall include, without limitation,

(a) written certification from Borrower and the Franchisor confirming the foregoing, (b) at Lender’s discretion, an inspection of the Property by Lender and/or its agents confirming the foregoing, (c) lien waivers and releases from all parties furnishing materials and/or services in connection therewith and (d) a title search for the Property confirming that only Permitted Encumbrances exist and no liens, lis pendens or similar matters have been filed in connection with the related PIP Work.

Ex 10.2

“PIP Deposit” shall have the meaning set forth in Section 8.4 hereof.

“PIP Reserve Account” shall have the meaning set forth in Section 8.4 hereof. “PIP Reserve Funds” shall have the meaning set forth in Section 8.4 hereof.

“PIP Reserve Minimum Balance” shall mean, with respect to any PIP, an amount equal to 10% of the corresponding PIP Deposit.

“PIP Work” shall mean, with respect to any PIP for which Borrower makes a PIP Deposit in accordance with the terms hereof, the work that is the subject thereof.

“Pledge Agreement” shall mean that certain Pledge and Security Agreement of even date herewith by Pledgor for the benefit of Lender, as the same may be amended, restated, replaced, or otherwise modified from time to time.

“Pledgor” shall mean LODGING FUND REIT III OP, LP and LODGING FUND REIT III TRS, INC., individually and/or collectively, as the context may require, or its successor as the sole member of Borrower.

“Policies” shall have the meaning specified in Section 7.1 hereof.

“Prepayment Failure” shall have the meaning specified in Section 2.7(a) hereof. “Prepayment Notice” shall have the meaning specified in Section 2.7(a) hereof. “Prepayment Premium” shall mean with respect to any repayment or prepayment of the

Debt made (i) on or prior to the Monthly Payment Date in April, 2025, an amount equal to the Interest Compensation Payment, and (ii) thereafter, an amount equal to zero dollars ($0.00).

“Prime Rate” shall mean the rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Lender shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall select a comparable interest rate index.

“Prohibited Entity” means any Person which (i) is a statutory trust or similar Person, (ii) owns a direct or indirect interest in Borrower or the Property through a tenancy-in-common or other similar form of ownership interest and/or (iii) is a Crowdfunded Person.

“Prohibited Transfer” shall have the meaning set forth in Section 6.2 hereof. “Projections” shall have the meaning set forth in Section 11.8(b)(ii) hereof. “Property” shall have the meaning set forth in the Security Instrument.

Ex 10.2

“Property Condition Report” shall mean that certain Property Condition Report prepared by Partner Engineering and Science, Inc. dated March 11, 2024.

“Property Document” shall mean the Franchise Agreement.

“Property Document Event” shall mean any event which would, directly or indirectly, cause a termination right, right of first refusal, first offer or any other similar right, cause any termination fees to be due or would cause a Material Adverse Effect to occur under any Property Document (in each case, beyond any applicable notice and cure periods under the applicable Property Document); provided, however, any of the foregoing shall not be deemed a Property Document Event to the extent Lender’s prior written consent is obtained with respect to the same.

“Property Document Provisions” shall mean the representations, covenants and other terms and conditions of this Agreement and the other Loan Documents related to, in each case, any Property Document and/or other related matters (including, without limitation, Sections 3.34, 3.36, 4.22, 4.24 and 4.25 of this Agreement).

“Provided Information” shall mean any information provided by or on behalf of any Borrower Party in connection with the Loan, the Property, such Borrower Party and/or any related matter or Person.

“Prudent Lender Standard” shall, with respect to any matter, be deemed to have been met if the matter in question (i) prior to a Securitization, is reasonably acceptable to Lender and

(ii) after a Securitization, (A) if permitted by REMIC Requirements applicable to such matter, would be reasonably acceptable to Lender or (B) if the Lender discretion in the foregoing subsection (A) is not permitted under such applicable REMIC Requirements, would be acceptable to a prudent lender of securitized commercial mortgage loans.

“Qualified Franchise Agreement” shall mean a franchise, trademark and license agreement with respect to the Property with a Qualified Franchisor containing all applicable Hotel Operating Agreements which is approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such agreement).

“Qualified Franchisor” shall mean a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Property and approved by Lender in writing (which such approval may be granted or withheld in Lender’s sole and absolute discretion and may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such Person)

“Qualified Insurer” shall have the meaning set forth in Section 7.1 hereof.

“Qualified Management Agreement” shall mean a management agreement with a Qualified Manager with respect to the Property which is approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such management agreement).

Ex 10.2

“Qualified Manager” shall mean a Person approved by Lender in writing (which such approval may be conditioned upon Lender’s receipt of a Rating Agency Confirmation with respect to such Person).

“Rating Agencies” shall mean each of S&P, Moody’s, Fitch and any other nationally- recognized statistical rating agency designated by Lender (and any successor to any of the foregoing) in connection with and/or in anticipation of any Secondary Market Transaction.

“Rating Agency Condition” shall be deemed to exist if (i) any Rating Agency fails to respond to any request for a Rating Agency Confirmation with respect to any applicable matter or otherwise elects (orally or in writing) not to consider any applicable matter or (ii) Lender (or its Servicer) is not required to and/or elects not to obtain (or cause to be obtained) a Rating Agency Confirmation with respect to any applicable matter, in each case, pursuant to and in compliance with any pooling and servicing agreement(s) or similar agreement(s), in each case, relating to the servicing and/or administration of the Loan.

“Rating Agency Confirmation” shall mean (i) prior to a Securitization or if the Rating Agency Condition exists, that Lender has (in consultation with the Rating Agencies (if required by Lender)) approved the matter in question in writing based upon Lender’s good faith determination of applicable Rating Agency standards and criteria and (ii) from and after a Securitization (to the extent the Rating Agency Condition does not exist), a written affirmation from each of the Rating Agencies (obtained at Borrower’s sole cost and expense) that the credit rating of the Securities by such Rating Agency immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion.

“Register” shall have the meaning set forth in Section 11.8(a)(viii) hereof. “Registrar” shall have the meaning set forth in Section 11.7 hereof.

“Regulation AB” shall mean Regulation AB under the Securities Act and the Exchange Act, as such Regulation may be amended from time to time.

“Reimbursement Contribution” shall have the meaning set forth in Section 17.19 hereof.

“Relevant Governmental Body” means the Federal Reserve System and/or the Federal Reserve Board, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto (including, without limitation, the Alternative Reference Rates Committee).

“REMIC Opinion” shall mean, as to any matter, an opinion as to the compliance of such matter with applicable REMIC Requirements (which such opinion shall be, in form and substance and from a provider, in each case, reasonably acceptable to Lender and acceptable to the Rating Agencies).

“REMIC Payment” shall have the meaning set forth in Section 7.3 hereof.

Ex 10.2

“REMIC Requirements” shall mean any applicable legal requirements relating to any REMIC Trust (including, without limitation, those relating to the continued treatment of the Loan (or the applicable portion thereof and/or interest therein) as a “qualified mortgage” held by such REMIC Trust, the continued qualification of such REMIC Trust as such under the IRS Code, the non-imposition of any tax on such REMIC Trust under the IRS Code (including, without limitation, taxes on “prohibited transactions” and “contributions”) and any other constraints, rules and/or other regulations and/or requirements relating to the servicing, modification and/or other similar matters with respect to the Loan (or any portion thereof and/or interest therein) that may now or hereafter exist under applicable legal requirements (including, without limitation under the IRS Code)).

“REMIC Trust” shall mean any “real estate mortgage investment conduit” within the meaning of Section 860D of the IRS Code that holds any interest in all or any portion of the Loan.

“Rent Loss Proceeds” shall have the meaning set forth in Section 7.1 hereof. “Rents” shall have the meaning set forth in the Security Instrument.

“Replacements” for any period shall mean replacements and/or alterations to the Property; provided, that, the same are (i) required to be capitalized according to the Approved Accounting Method and (ii) reasonably approved by Lender.

“Reporting Failure” shall have the meaning set forth in Section 4.12 hereof. “Required Financial Item” shall have the meaning set forth in Section 4.12 hereof.

“Reserve Accounts” shall mean, the Tax Account, the Insurance Account, the Excess Cash Flow Account, the PIP Reserve Account and any other escrow account established by this Agreement or the other Loan Documents (but specifically excluding the Cash Management Account, the Restricted Account and the Debt Service Account).

“Reserve Funds” shall mean the Tax and Insurance Funds, the Excess Cash Flow Funds, the Operating Expense Funds, the PIP Reserve Funds and any other escrow funds established by this Agreement or the other Loan Documents.

“Resolution Authority” (i) with respect to any EEA Financial Institution, an EEA Resolution Authority or (ii) with respect to any U.K. Financial Institution, a U.K. Resolution Authority.

“Responsible Officer” means with respect to a Person, the chairman of the board, president, chief operating officer, chief financial officer, treasurer or vice president of such Person or such other similar officer of such Person reasonably acceptable to Lender.

“Restoration” shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property (or any portion thereof), the completion of the repair and restoration of the Property (or applicable portion thereof) as nearly as possible to the condition the Property (or applicable portion thereof) was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

Ex 10.2

“Restoration Retainage” shall have the meaning set forth in Section 7.4 hereof.

“Restoration Threshold” shall mean an amount equal to 5% of the outstanding principal amount of the Loan.

“Restricted Account” shall have the meaning set forth in Section 9.1 hereof.

“Restricted Account Agreement” shall mean that certain Deposit Account Control Agreement to which Borrower is a party with (among others) PNC BANK, NATIONAL ASSOCIATION, as account bank with respect to the Restricted Account, dated on or about the date hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Restricted Party” shall have the meaning set forth in Section 6.1 hereof. “Sale or Pledge” shall have the meaning set forth in Section 6.1 hereof. “Sanctions” shall have the meaning set forth in Section 3.30 hereof. “Sanctions Authority” shall have the meaning set forth in Section 3.30 hereof.

“Sanctioned Jurisdiction” shall have the meaning set forth in Section 3.30 hereof.

“Sanctioned Person” shall have the meaning set forth in Section 3.30 hereof. “Satisfactory Search Results” shall mean the results of Lender’s customary “know your customer”, credit history check, litigation, lien, bankruptcy, judgment and other similar searches with respect to the applicable transferee and its applicable affiliates, in each case, (i) revealing no matters which would have a Material Adverse Effect and (ii) yielding results which are otherwise acceptable to Lender in its reasonable discretion. Borrower shall pay all of Lender’s costs, fees and expenses in connection with the foregoing (including, without limitation, the reasonable fees and expenses of Lender’s counsel in connection with ordering, reviewing and/or analyzing such searches) and, notwithstanding the forgoing, no such search results shall constitute “Satisfactory Search Results” until such costs, fees and expenses are paid in full.

“Secondary Market Transaction” shall have the meaning set forth in Section 11.1 hereof. “Securities” shall have the meaning set forth in Section 11.1 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended. “Securitization” shall have the meaning set forth in Section 11.1 hereof.

“Security Deposits” shall mean any advance deposits or any other deposits collected with respect to the Property, whether in the form of cash, letter(s) of credit or other cash equivalents (including, without limitation, such deposits made in connection with any Lease).

“Security Instrument” shall mean that certain first priority Fee and Leasehold Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement dated as of the date

Ex 10.2

hereof, executed and delivered by Borrower as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Servicer” shall have the meaning set forth in Section 11.4 hereof.

“Severed Loan Documents” shall have the meaning set forth in Article 10 hereof. “Significant Obligor” shall have the meaning set forth in Item 1101(k) of Regulation AB under the Securities Act.

“Single Purpose Entity” shall mean an entity whose structure and organizational and governing documents are otherwise in form and substance acceptable to the Rating Agencies and satisfying the Prudent Lender Standard.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website, rounded upward as necessary to the next nearest one-thousandth (1/1000th) of one percent.

“SOFR Adjustment Conforming Changes” shall mean, with respect to any SOFR Index, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day”, “Determination Date”, “Interest Period”, “Payment Date”, and the timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions, and rounding of amounts) that Lender decides may be appropriate to reflect the adoption and implementation of such SOFR Index and to permit the administration thereof by Lender.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor, as the administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the website the Federal Reserve Bank of New York, currently at http:www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Average” shall mean, as of the Determination Date for any Interest Period, the rate of interest equal to the compounded average of SOFR over a rolling 30-calendar day period as such rate is currently published on the SOFR Administrator’s Website as “30-Day Average SOFR.”

“SOFR Conversion” shall have the meaning provided in Section 2.7. “SOFR Floor” shall mean 4.00%.

“SOFR Index” shall mean (i) initially, Term SOFR; and (ii) subsequently, commencing on the SOFR Transition Date, SOFR Average. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the SOFR Index be less than the SOFR Floor.

Ex 10.2

“SOFR Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon a SOFR Index.

“S&P” shall mean S&P Global Ratings, a Standard & Poor’s Financial Services LLC business.

“Special Member” is defined in Section 5.1 hereof.

“Special Servicing Period” shall mean any period (i) during an Event of Default, (ii) following a Casualty where the cost of Restoration exceeds the Restoration Threshold, beginning 30 days after such Casualty, but only to the extent that material property damage not covered by insurance remains unrestored, (iii) any failure timely to pay Taxes or Insurance Premiums (or, if deposits for Tax and Insurance Funds are then required hereunder, to pay such deposits), (iv) if at any time Underwritable Cash Flow for the trailing 12-month period is below $870,000, (v) if at any time beginning September 30, 2024 or later, the Debt Yield for the trailing 12-month period is below 7.25%, or if a Franchise Agreement Trigger Period is continuing.

“SPE Component Entity” shall have the meaning set forth in Section 5.1 hereof. “Sponsor” shall mean Guarantor.

“Spread” shall mean seven hundred basis points (i.e., 7.00%), except that if Borrower exercises the Extension Option, during the Extension Period “Spread” shall mean seven hundred fifty basis points (i.e., 7.50%).

“State” shall mean the state in which the Property or any part thereof is located. “Stated Maturity Date” shall mean October 5, 2025.

“Survey” shall mean that certain survey of the Property certified and delivered to Lender in connection with the closing of the Loan.

“Syndication” shall have the meaning set forth in Section 11.8(a)(i) hereof. “Tax Account” shall have the meaning set forth in Section 8.6 hereof.

“Tax and Insurance Funds” shall have the meaning set forth in Section 8.6 hereof.

“Taxes” shall mean all taxes, assessments, water rates, sewer rents, and other governmental impositions, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Tax Payment Date” shall mean, with respect to any applicable Taxes, the date occurring 30 days prior to the date the same are due and payable.

“Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement.

Ex 10.2

“Tenant Direction Notice” shall have the meaning set forth in Section 9.2 hereof.

“Term SOFR” means, for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the Determination Date, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00

p.m. (New York City time) on any Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3)

U.S. Government Securities Business Days prior to such Determination Date, provided, further, that if such Term SOFR Reference Rate for the applicable tenor was last published by the Term SOFR Administrator more than three (3) U.S. Government Securities Business Days prior to such Determination Date, a Benchmark Unavailability Period with respect to the Term SOFR Reference Rate may, at Lender’s election, be deemed to have occurred. Notwithstanding the foregoing or anything herein to the contrary, in no event shall Term SOFR be less than the SOFR Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Lender in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR, identified on the CME Group’s website at https://www.cmegroup.com/market-data/cme-group- benchmark-administration/term-sofr.html, or any successor source.

“Term SOFR Transition Event” shall mean the determination by Lender that SOFR Average has been selected by Lender for similarly situated loans (which determination shall be conclusive and binding absent manifest error).

“Term SOFR Transition Date” the date on which the Lender has made a determination that a Term SOFR Transition Event has occurred.

“Title Insurance Policy” shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Security Instrument.

“Trigger Period” shall mean a period commencing upon the occurrence and continuance of an Event of Default, and expiring upon the cure (if applicable) of all Events of Default and all Defaults of which notice has then been given by Lender.

“True Up Payment” shall mean a payment into the applicable Reserve Account of a sum which, together with any applicable monthly deposits into the applicable Reserve Account, will be sufficient to discharge the obligations and liabilities for which such Reserve Account was established as and when reasonably appropriate. The amount of the True Up Payment shall be determined by Lender in its reasonable discretion and shall be final and binding absent manifest error.

Ex 10.2

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State.

“U.K. Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“U.K. Resolution Authority” the Bank of England or any other public administrative authority having responsibility for the resolution of any U.K. Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the alternate rate of interest that has been selected by Lender (which selection by Lender shall be conclusive and binding absent manifest error) as the replacement for the then-current Benchmark for the applicable tenor giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body at such time or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating-rate credit facilities at such time.

“Underwritable Cash Flow” shall mean an amount calculated by Lender on a monthly basis equal to the sum of Gross Rents plus the trailing twelve (12) months Operating Income, less the trailing twelve (12) months Operating Expenses, each of which shall be subject to Lender’s application of the Cash Flow Adjustments. Lender’s calculation of Underwritable Cash Flow (including determination of items that do not qualify as Operating Income or Operating Expenses) shall be calculated by Lender in good faith based upon Lender’s determination of Rating Agency criteria and shall be final absent manifest error.

“Uniform System of Accounts” shall mean the most recent edition of the Uniform System of Accounts for Hotels, as adopted by the American Hotel and Motel Association.

“Updated Information” shall have the meaning set forth in Section 11.1 hereof.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday,

(b)a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Obligations” shall mean direct full faith and credit obligations of the United States of America that are not subject to prepayment, call or early redemption.

“Work Charge” shall have the meaning set forth in Section 4.16 hereof.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect

Ex 10.2

to the United Kingdom, any powers of the applicable U.K. Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any U.K. Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2  Principles of Construction.

All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

Article 18 ARTICLE 2 GENERAL TERMS

Section 2.1  Loan Commitment; Disbursement to Borrower. Except as expressly and specifically set forth herein, Lender has no obligation or other commitment to loan any funds to Borrower or otherwise make disbursements to Borrower. Borrower hereby waives any right Borrower may have to make any claim to the contrary.

Section 2.2 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

Section 2.3 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed.

Section 2.4  The Note and the Other Loan Documents. The Loan shall be evidenced by the Note and this Agreement and secured by this Agreement and the other Loan Documents (other than the Environmental Indemnity).

Section 2.5  Interest Rate.

(a)Generally. Interest on the outstanding principal balance of the Loan shall accrue from the Closing Date at the Interest Rate until repaid in accordance with the applicable terms and conditions hereof. Subject to the terms and conditions of this Section 2.5(a), the Loan shall be a SOFR Loan.
(i)	Rate Conversion.

Ex 10.2

(A)If at any time the Loan is outstanding as a SOFR Loan or Benchmark Replacement Loan and Lender has determined in its sole but good faith discretion that a Benchmark Transition Event has occurred (which determination shall be conclusive and binding upon Borrower absent manifest error) and the applicable SOFR Index or the Unadjusted Benchmark Replacement, as applicable, has not been succeeded by an Unadjusted Benchmark Replacement or other index, as applicable, then Lender shall give notice of such determination to Borrower (which may be by telephone, followed promptly by written notice) at least one (1) U.S. Government Securities Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall bear interest based on the Base Rate beginning on the first day of the Interest Period for which the applicable SOFR Index or the Unadjusted Benchmark Replacement, as applicable, was not available (and for each subsequent Interest Period until Lender provides notice, if applicable, pursuant to Section 2.5(a)(i)(C)). Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert (1) a SOFR Loan for which interest thereon accrues at a rate of interest based upon Term SOFR to a SOFR Loan for which interest thereon accrues at a rate of interest based upon SOFR Average, (2) a SOFR Loan to a Base Rate Loan, (3) a Base Rate Loan to a SOFR Loan, (4) a Benchmark Replacement Loan to a Base Rate Loan, or (5) a Base Rate Loan to a Benchmark Replacement Loan. In exercising its rights and remedies under this Section 2.5(a), Lender shall treat Borrower in a manner that is substantially similar to the manner it treats other similarly situated borrowers of

U.S. dollar-denominated commercial mortgage loans of similar size and character to the Loan.

(B)If at any time the Loan is outstanding as a SOFR Loan and Lender has determined, in its sole but good faith discretion (which determination shall be conclusive and binding upon Borrower absent manifest error) that a Benchmark Transition Event has occurred and the applicable SOFR Index has been succeeded by an Unadjusted Benchmark Replacement, then the Loan shall be converted from a SOFR Loan to a Benchmark Replacement Loan in accordance with paragraph (F) below, provided that Lender shall have received (A) if the Loan is then held in a REMIC Trust, an opinion of nationally recognized REMIC counsel as to the compliance of such conversion with applicable REMIC requirements as determined under the Code, the regulations, revenue rulings, revenue procedures and other administrative, legislative and judicial guidance relating to the tax treatment of REMIC Trusts (which such opinion shall be, in form and substance and from a provider, in each case, acceptable to Lender in its sole discretion and acceptable to the Rating Agencies); provided, however, such condition may be satisfied with the issuance of a general guidance, ruling, bulletin or decision by the Internal Revenue Service reasonably acceptable to the Lender, (B) a Rating Comfort Letter in connection with such conversion, and (C) evidence satisfactory to Lender that such conversion does not violate ERISA. Lender shall provide notice of the foregoing conversion to a Benchmark Replacement Loan to Borrower (which may be by telephone, followed promptly by written notice) at least one (1) U.S. Government Securities Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall be converted, as of the Benchmark Replacement

Ex 10.2

Date, to a Benchmark Replacement Loan. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to convert (1) a SOFR Loan for which interest thereon accrues at a rate of interest based upon Term SOFR to a SOFR Loan for which interest thereon accrues at a rate of interest based upon SOFR Average, (2) a SOFR a SOFR Loan to a Benchmark Replacement Loan, or (3) to convert a Benchmark Replacement Loan to a SOFR Loan or a Base Rate Loan.

(C)	If the Loan is bearing interest based on the Base Rate but thereafter:
(I)Lender shall determine, in its sole but good faith discretion (which determination shall be conclusive and binding upon Borrower absent manifest error) that the event(s) or circumstance(s) which resulted in such conversion to Base Rate shall no longer be applicable, Lender shall give notice of such determination to Borrower (which may be by telephone, followed promptly by written notice), at least one (1) U.S. Government Securities Business Day prior to the next succeeding Determination Date. If such notice is given, the Loan shall bear interest based on the SOFR Index beginning on the first day of the next succeeding Interest Period; or
(II)Lender shall determine, in its sole but good faith discretion (which determination shall be conclusive and binding absent manifest error), that the SOFR Index has been succeeded by an Unadjusted Benchmark Replacement (and the requirements in the proviso to the first sentence of paragraph (B) above have been met), Lender shall give notice of such determination to Borrower (which may be by telephone, followed promptly by written notice), at least one (1) U.S. Government Securities Business Day prior to the next succeeding Determination Date. If such notice is given the Loan shall be converted to a Benchmark Replacement Loan on the first day of the next-succeeding Interest Period.

Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to have the Loan bear interest either based on the SOFR Index or based on the Base Rate or the Unadjusted Benchmark Replacement.

(D)If any requirement of law or any change therein or in the interpretation or application thereof, shall hereafter make it unlawful for Lender in good faith to make or maintain the portion of the Loan bearing interest based on the SOFR Index or the Unadjusted Benchmark Replacement, then (i) the obligation of Lender hereunder to make the Loan bearing interest based on the SOFR Index or the Unadjusted Benchmark Replacement, as applicable, shall be canceled forthwith and (ii) subject to the terms and conditions in this Section 2.5(a)(i) with respect to any conversion to the Benchmark Replacement, the Loan shall automatically bear interest at the Base Rate on the first day of the immediately succeeding Interest Period or within such earlier period as required by applicable law.

Ex 10.2

(E)Borrower hereby agrees promptly to, within ten (10) days of Lender’s written demand therefor, (i) pay Lender any additional amounts necessary to compensate Lender for any reasonable and customary costs incurred by Lender in making any conversion in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan hereunder and (ii) deliver to Lender, at Borrower’s cost and expense, all further acts, deeds, conveyances, assignments, financing statements, transfers, documents, agreements, assurances, and such other instruments as Lender may reasonably require from time to time in order to make such technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest, and other administrative matters) that Lender decides may be appropriate to reflect the adoption of an Unadjusted Benchmark Replacement in a manner as Lender determines (which determination shall be conclusive and binding absent manifest error) is reasonably necessary to implement the Unadjusted Benchmark Replacement. Upon written demand from Borrower, Lender shall disclose any additional costs incurred by Lender in making the conversion. Lender’s written notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
(F)Notwithstanding anything to the contrary herein or in any other Loan Document:
(1)Subject to any requirement for the delivery of an opinion or Rating Comfort Letter as set forth in clause (b) above, if a Benchmark Transition Event, as applicable, and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such determination on such date and all determinations on all subsequent dates. Such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after Lender has given notice of such proposed amendment to Borrower.
(2)In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(3)Lender will promptly notify the Borrower of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of

Ex 10.2

Term SOFR pursuant to clause (4) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 2.5(a)(i), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion, provided that Lender makes the same determination at the same time for all commercial mortgage loans substantially situated, and without consent from Borrower. In exercising its rights and remedies under this Section 2.5(a)(i), Lender shall treat Borrower in a manner that is substantially similar to the manner it treats other similarly situated borrowers of U.S. dollar-denominated commercial mortgage loans of similar size and character to the Loan.

(4)At any time and with respect to any Interest Period, if the Benchmark at such time is Term SOFR and Term SOFR for the applicable tenor is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion, Lender may (i) modify the definition of “Interest Period” for all determinations of interest at or after such time to remove such unavailable tenor and (ii) if Term SOFR, as applicable, for the applicable tenor is displayed on such screen or information service after its removal pursuant to clause (i) above, modify the definition of “Interest Period” for all determinations of interest at or after such time to reinstate such previously removed tenor.
(ii)	SOFR Index.
(A)SOFR Adjustment Conforming Changes. Lender will have the right, from time to time and in Lender’s sole discretion, to make SOFR Adjustment Conforming Changes, including, without limitation, in connection with a Term SOFR Transition Event. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, any amendments to this Agreement or the other Loan Documents implementing such SOFR Adjustment Conforming Changes will become effective without any further action or consent by Borrower. Lender will promptly notify the Borrower of the effectiveness of any SOFR Adjustment Conforming Changes.
(B)	SOFR Transition. If a Term SOFR Transition Event occurs:
(1)Lender will provide notice to Borrower in writing of the Term SOFR Transition Date before the first Payment Date following the Term SOFR Transition Date.
(2)Beginning on the first day of the Interest Period immediately following the Term SOFR Transition Date and during each Interest Period

Ex 10.2

thereafter, interest will accrue at the Interest Rate calculated using SOFR Average as specified in such notice, without the necessity of any amendment or other modification of this Agreement, the Note or any other Loan Document.

(C)Standards for SOFR Decisions and Determinations. Any determination, decision or election that may be made by Lender pursuant to this Section 2.5 or Section 2.7 hereof, including, without limitation, any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, any SOFR Adjustment Conforming Changes, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding and may be made in its sole discretion and without consent from Borrower.
(b)	Matters Relating to the Interest Rate.
(i)Lender shall determine the Benchmark for an Interest Period, on the Determination Date immediately preceding such Interest Period, which determination shall be binding and conclusive in the absence of manifest error. The Benchmark may or may not be the lowest rate at which Lender prices loans on the date which the Benchmark is determined by Lender as set forth above. If requested by Lender, Borrower shall immediately confirm the Interest Rate for the applicable Interest Period by acknowledging receipt of a written confirmation thereof delivered by Lender to Borrower. Only one Interest Period may be in effect at any given time. Notwithstanding any provision of this Agreement to the contrary, in no event shall Borrower have the right to elect to convert the Benchmark.
(ii)In addition to the payment of interest and fees as aforesaid, Borrower shall, from time to time and upon demand by Lender, pay to Lender such amounts as shall be sufficient to compensate Lender for any increased costs incurred by Lender during ant period for which interest is determined on the basis of any Benchmark (but not the Base Rate), by reason of any of the following:
(A)taxes (or the withholding of amounts for taxes) of any nature whatsoever, including, without limitation, income, excise and interest equalization taxes (other than United States or state income taxes) as well as all levies, imports, duties or fees whether now in existence or as the result of a change in, or promulgation of, any treaty, statute or regulation or interpretation thereof, or any directive, guideline or otherwise, by a central bank or fiscal authority or any other entity (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;
(B)any reserve or special deposit requirements against or with respect to assets or liabilities or deposits outstanding under the applicable Benchmark currently required by, or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive,

Ex 10.2

guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law); and

(C)compliance with treaties, statutes, regulations, interpretations or any directives or guidelines or otherwise, promulgated by or of a central bank or fiscal authority or other entity (whether or not having the force of law).

Lender’s method of determining any amount payable to Lender pursuant to this Section 2.5(b)(ii) shall be substantially similar to the method typically used by Lender in implementing similar provisions for similarly situated borrowers and extensions of credit. A certificate as to the amount of any such costs prepared by Lender, signed by an authorized officer of Lender and submitted to Borrower shall be conclusive as to the matters therein set forth absent manifest error. Neither the Note nor this Agreement shall be deemed to have been paid and/or satisfied in full until all such additional costs, in addition to the outstanding principal balance and all interest thereon and all other sums due and payable under the Loan Documents, shall have been paid.

(iii)All payments made by Borrower hereunder shall be made free and clear of, and without reduction for or on account of, income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, reserves or withholdings imposed, levied, collected, withheld or assessed by any Governmental Authority, which are imposed, enacted or become effective after the date hereof (such non-excluded taxes being referred to collectively as “Foreign Taxes”), other than any Excluded Taxes. If any Foreign Taxes are required to be withheld from any amounts payable to Lender hereunder, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rate or in the amounts specified hereunder. Whenever any Foreign Tax is payable pursuant to applicable law by Borrower, as promptly as possible thereafter, Borrower shall send to Lender an original official receipt, if available, or certified copy thereof showing payment of such Foreign Tax. Borrower hereby indemnifies Lender for any incremental taxes, interest or penalties that may become payable by Lender which may result from any failure by Borrower to pay any such Foreign Tax when due to the appropriate taxing authority or any failure by Borrower to remit to Lender the required receipts or other required documentary evidence.
(iv)If any Change in Law shall occur, Borrower hereby agrees to promptly pay to Lender, upon demand, any additional amounts necessary to compensate Lender for any reasonable costs incurred by Lender in making any conversion to a new Benchmark in accordance with this Agreement, including, without limitation, any interest or fees payable by Lender to lenders of funds obtained by it in order to make or maintain the Loan. Lender’s notice of such costs, as certified to Borrower, shall be conclusive absent manifest error.
(v)In the event that any Change in Law shall hereafter (A) impose, modify or hold applicable any reserve, capital adequacy, tax, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of

Ex 10.2

funds by, any office of Lender which is not otherwise included in the determination of the Benchmark hereunder, (B) have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; or (C) impose on Lender any other condition and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable as determined by Lender. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, Lender shall provide Borrower with not less than thirty (30) days’ notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. This provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents.

(vi)Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (A) any default by Borrower in payment of the principal of or interest on the Loan, (B) any prepayment (whether voluntary or mandatory) of the Loan on a day that is not the last day of an Interest Period, or (C) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Interest Rate from the prior Benchmark to a Benchmark Replacement on a date other than the last day of an Interest Period (the amounts referred to in clauses (A), (B) and (C) are herein referred to collectively as the “Breakage Costs”); provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents.
(vii)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any of the following Persons, Borrower, each Borrower Party and Lender acknowledge that any liability of any EEA Financial Institution or UK Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (i) the application of any Write-Down and Conversion Powers by such Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution or UK Financial Institution, as applicable; and (ii) the effects of any Bail-in Action on any such liability, including, if applicable (A) a reduction in full or in part or cancellation of any such liability; (B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution or UK Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu

Ex 10.2

of any rights with respect to any such liability under this Agreement or any other Loan Document; and/or (C) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any such Resolution Authority.

(c)Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, (i) the then outstanding principal balance of the Loan and, to the extent permitted by applicable law, overdue interest in respect of the Loan, shall each accrue interest at the Default Rate, calculated from the date the applicable Default occurred without regard to any grace or cure periods contained herein, (ii) without limitation of any rights or remedies contained herein and/or in any other Loan Document, any interest accrued at the Default Rate in excess of the interest component of the Monthly Debt Service Payment Amount shall, to the extent not already paid and/or due and payable hereunder, be due and payable on each Monthly Payment Date and (iii) all references herein and/or in any other Loan Document to the “Interest Rate” shall be deemed to refer to the Default Rate.
(d)Interest Calculation. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year (that is, the Interest Rate or the Default Rate, as then applicable, expressed as an annual rate divided by

360) by (c) the outstanding principal balance. The accrual period for calculating interest due on each Monthly Payment Date shall be the Interest Period scheduled to end one (1) day prior to the related Monthly Payment Date. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five

(365) day year were used to compute the accrual of interest on the Loan.

(e)Usury Savings. This Agreement and the other Loan Documents are subject to the express condition that at no time shall Borrower be required to pay interest on the principal balance of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder (including, to the extent applicable, any prepayment premium and/or penalty) at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, and/or, to the extent applicable, any prepayment premium and/or penalty shall, in each case, be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan (including, to the extent applicable, any prepayment premium and/or penalty) does not exceed the Maximum Legal Rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

Ex 10.2

Section 2.6Loan Payments.

(a)Borrower shall make a payment to Lender of interest only on the Closing Date for the period from (and including) the Closing Date through (and including) the fourth (4th) day of either (i) the month in which the Closing Date occurs (if the Closing Date occurs on or before the fourth (4th) day of such month), or (ii) the month following the month in which the Closing Date occurs (if the Closing Date occurs on or after the fifth (5th) day of the then current calendar month); provided, however, if the Closing Date is the fourth (4th) day of a calendar month, no such separate payment of interest shall be due. Borrower shall make a payment to Lender of interest and, as applicable during the Extension Period, principal in the amount of the Monthly Debt Service Payment Amount on the First Monthly Payment Date and on each Monthly Payment Date occurring thereafter to and including the Maturity Date. Each payment shall be applied first to accrued and unpaid interest and the balance to other sums due and payable under the Loan Documents (including, if applicable, to principal).
(b)	Reserved.
(c)Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the other Loan Documents (including, without limitation, the Interest Shortfall).
(d)If any principal, interest or any other sum due under the Loan Documents, other than the payment of principal due on the Maturity Date, is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Loan Documents (other than the Environmental Indemnity).
(i)Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 P.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
(ii)Whenever any payment to be made hereunder or under any other Loan Document shall be stated to be due on a day which is not a Business Day, the due date thereof shall be deemed to be the immediately preceding Business Day.
(iii)All payments required to be made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without deduction for, any setoff, claim or counterclaim and shall be made irrespective of any defense thereto.

Section 2.7Prepayments.

(a)Voluntary Prepayment. Except as provided herein, Borrower shall not have the right to prepay the Loan in whole or in part. Borrower may, provided no Event of Default is

Ex 10.2

continuing, at its option and upon prior notice to Lender as set forth herein, prepay the Debt in whole on any Business Day; provided that such prepayment is accompanied by payment of the Breakage Costs, the Prepayment Premium, the Exit Fee, if applicable, and (if such prepayment is not tendered on a Monthly Payment Date) the applicable Interest Shortfall. Lender shall not be obligated to accept any prepayment unless it is accompanied by payment of the Breakage Costs, the Prepayment Premium, the Exit Fee, if applicable, and any applicable Interest Shortfall due in connection therewith. Any prepayment received by Lender on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing Eligible Account at an Eligible Institution, with interest accruing on such amounts to the benefit of Borrower; such amounts prepaid shall be applied to the Loan on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists. As a condition to any voluntary prepayment, Borrower shall give Lender written notice (a “Prepayment Notice”) of its intent to prepay, which notice must be given at least thirty (30) and not more than ninety (90) days prior to the Business Day upon which prepayment is to be made and must specify the Business Day on which such prepayment is to be made; any Prepayment Notice may be revoked, or the prepayment date specified therein postponed (by not more than thirty (30) days), by written notice to Lender not less than one (1) Business Day prior to the scheduled date of prepayment, upon payment of all reasonable out-of-pocket costs and expenses incurred by Lender in reliance on such Prepayment Notice. Borrower hereby agrees that, in the event Borrower delivers a Prepayment Notice, does not revoke or postpone such prepayment, and fails to prepay the Loan in accordance with the Prepayment Notice and the terms of this Section

2.7 (a “Prepayment Failure”), Borrower shall pay Lender all reasonable out-of-pocket costs and expenses incurred by Lender, including, without limitation, any Breakage Costs or similar expenses, as a result of such Prepayment Failure.

(b)Mandatory Prepayment. On each date on which Lender actually receives a distribution of Net Proceeds, and if Lender does not make such Net Proceeds available for Restoration or for disbursement as Rent Loss Proceeds (as applicable), in each case, in accordance with the applicable terms and conditions hereof, Borrower shall, at Lender’s option, prepay the Debt in an amount equal to one hundred percent (100%) of such Net Proceeds together with any applicable Interest Shortfall and any Breakage Costs and that portion of the Exit Fee allocable thereto, if applicable. Borrower shall make the REMIC Payment as and to the extent required hereunder. No prepayment premium or penalty (including, without limitation, any Default Prepayment Premium) shall be due in connection with any prepayment made pursuant to this Section 2.7(b) (including, without limitation, in connection with any REMIC Payment). Any prepayment received by Lender pursuant to this Section 2.7(b) on a date other than a Monthly Payment Date shall be held by Lender as collateral security for the Loan in an interest bearing, Eligible Account at an Eligible Institution, with such interest accruing to the benefit of Borrower, and shall be applied by Lender on the next Monthly Payment Date, with any interest on such funds paid to Borrower on such date provided no Event of Default then exists.
(c)Prepayments After Default. During the continuance of an Event of Default and notwithstanding any acceleration of the Debt in accordance with the applicable terms and conditions hereof, the Default Prepayment Premium shall, in all cases, be deemed a portion of the Debt due and owing hereunder and under the other Loan Documents. Without limitation of the foregoing, if, during the continuance of an Event of Default, (i) payment of all or any part of the Debt is tendered by Borrower (voluntarily or involuntarily), a purchaser at foreclosure or any other

Ex 10.2

Person, (ii) Lender obtains a recovery of all or a portion of the Debt (through an exercise of remedies hereunder or under the other Loan Documents or otherwise) or (iii) the Debt is deemed satisfied (in whole or in part) through an exercise of remedies hereunder or under the other Loan Documents or at law, the Default Prepayment Premium, the Breakage Costs, the Exit Fee, if applicable, and the Interest Shortfall, in addition to the outstanding principal balance, all accrued and unpaid interest and other amounts payable under the Loan Documents, shall be deemed due and payable hereunder. Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) any prepayment of the Debt shall be applied to the Debt in such order and priority as may be determined by Lender in its sole discretion and (ii) the word “prepayment” when used herein and in the other Loan Documents shall also be deemed to mean repayment and payment.

Section 2.8Intentionally Omitted.

Section 2.9  Extension of the Maturity Date. Borrower shall have the option to extend the term of the Loan beyond the initial Stated Maturity Date for one (1) term (the “Extension Option”) of six (6) months (the “Extension Period”) to (i) April 5, 2026 (the “Extended Maturity Date”) if the Extension Option is exercised upon satisfaction of the following terms and conditions (in each case as determined by Lender):

(a)no Event of Default shall be continuing at the time an Extension Option is exercised and on the date that the applicable Extension Period is commenced;
(b)Borrower shall notify Lender of its irrevocable election to extend the Stated Maturity Date as aforesaid not earlier than sixty (60) days and no later than thirty (30) days prior to the applicable Stated Maturity Date; provided, however, that Borrower shall be permitted to revoke such notice at any time up to five (5) days before the Stated Maturity Date provided that Borrower pays to Lender all actual out-of-pocket costs incurred by Lender in connection with such notice, including, without limitation, any Breakage Costs;
(c)	Intentionally omitted;
(d)Borrower shall have paid to Lender the Extension Fee on the date the related Extension Period is commenced;
(e)the Debt Yield (calculated based on Underwritable Cash Flow reduced by an amount on account of normalized FF&E equal to 4% of annual gross revenue generated by hotel- related operations at the Property) shall not be less than 14.5%; provided, however, that if the foregoing condition is not satisfied, Borrower may prepay a portion of the outstanding principal balance of the Loan as may be necessary so that such condition is satisfied, provided that any such prepayment shall be subject to Borrower’s obligation to pay the proportionate share of the Exit Fee applicable thereto pursuant to Section 2.10 hereof; and
(a)the LTV shall not be greater than 55%; provided, however, that if the foregoing condition is not satisfied, Borrower may prepay a portion of the outstanding principal balance of the Loan as may be necessary so that such condition is satisfied, provided that any such prepayment shall be subject to Borrower’s obligation to pay the proportionate share of the Exit Fee applicable thereto pursuant to Section 2.10 hereof.

Ex 10.2

All references in this Agreement and in the other Loan Documents to the Stated Maturity Date shall mean the Extended Maturity Date in the event the applicable Extension Option is exercised.

Section 2.10Payment of Exit Fee.

(a)Subject only to Section 2.10(d) below, Borrower shall be obligated to pay the Exit Fee to Lender as follows: (i) upon any (and each) partial prepayment of the Loan in accordance with the terms hereof, in addition to all other amounts payable to Lender under Section 2.7 hereof, Borrower shall pay to Lender, on account of the Exit Fee, an amount equal to one percent (1%) of the principal amount so prepaid; (ii) upon any (and each) application of any condemnation awards or Net Proceeds to the Debt in accordance with the terms of this Agreement and the Security Instrument, one percent (1%) of the amount thereof shall be retained by Lender on account of the Exit Fee and the balance thereof shall be applied to the Debt; and (iii) upon repayment in full of the Debt or the acceleration thereof in accordance with the terms of any of the Loan Documents, Borrower shall pay to Lender the entire Exit Fee which would be due on such date, less any amounts on account thereof previously paid to Lender under the foregoing clauses (i) and (ii) of this Section 2.10(a).
(b)	In furtherance of the foregoing, Borrower expressly acknowledges and agrees that

(i) Lender shall have no obligation to accept any prepayment of the Loan unless and until Borrower shall have complied with this Section 2.10, and (ii) Lender shall have no obligation to release or assign any Loan Document upon payment of the Debt unless and until Lender shall have received the Exit Fee then due and payable.

(c)Borrower expressly acknowledges and agrees that the Exit Fee shall constitute additional consideration for the Loan.
Article 19 ARTICLE 3 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as of the Closing Date that:

Section 3.1  Legal Status and Authority. Borrower (a) is duly organized, validly existing and in good standing under the laws of its state of formation; (b) is duly qualified to transact business and is in good standing in the State; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own, operate and lease the Property. Borrower has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Agreement and the other Loan Documents on Borrower’s part to be performed.

Section 3.2  Validity of Documents. (a) The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Guarantor and the borrowing evidenced by the Note and this Agreement (i) are within the power and authority of such parties;

(ii) have been authorized by all requisite organizational action of such parties; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a material default under any provision of law, any order or judgment of any court or Governmental Authority,

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any license, certificate or other approval required to operate the Property, any applicable organizational documents, or any applicable indenture, agreement or other instrument, including, without limitation, the Management Agreement; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby and by the other Loan Documents; and (vi) will not require any authorization or license from, or any filing with, any Governmental Authority (except for the recordation of the Security Instrument and the Assignment of Leases and Rents in the appropriate land records in the State and except for Uniform Commercial Code filings relating to the security interest created hereby), (b) this Agreement and the other Loan Documents have been duly executed and delivered by Borrower and (as applicable) Guarantor and (c) this Agreement and the other Loan Documents constitute the legal, valid and binding obligations of Borrower and (as applicable) Guarantor. The Loan Documents are not subject to any right of rescission, setoff, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)). Neither Borrower nor Guarantor has asserted any right of rescission, setoff, counterclaim or defense with respect to the Loan Documents.

Section 3.3 Litigation. There is no action, suit, proceeding or governmental investigation, in each case, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending or, to the best of Borrower’s knowledge, threatened or contemplated against Borrower, Sponsor or Guarantor or against or affecting the Property, except as set forth on Schedule 3.3 attached hereto and made a part hereof.

Section 3.4 Agreements. Borrower is not a party to any agreement or instrument or subject to any restriction which would have a Material Adverse Effect. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents. There is no agreement or instrument to which Borrower is a party or by which Borrower is bound that would require the subordination in right of payment of any of Borrower’s obligations under the Loan Documents to an obligation owed to another party.

Section 3.5Financial Condition.

(a)Borrower is solvent and Borrower has received reasonably equivalent value for the granting of the Security Instrument. No proceeding under Creditors Rights Laws with respect to any Borrower Party has been initiated.
(b)In the last ten (10) years, no (i) petition in bankruptcy has been filed by or against any Borrower Party and (ii) Borrower Party has ever made any assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws.

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(c)No Borrower Party is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of its assets or property and Borrower has no knowledge of any Person contemplating the filing of any such petition against any Borrower Party.
(d)With respect to any loan or financing in which any Borrower Party or any Affiliate thereof has been directly or indirectly obligated for or has, in connection therewith, otherwise provided any guaranty, indemnity or similar surety, including, without limitation and to the extent applicable, the loan which is being refinanced by the Loan, none of such loans or financings has ever been (i) more than 30 days in default or (ii) transferred to special servicing.

Section 3.6  Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Section 3.7 No Plan Assets. As of the date hereof and until the Debt is repaid in accordance with the applicable terms and conditions hereof, (a) Borrower is not and will not be an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, (b) Borrower is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA, (c) transactions by or with Borrower are not and will not be subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans and (d) none of the assets of Borrower constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA. As of the date hereof, neither Borrower, nor any member of a “controlled group of corporations” (within the meaning of Section 414 of the IRS Code), maintains, sponsors or contributes to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a “multiemployer pension plan” (within the meaning of Section 3(37)(A) of ERISA).

Section 3.8 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the IRS Code.

Section 3.9Intentionally Omitted.

Section 3.10 Business Purposes. The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

Section 3.11 Borrower’s Principal Place of Business. Borrower’s principal place of business and its chief executive office as of the date hereof is 1635 43rd Street S, Suite 205, Fargo, North Dakota 58103. Borrower’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with the provisions hereof, is true and correct. Lakewood Borrower’s organizational identification number, if any, assigned by the state of its incorporation or organization is 6587183. Lakewood Borrower’s federal tax identification number is 88-0641317. Operator’s organizational identification number, if any, assigned by the state of its incorporation or organization is 6587188. Operator’s federal tax identification number is 88-0623580. Borrower is not subject to back-up withholding taxes.

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Section 3.12Status of Property.

(a)Borrower has obtained all Permits, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.
(b)The Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use laws, Environmental Laws and other similar Legal Requirements.
(c)The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.
(d)All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public. The Property has either direct access to such public roads or streets or access to such public roads or streets by virtue of a perpetual easement or similar agreement inuring in favor of Borrower and any subsequent owners of the Property.
(e)	The Property is served by public water and sewer systems.
(f)The Property is free from damage caused by fire or other casualty. The Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(g)All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under applicable Legal Requirements could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of the Security Instrument.
(h)Borrower has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than Tenants’ property or the property subject to a Permitted Equipment Lease) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created by the Loan Documents.
(i)All liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Legal Requirements.

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(j)Except as expressly disclosed on the Survey, no portion of the Improvements is located in an area identified by the Federal Emergency Management Agency or any successor thereto as an area having special flood hazards pursuant to the Flood Insurance Acts. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.
(k)All the Improvements lie within the boundaries of the Land and any building restriction lines applicable to the Land.
(l)To Borrower’s knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments.
(m)Borrower has not (i) made, ordered or contracted for any construction, repairs, alterations or improvements to be made on or to the Property which have not been completed and paid for in full, (ii) ordered materials for any such construction, repairs, alterations or improvements which have not been paid for in full or (iii) attached any fixtures to the Property which have not been paid for in full. There is no such construction, repairs, alterations or improvements ongoing at the Property as of the Closing Date. There are no outstanding or disputed claims for any Work Charges and there are no outstanding liens or security interests in connection with any Work Charges.
(n)Borrower has no direct employees. All personnel employed at or in connection with the Property are the direct employees of Manager.

Section 3.13 Financial Information. All financial data, including, without limitation, the balance sheets, statements of cash flow, statements of income and operating expense and rent rolls, that have been delivered to Lender in respect of Borrower, Sponsor, Guarantor and/or the Property

(a) are true, complete and correct in all material respects, (b) fairly present the financial condition of Borrower, Sponsor, Guarantor or the Property, as applicable, as of the date of such reports, and

(c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with the Approved Accounting Method throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower, Sponsor or Guarantor from that set forth in said financial statements.

Section 3.14 Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower’s best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of the access to the Property.

Section 3.15 Separate Lots. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not

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constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

Section 3.16 Insurance. Borrower has obtained and has delivered to Lender certified copies of all Policies (or such other evidence acceptable to Lender) reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. There are no present claims of any material nature under any of the Policies, and to Borrower’s knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

Section 3.17 Use of Property. The Property is used exclusively as a limited-service hotel and other appurtenant and related uses.

Section 3.18 Leases. Other than the Operating Lease, there are no Leases with respect to the Property.

Section 3.19 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid or will be paid, and, under current Legal Requirements, the Security Instrument and the other Loan Documents are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Creditors Rights Laws, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.20 Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. As of the date hereof, no management fees under the Management Agreement are due and payable.

Section 3.21Illegal Activity/Forfeiture.

(a)No portion of the Property has been or will be purchased, improved, equipped or furnished with proceeds of any illegal activity and to the best of Borrower’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.
(b)There has not been and shall never be committed by Borrower or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

Section 3.22 Taxes. Borrower has filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by it and has paid all

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taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Borrower knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

Section 3.23 Permitted Encumbrances. None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents materially and adversely affects the value or marketability of the Property, impairs the use or the operation of the Property or impairs Borrower’s ability to pay its obligations in a timely manner.

Section 3.24 Third Party Representations. Each of the representations and the warranties made by Sponsor and Guarantor in the other Loan Documents (if any) are true, complete and correct in all material respects.

Section 3.25Intentionally Omitted.

Section 3.26 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Loan Documents.

Section 3.27 Investment Company Act. Borrower is not (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 3.28 Fraudulent Conveyance. Borrower (a) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower’s assets exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of Borrower’s assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Borrower’s assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

Section 3.29 Embargoed Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of any Borrower Party constitute (or

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will constitute) property of, or are (or will be) beneficially owned, directly or indirectly, by any Person or government that is the subject of economic sanctions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly) is prohibited by applicable law or the Loan made by Lender is in violation of applicable law (“Embargoed Person”); (b) no Embargoed Person has (or will have) any interest of any nature whatsoever in any Borrower Party, with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law; and (c) none of the funds of any Borrower Party have been (or will be) derived from any unlawful activity with the result that transactions involving or the investment in any such Borrower Party (whether directly or indirectly), is prohibited by applicable law or the Loan is in violation of applicable law.

Section 3.30 Anti-Money Laundering and Economic Sanctions. Borrower hereby represents, warrants and covenants that each Borrower Party, each and every Person Affiliated with any Borrower Party and their managers, directors and officers, and any Person that has an economic interest in any Borrower Party, in each case, has not, and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, shall not: (i) be (or have been) a Sanctioned Person or organized, located or resident in a Sanctioned Jurisdiction; (ii) fail to be (or have been) in full compliance with the requirements of the Patriot Act, AC Laws, AML Laws and all Sanctions; (iii) fail to operate (or have operated) under policies, procedures and practices (including, without limitation, recordkeeping and reporting), if any, that are (A) in compliance with (and ensure compliance with) the Patriot Act, AC Laws, AML Laws and Sanctions and (B) available to Lender for Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) be (or have been) in receipt of any notice related to or otherwise be (or have been) aware of and/or involved in any actual or potential action, suit or proceeding involving OFAC, the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States or any other governmental authority (foreign or domestic) or arbitrator, in each case, relating to a violation or possible violation of the Patriot Act, AC Laws, AML Laws and/or Sanctions; (v) be (or have been) the subject of Sanctions, including those listed as a Specially Designated National or as a “blocked” Person on any lists issued by OFAC and those owned or controlled by or acting for or on behalf of such Specially Designated National or “blocked” Person;

(vi) directly or indirectly use (or have used) any part if the proceeds of the Loan (including, without limitation, any sums disbursed from time to time hereunder) or otherwise lend, contribute or make the same available (or have lent, contributed or made the same available), in each case, (A) to fund or facilitate any activities or business (I) of or with any Sanctioned Person or (II) of or in any Sanctioned Jurisdiction, (B) in any manner that would result in a violation of any Sanctions by any Person or (C) in violation of any applicable laws (including, without limitation, the Patriot Act, AC Laws, AML Laws and/or Sanctions), (vii) be (or have been) a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; or

(viii) be (or have been) owned or controlled by or be (or have been) acting for or on behalf of, in each case, any Person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that any Borrower Party (or any of their respective beneficial owners or Affiliates) became the subject of Sanctions or is indicted, arraigned, or custodially detained on charges involving Sanctions, the

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Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions, Borrower shall immediately notify Lender. Without limitation of any other term or provision contained herein, it shall be an Event of Default hereunder if any Borrower Party or any other party to any Loan Document becomes the subject of Sanctions or is indicted, arraigned or custodially detained on charges involving Sanctions, the Patriot Act, AC Laws and/or AML Laws and/or predicate crimes to AC Laws, the Patriot Act, AML Laws and Sanctions. Borrower hereby represents and covenants that none of the execution, delivery or performance of the Loan Documents or any activities, transactions, services, collateral and/or security contemplated thereunder has or shall result in a breach of the Patriot Act, AC Laws, AML Laws and/or Sanctions by any party to the Loan Documents or their respective Affiliates. All capitalized words and phrases and all defined terms used in the Patriot Act are incorporated into this Section. As used herein, (A) “AC Laws” shall mean collectively (i) all laws, rules and regulations concerning or relating to bribery or corruption, including, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and all other applicable anti-bribery and corruption laws and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (B) “AML Laws” shall mean collectively

(i) all laws, rules, regulations and guidelines concerning or relating to money laundering issued, administered and/or enforced by any governmental and/or regulatory agency and (ii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (C) “OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State;

(D) “Patriot Act” shall mean collectively (i) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015,

(ii) all statutes, orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to applicable anti-money laundering laws, rules and regulations and (iii) any amendment, extension, replacement or other modification of any of the foregoing from time to time and any corresponding provisions of future laws; (E) “Sanctions” shall mean economic, trade and/or financial sanction, requirements and/or embargoes, in each case, imposed, administered and/or enforced from time to time by any Sanctions Authority; (F) “Sanctions Authority” shall mean the United States (including, without limitation, OFAC) and any other relevant sanctions authority; (G) “Sanctioned Jurisdiction” shall mean, at any time, a country or territory that is, or whose government is, the subject of Sanction; and (H) “Sanctioned Person” shall mean, at any time, (i) any Person listed in any Sanctions related list maintained by any Sanctions Authority, (ii) any Person located, organized or resident in a Sanctioned Jurisdiction and/or (iii) any other subject of Sanctions (including, without limitation, any Person Controlled or 50% or more owned (in each case, directly and/or indirectly and in the aggregate) by (or acting for, on behalf of or at the direction of) any Person or Persons described in subsections (i) and/or (ii) of this definition).

Section 3.31 Organizational Chart. The organizational chart attached as Schedule III hereto (the “Organizational Chart”), relating to Borrower and certain Affiliates and other parties, is true, complete and correct on and as of the date hereof.

Section 3.32 Bank Holding Company. Borrower is not a “bank holding company” or a direct or indirect subsidiary of a “bank holding company” as defined in the Bank Holding

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Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System.

Section 3.33Intentionally Omitted.

Section 3.34 Property Document Representations. With respect to each Property Document, Borrower hereby represents that (a) each Property Document is in full force and effect and has not been amended, restated, replaced or otherwise modified (except, in each case, as expressly set forth herein), (b) there are no defaults under any Property Document by any party thereto and, to Borrower’s knowledge, no event has occurred which, but for the passage of time, the giving of notice, or both, would constitute a default under any Property Document, (c) all rents, additional rents and other sums due and payable under the Property Documents have been paid in full, (d) no party to any Property Document has commenced any action or given or received any notice for the purpose of terminating any Property Document, (e) the representations made in any estoppel or similar document delivered with respect to any Property Document in connection with the Loan are true, complete and correct and are hereby incorporated by reference as if fully set forth herein.

Section 3.35No Change in Facts or Circumstances; Disclosure.

All information submitted by (or on behalf of) Borrower, Guarantor or Sponsor to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Sponsor and/or Guarantor in this Agreement or in the other Loan Documents, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise have a Material Adverse Effect. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Article 3 and elsewhere in this Agreement and the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement and in the other Loan Documents shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

Section 3.36Hotel Matters.

(a)Except with respect to the Franchise Agreement, the Property is not subject to any Hotel Operating Agreements. The Franchise Agreement has not been amended, restated, supplemented or otherwise modified, is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or giving of notice, would constitute a default thereunder.
(b)There is currently no PIP or other similar requirement imposed under the Franchise Agreement.

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(c)The Property is not subject to equipment leases or any other similar leases or agreements.
(d)Borrower owns or has the right to use pursuant to the Franchise Agreement, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, the “Intellectual Property”) necessary to the conduct of its businesses, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person. All such Intellectual Property is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filing or issuances. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Borrower (i) does not have or hold any Intellectual Property or (ii) is not the registered holder of any website.
(e)There are no: (i) CBA Plans and/or other labor agreements; (ii) collective bargaining agreements and/or other labor agreements to which Borrower or the Property, or any portion thereof, is a party or by which either is or may be bound; (iii) employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, health, welfare, or incentive plans and/or contracts to which Borrower or the Property, or any portion thereof is a party, or by which either is or may be bound; or (iv) plans and/or agreements under which “fringe benefits” (including, but not limited to, vacation plans or programs, and related or similar dental or medical plans or programs, and related or similar benefits) are afforded to employees of Borrower or the Property, or any portion thereof. Borrower has not violated any applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by appropriate Governmental Authorities. There are no unfunded union, pension or similar liabilities.
Article 20 ARTICLE 4 BORROWER COVENANTS

From the date hereof and until payment and performance in full of all obligations of

Borrower under this Agreement and the other Loan Documents or the earlier release of the lien of the Security Instrument (and all related obligations) in accordance with the terms of this Agreement, Borrower hereby covenants and agrees with Lender that:

Section 4.1  Existence. Borrower will continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the State and (c) its franchises and trade names, if any.

Section 4.2  Legal Requirements.

(a)Borrower shall promptly comply and shall cause the Property to comply with all Legal Requirements affecting the Property or the use thereof (which such covenant shall be

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deemed to (i) include Environmental Laws and (ii) require Borrower to keep all Permits in full force and effect).

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(b)Borrower shall from time to time, upon Lender’s request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Legal Requirements or is exempt from compliance with Legal Requirements.
(c)Borrower shall give prompt notice to Lender of the receipt by Borrower of any notice related to a violation of any Legal Requirements and of the commencement of any proceedings or investigations which relate to compliance with Legal Requirements.
(d)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement;

(v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to cause compliance with such Legal Requirement at any time when, in the judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

Section 4.3  Maintenance and Use of Property. Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the consent of Lender or as otherwise permitted pursuant to Section

4.21 hereof. Borrower shall perform (or shall cause to be performed) the prompt repair, replacement and/or rebuilding of any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.14 hereof and shall complete and pay for (or cause the completion and payment for) any structure at any time in the process of construction or repair on the Land. Borrower shall operate the Property for the same uses as the Property is currently operated and Borrower shall not, without the prior written consent of Lender, (i) change the use of the Property or (ii) initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

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Section 4.4  Waste. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

Section 4.5Taxes and Other Charges.

(a)Borrower shall pay (or cause to be paid) all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable; provided, however, so long as no Event of Default is continuing, Borrower’s obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 8.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 8.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.
(b)After prior written notice to Lender, Borrower, at its own expense, may contest (or permit to be contested) by appropriate proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be permitted by and conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the lien of the Security Instrument being primed by any related lien.

Section 4.6 Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which might have a Material Adverse Effect.

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Section 4.7 Access to Property. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

Section 4.8 Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower’s, Sponsor’s and/or Guarantor’s condition (financial or otherwise) or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

Section 4.9 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 4.10 Performance by Borrower. Borrower hereby acknowledges and agrees that Borrower’s observance, performance and fulfillment of each and every covenant, term and provision to be observed and performed by Borrower under the Loan Documents to which Borrower is a party is a material inducement to Lender in making the Loan.

Section 4.11Intentionally Omitted. Section 4.12Books and Records.

(a)	Borrower shall furnish to Lender:
(i)monthly certified rent rolls, occupancy statistics for the Property (including an average daily room rate) and any franchise scores, franchise inspection reports, source contribution reports (showing, among things, sale segmentations) or other similar evaluations (if any) with respect to the Property during the subject month within forty-five

(45) days after the end of each calendar month;

(ii)monthly operating statements of the Property detailing the revenues received, the expenses incurred and the components of Underwritable Cash Flow before and after Debt Service and major capital improvements for the period of calculation (including, without limitation, FF&E and PIP expenditures and information as to compliance with the Franchise Agreement (if any) and the terms hereof with respect to the same (including, without limitation, any franchise scores, franchise inspection reports or similar evaluations with respect to the Property, if any)) and containing appropriate year- to-date information, within ten (10) days after the end of each calendar month;
(iii)within ninety (90) days after the close of each fiscal year of Borrower, (A) with respect to Borrower, an annual balance sheet, statement of cash flow, profit and loss statement and statement of change in financial position (each of which shall not include any Person other than Borrower) and (B) an annual operating statement of the Property (detailing occupancy statistics (including an average daily room rate), the revenues received, the expenses incurred and the components of Underwritable Cash Flow before and after Debt Service and major capital improvements for the period of calculation (including, without limitation, FF&E and PIP expenditures and information as to

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compliance with the Franchise Agreement (if any) and the terms hereof with respect to the same (including, without limitation, any franchise scores, franchise inspection reports, source contribution reports (showing, among things, sale segmentations) or other similar evaluations (if any) with respect to the Property)) and containing appropriate year-to-date information);

(iv)by no later than December 1 of each calendar year, an annual operating budget for the next succeeding calendar year presented on a monthly basis consistent with the annual operating statement described above for the Property, including cash flow projections for the upcoming year and all proposed capital replacements and improvements, which such budget shall not take effect until approved by Lender (after such approval has been given in writing, such approved budget shall be referred to herein, as the “Approved Annual Budget”). Until such time that Lender approves a proposed Annual Budget, (1) to the extent that an Approved Annual Budget does not exist for the immediately preceding calendar year, all operating expenses of the Property for the then current calendar year shall be deemed extraordinary expenses of the Property and shall be subject to Lender’s prior written approval (not to be unreasonably withheld or delayed) and

(2) to the extent that an Approved Annual Budget exists for the immediately preceding calendar year, such Approved Annual Budget shall apply to the then current calendar year; provided, that such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and utilities expenses. Without limiting the foregoing, any amendments or modifications to an Approved Annual Budget shall require Lender’s prior written consent and shall not take effect until so approved;

(v)by no later than ten (10) days after and as of the end of each calendar month a calculation of the then current Debt Service Coverage Ratio, together with such back-up information as Lender shall require and a calculation of the amount of Excess Cash Flow generated by the Property for such period together with such back-up information as Lender shall require;
(vi)by no later than ten (10) days after and as of the end of each calendar month, to the extent not already reported in any other Required Financial Item, a summary report containing each of the following with respect to the Property for the most recently completed calendar month: (A) aggregate sales by tenants under Leases or other occupants of the Property, both on an actual (or to the extent such information is not provided by such tenants or occupants, Borrower’s best estimate) and on a comparable store basis, (B) rent per square foot payable by each such tenant or occupant and (C) the most current Smith Travel Research Report in the form of Schedule V attached hereto then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property; and
(vii)	federal tax returns of Borrower within seven (7) days of filing.
(b)	Upon request from Lender, Borrower shall furnish in a timely manner to Lender:
(i)a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and

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deposits received from tenants and any other information requested by Lender, but no more frequently than quarterly;

(ii)an accounting of all Security Deposits, if any, including the nature and type of Security Deposit, the name and identification number of the accounts in which such Security Deposits are held (if applicable), such details regarding any Security Deposit not held in the form of cash as Lender may reasonably require, the name and address of the financial institutions in which such Security Deposits are held or have been otherwise issued by and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts or other information directly from such financial institutions; and
(iii)evidence reasonably acceptable to Lender of compliance with the terms and conditions of Articles 5 and 9 hereof.
(c)Borrower shall, within ten (10) days of request, furnish Lender (and shall cause Sponsor and/or Guarantor to furnish to Lender) with such other additional financial or management information (including State and Federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender. Borrower shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.
(d)Borrower agrees that (i) Borrower shall keep adequate books and records of account and (ii) all Required Financial Items (defined below) to be delivered to Lender pursuant to Section

4.12 shall: (A) be complete and correct; (B) present fairly the financial condition of the applicable Person; (C) disclose all liabilities that are required to be reflected or reserved against; (D) be prepared (1) in the form required by Lender and certified by a Responsible Officer of Borrower

(2) in hardcopy and electronic formats and (3) in accordance with the Approved Accounting Method; (E) upon request of Lender, be audited by an independent certified public accountant acceptable to Lender and (F) upon request of Lender during any Franchise Agreement Trigger Period, be subjected and evaluated pursuant to a “forensic accounting” (in form and scope satisfactory to Lender) by an independent certified forensic accountant acceptable to Lender. Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no material adverse change in financial condition, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement except as disclosed by Borrower in a writing delivered to Lender. Borrower agrees that all Required Financial Items shall not contain any misrepresentation or omission of a material fact.

(e)Borrower acknowledges the importance to Lender of the timely delivery of each of the items required by this Section 4.12 and the other financial reporting items required by this Agreement (each, a “Required Financial Item” and, collectively, the “Required Financial Items”). In the event Borrower fails to deliver to Lender any of the Required Financial Items within the time frame specified herein (each such event, a “Reporting Failure”), the same shall, at Lender’s option, constitute an immediate Event of Default hereunder and, without limiting Lender’s other rights and remedies with respect to the occurrence of such an Event of Default, Borrower shall pay to Lender the sum of $1,000 for the first Reporting Failure and $2,500.00 per occurrence for each subsequent Reporting Failure. It shall constitute a further Event of Default

Ex 10.2

hereunder if any such payment is not received by Lender within thirty (30) days of the date on which such payment is due, and Lender shall be entitled to the exercise of all of its rights and remedies provided hereunder.

Section 4.13Estoppel Certificates.

(a)After request by Lender, Borrower, within ten (10) days of such request, shall furnish Lender or any proposed assignee with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan,

(iii) the rate of interest of the Loan, (iv) the terms of payment and maturity date of the Loan, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, no Event of Default exists, (vii) that the Loan Documents (other than the Guaranty and the Pledge Agreement) are valid, legal and binding obligations of Borrower and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of Security Deposits held by Borrower under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations created and evidenced hereby and by the Security Instrument or the Property.

(b)Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the Lease as Lender may require, including, but not limited to, attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, no free rent or other concessions are due lessee and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease.
(c)	Intentionally Omitted.
(d)Borrower shall deliver to Lender, within ten (10) days of request, estoppel certificates from each party under any Property Document in form and substance reasonably acceptable to Lender.

Section 4.14Leases and Rents.

(a)Unless otherwise consented to in writing by Lender, all Leases and all renewals of Leases executed after the date hereof shall (i) provide for rental rates comparable to existing local market rates for similar properties, (ii) be with unaffiliated, third parties on terms and conditions (including, without limitation, terms and conditions relating to free rent, tenant improvements and other allowances) which are, in each case, commercially reasonable and comparable to existing local market terms and conditions for similar properties, (iii) provide that such Lease is subordinate

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to the Security Instrument and that the lessee will attorn to Lender and any purchaser at a foreclosure sale and (iv) not contain any terms which would have a Material Adverse Effect. Notwithstanding anything to the contrary contained herein, Borrower shall not, without the prior written approval of Lender (which approval shall not be unreasonably withheld or delayed), enter into, renew, extend, amend, modify, permit any assignment of or subletting under, waive any provisions of, release any party to, terminate, reduce rents under, accept a surrender of space under, or shorten the term of, in each case, any Major Lease.

(b)Without limitation of subsection (a) above, Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner;

(ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the Rents more than one (1) month in advance (other than Security Deposits); (iv) shall not execute any assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not, without Lender’s prior written consent, alter, modify or change any Lease to the extent the same would, individually or in the aggregate, (A) cause any such Lease to violate Section 4.14(a)(i) through (iii) above or (B) have a Material Adverse Effect; and (vi) shall hold all Security Deposits in accordance with Legal Requirements. Upon request, Borrower shall furnish Lender with executed copies of all Leases.

(c)Notwithstanding anything contained herein to the contrary, Borrower shall not willfully withhold from Lender any information regarding renewal, extension, amendment, modification, waiver of provisions of, termination, rental reduction of, surrender of space of, or shortening of the term of, any Lease during the term of the Loan. Borrower further agrees to provide Lender with written notice of a Tenant “going dark” under such Tenant’s Lease within five (5) Business Days after such Tenant “goes dark”. Borrower agrees to provide Lender with written notice of any default under a Major Lease within five (5) Business Days after the occurrence of any such default. Borrower’s failure to provide any of the aforesaid notices shall, at Lender’s option, constitute an Event of Default.
(d)Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or payment or other termination fee or payment paid by any Tenant under any Lease, and Borrower further covenants and agrees that Borrower shall hold any such termination fee or payment in trust for the benefit of Lender and that any use of such termination fee or payment shall be subject in all respects to Lender’s prior written consent in Lender’s sole discretion (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed in reserve with Lender to be disbursed by Lender for tenant improvement and leasing commission costs with respect to the Property and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender). The foregoing consent right of Lender (including, without limitation, any reserve requirement) shall not be subject to any “cap” or similar limit on the amount of Reserve Funds held by Lender (including, without limitation, any “cap” or similar limit relating to the Leasing Reserve Funds).
(e)During the continuance of an Event of Default, Borrower shall, within thirty (30) days of demand by Lender, deliver to Lender all Security Deposits. Without limitation of any other term or provision contained herein, for purposes of clarification, for a Security Deposit to be

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deemed “delivered to Lender” in connection with the foregoing, the same must be in the form of cash or in a letter of credit solely in Lender’s name.

Section 4.15Management Agreement.

(a)Borrower shall (i) diligently and promptly perform, observe and enforce all of the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed, observed and enforced to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower under the Management Agreement, (ii) promptly notify Lender of any default under the Management Agreement; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.
(b)Borrower shall not, without the prior written consent of Lender, (i) surrender, terminate or cancel the Management Agreement, consent to any assignment of the Manager’s interest under the Management Agreement or otherwise replace Manager or renew or extend any Management Agreement (exclusive of, in each case, any automatic renewal or extension in accordance with its terms) or enter into any other new or replacement management agreement with respect to the Property; provided, however, that Borrower may replace Manager and/or consent to the assignment of Manager’s interest under the Management Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, alter or amend, in any material respect, or waive or release any of its material rights and remedies under, the Management Agreement in any material respect.
(c)If Borrower shall default in the performance or observance of any material term, covenant or condition of the Management Agreement on the part of Borrower to be performed or observed, then, without limiting the generality of the other provisions of this Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement shall be kept unimpaired and free from default. Lender and any Person designated by Lender shall have, and are hereby granted, the right to enter upon the Property at any time and from time to time for the purpose of taking any such action. If Manager shall deliver to Lender a copy of any notice sent to Borrower of default under the Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon. Borrower shall notify Lender if Manager sub-contracts to a third party or an Affiliate any or all of its management responsibilities under the Management Agreement.

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(d)Borrower shall, from time to time, use its best efforts to obtain from Manager under the Management Agreement such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement as may be requested by Lender. Borrower shall exercise each individual option, if any, to extend or renew the term of the Management Agreement upon demand by Lender made at any time within one (1) year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest.
(e)In the event that the Management Agreement is scheduled to expire at any time during the term of the Loan, Borrower shall submit to Lender by no later than 60 days prior to such expiration a draft replacement management agreement for approval in accordance with the terms and conditions hereof. Borrower’s failure to submit the same within such time-frame shall, at Lender’s option, constitute an immediate Event of Default.
(f)Borrower shall have the right to replace Manager or consent to the assignment of Manager’s rights under the Management Agreement, in each case, to the extent that (i) no Event of Default is continuing, (ii) Lender receives at least sixty (60) days prior written notice of the same, (iii) such replacement or assignment (as applicable) will not result in a Property Document Event and (iv) the applicable New Manager is a Qualified Manager engaged pursuant to a Qualified Management Agreement. Manager shall not (and Borrower shall not permit Manager to) resign as Manager or otherwise cease managing the Property until a New Manager is engaged to manage the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents.
(g)Without limitation of the foregoing, if the Management Agreement is terminated or expires (including, without limitation, pursuant to the Assignment of Management Agreement), comes up for renewal or extension (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), then Lender, at its option, may require Borrower to engage, in accordance with the terms and conditions set forth herein and in the Assignment of Management Agreement, a New Manager to manage the Property, which such New Manager shall (i) to the extent an Event of Default is continuing and if opted by Lender, selected by Lender and (ii) be a Qualified Manager and shall be engaged pursuant to a Qualified Management Agreement.
(h)As conditions precedent to any engagement of a New Manager hereunder, (i) New Manager and Borrower shall execute an Assignment of Management Agreement in the form required by Lender (with such changes thereto as may be required by the Rating Agencies), and

(ii) if requested by Lender, Borrower shall deliver to Lender evidence that the engagement of such New Manager will not result in a Property Document Event.

(i)Borrower shall notify Lender in writing, within two (2) Business Days following receipt thereof, of Borrower’s receipt of any early termination fee or similar payment or other termination fee or similar payment paid by any Manager, and Borrower further covenants and agrees that Borrower shall hold any such termination fee or payment in trust for the benefit of Lender and that any use of such termination fee or payment shall be subject in all respects to

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Lender’s prior written consent in Lender’s sole discretion (which consent may include, without limitation, a requirement by Lender that such termination fee or payment be placed in reserve with Lender to be disbursed by Lender for replacing such Manager and/or for payment of the Debt or otherwise in connection with the Loan evidenced by the Note and/or the Property, as so determined by Lender). The foregoing consent right of Lender (including, without limitation, any reserve requirement) shall not be subject to any “cap” or similar limit on the amount of Reserve Funds held by Lender.

(j)Any sums expended by Lender pursuant to this Section shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed to constitute a portion of the Debt, shall be secured by the lien of the Security Instrument and the other Loan Documents (other than the Environmental Indemnity) and shall be immediately due and payable upon demand by Lender therefor.
(k)If Borrower enters into a new Management Agreement, Borrower shall use commercially reasonable efforts to cause the New Manager (and not Borrower) to assume all of the obligations and liabilities under any CBA Plan.

Section 4.16Payment for Labor and Materials.

(a)Subject to Section 4.16(b) below, Borrower will promptly pay (or cause to be paid) when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property (any such bills and costs, a “Work Charge”) and never permit to exist in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests created hereby and by the Security Instrument, except for the Permitted Encumbrances.
(b)After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity of any Work Charge, the applicability of any Work Charge to Borrower or to the Property or any alleged non-payment of any Work Charge and defer paying the same, provided that (i) no Event of Default is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay (or cause to be paid) any such contested Work Charge determined to be valid, applicable or unpaid; (v) such proceeding shall suspend the collection of such contested Work Charge from the Property or Borrower shall have paid the same (or shall have caused the same to be paid) under protest; and (vi) Borrower shall furnish (or cause to be furnished) such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure payment of such Work Charge, together with all interest and penalties payable in connection therewith. Lender may apply any such security or part thereof, as necessary to pay for such Work Charge at any time when, in the judgment of Lender, the validity, applicability or non-payment of such Work Charge is finally established or the Property

Ex 10.2

(or any part thereof or interest therein) shall be in present danger of being sold, forfeited, terminated, cancelled or lost.

Section 4.17 Performance of Other Agreements. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property, or given by Borrower to Lender for the purpose of further securing the Debt and any amendments, modifications or changes thereto.

Section 4.18 Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.

Section 4.19ERISA.

(a)Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights hereunder or under the other Loan Documents) to be a non-exempt prohibited transaction under ERISA.
(b)Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender in its reasonable discretion, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, or other retirement arrangement, which is subject to Title I of ERISA or Section 4975 of the IRS Code, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(A)Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3 101(b)(2);
(B)Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R.§ 2510.3 101(f)(2); or
(C)Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R § 2510.3 101(c) or (e) or an investment company registered under The Investment Company Act of 1940, as amended.
(c)Borrower shall not maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any member of Borrower’s “controlled group of corporations” to maintain, sponsor, contribute to or become obligated to contribute to a “defined benefit plan” or a “multiemployer pension plan”. The terms in quotes above are defined in Section 3.7 of this Agreement.

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Section 4.20 No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of that portion of the Property constituting an interest in real property with (a) any other real property constituting a tax lot separate from the Property, or (b) any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Land or the Improvements.

Section 4.21 Alterations. Notwithstanding anything contained herein (including, without limitation, Article 8 hereof) to the contrary, Lender’s prior approval shall be required in connection with any alterations to any Improvements (a) that may have a Material Adverse Effect, (b) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold or (c) that are structural in nature, which approval may be granted or withheld in Lender’s sole discretion. If the total unpaid amounts incurred and to be incurred with respect to any alterations to the Improvements shall at any time exceed the Alteration Threshold, Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following: (i) cash, (ii) U.S. Obligations, (iii) other security acceptable to Lender, (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same), or

(iv) a completion bond (provided that Lender shall have received a Rating Agency Confirmation as to the form and issuer of same). Such security shall be in an amount equal to the excess of the total unpaid amounts incurred and to be incurred with respect to such alterations to the Improvements over the Alteration Threshold.

Section 4.22 Property Document Covenants. Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Property Documents and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Property Documents of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Property Documents; (iv) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed under the Property Documents in a commercially reasonable manner; (v) cause the Property to be operated, in all material respects, in accordance with the Property Documents; and (vi) not, without the prior written consent of Lender, (A) enter into any new Property Document or replace or execute modifications to any existing Property Documents or renew or extend the same (exclusive of, in each case, any automatic renewal or extension in accordance with its terms), (B) surrender, terminate or cancel the Property Documents, (C) reduce or consent to the reduction of the term of the Property Documents, (D) increase or consent to the increase of the amount of any charges under the Property Documents, (E) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Documents in any material respect or (F) during the continuance of an Event of Default, exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Property Documents.

Section 4.23Intentionally Omitted.

Section 4.24Franchise Agreement Covenants.

Ex 10.2

(a)Borrower shall cause the Property to be operated, “flagged” and branded pursuant to the Franchise Agreement. Borrower shall not change the “flag” or other brand applicable to the Property, enter into any Hotel Operating Agreement with respect to the Property, replace or terminate (or permit to be replaced or terminated) Franchisor or Franchise Agreement or consent to the assignment of Franchisor’s rights under the Franchise Agreement, in each case, unless (i) no Event of Default has occurred and is continuing, (ii) Lender receives at least sixty (60) days prior written notice of the same, (iii) after giving effect to same, the Property will be “flagged”, operated and branded pursuant to a Qualified Franchise Agreement, (iv) the applicable New Franchisor is a Qualified Franchisor engaged pursuant to a Qualified Franchise Agreement, (v) all Hotel Operating Agreements are subsumed within the applicable Qualified Franchise Agreement or otherwise collectively approved hereunder in connection with the approval of the applicable Qualified Franchise Agreement, (vi) the same will not result in a Property Document Event or a default under any Lease or management agreement, (vii) Borrower obtains Lender’s prior written approval in connection therewith (which such approval may be granted or withheld in Lender’s sole and absolute discretion and may be conditioned upon Lender’s receipt of a Rating Agency Confirmation) and (viii) all other applicable conditions related thereto contained herein and in the other Loan Documents (including, without limitation, under the other provisions of this Section 4.24) are satisfied. Borrower shall not permit the existing Franchise Agreement to be terminated until a New Franchisor is engaged for the Property in accordance with the applicable terms and conditions hereof and of the other Loan Documents.
(b)With respect to any Franchise Agreement, Borrower shall (i) cause the Property to be “flagged”, operated and branded pursuant to the same; (ii) promptly perform and observe all of the covenants required to be performed and observed by it under such Franchise Agreement and do all things reasonably necessary to preserve and to keep unimpaired its material rights thereunder; (iii) promptly notify Lender of any default under such Franchise Agreement or of any termination, cancellation or other modification thereof; (iv) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, report, estimate and other material notices, in each case, received by it under such Franchise Agreement (including, without limitation, notices of default, notices concerning any of the trademarks licensed under such Franchise Agreement and notices requiring Borrower to perform any repairs, alterations, improvements or remodeling to the Property); (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by the Franchisor under such Franchise Agreement; and (vi) deliver any franchisor comfort letters reasonably requested by Lender in form and substance reasonably acceptable to Lender. In addition, Borrower shall not, without Lender’s prior written consent (A) surrender, terminate or cancel any Franchise Agreement, reject any Franchise Agreement in any proceeding under Creditors Rights Laws, consent to any assignment of the Franchisor’s interest under any Franchise Agreement or otherwise replace a Franchisor or any Franchise Agreement; provided, however, that Borrower may replace Franchisor, enter into a new Franchise Agreement and/or consent to the assignment of a Franchisor’s interest under any Franchise Agreement, in each case, in accordance with the applicable terms and conditions hereof and of the other Loan Documents; (B) reduce or consent to the reduction of the term of any Franchise Agreement; (C) increase or consent to the increase of the amount of any charges under any Franchise Agreement; (D) otherwise modify, change, supplement, alter, renew, extend or amend, or waive or release any of its rights and remedies under, any Franchise Agreement; or (E) suffer or permit the occurrence of continuance a default beyond any applicable cure period under any Franchise Agreement.  Upon request, Borrower shall

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promptly furnish Lender with a true, correct and complete copy of the then existing Franchise Agreement (including, without limitation, any amendments, supplements or other modifications thereof).

(c)If (i) a Franchise Agreement Trigger Period exists, (ii) a Franchisor shall become bankrupt or insolvent or (iii) there exists a default by a Franchisor beyond all applicable notice and cure periods under any Franchise Agreement (each of the foregoing, collectively, the “Franchise Triggers”), Borrower shall, at the request of Lender, terminate the applicable Franchise Agreement then in effect and cause the applicable aspects of the Property to be “flagged”, operated and branded pursuant to a new Qualified Franchise Agreement with a New Franchisor that is a Qualified Franchisor, it being understood and agreed that the franchise fee for such Qualified Franchisor shall not exceed then prevailing market rates.
(d)Without limitation of the foregoing or anything else contained in this Section, (i) any renewal, extension or replacement of a Franchise Agreement shall be with a Qualified Franchisor pursuant to a Qualified Franchise Agreement and (ii) if any Franchise Agreement expires or is terminated, comes up for renewal or extension, ceases to be in full force or effect or is for any other reason no longer in effect (including, without limitation, in connection with any Sale or Pledge), Borrower shall, concurrently with such expiration, termination or other cessation, enter into, as applicable, a Qualified Franchise Agreement with a Qualified Franchisor (or a renewal or extension of an existing Qualified Franchise Agreement with an existing Qualified Franchisor); provided, that, notwithstanding the foregoing, such Qualified Franchisor shall be, if opted by Lender, (A) a new Qualified Franchisor under a new Qualified Franchise Agreement and

(B) to the extent a Franchise Agreement Trigger Period is continuing, in each case, selected by Lender.

(e)By no later than the earlier of (i) twelve (12) months prior to the then current expiration date of the Franchise Agreement or (ii) the earliest date a renewal or extension notice is permitted to be sent under the Franchise Agreement, Borrower shall have (1)(A) renewed or extended the existing Franchise Agreement or (B) applied for a Qualified Franchise Agreement for the Property with a Qualified Franchisor and (2) obtained Lender’s prior written consent to the foregoing.
(f)As conditions precedent to any engagement of a New Franchisor hereunder, (i) New Franchisor shall execute and deliver to Lender a comfort letter in form and substance reasonably acceptable to Lender, (ii) to the extent that such New Franchisor is an Affiliated Franchisor, Borrower shall deliver to Lender an assignment and subordination of such new franchise agreement in favor of Lender duly executed by Borrower and such New Franchisor in form and substance reasonably acceptable to Lender (which such assignment and subordination shall, without limitation, (1) provide Lender the right to directly (or to require Borrower to) terminate the New Franchise Agreement upon the occurrence of any Franchise Trigger without payment of any Applicable Termination Fees and (2) be in a form and provide such assurances as may, in each case, be necessary or desirable to assign to Lender and grant Lender a perfected a security interest in, in each case, all Permits and Intellectual Property applicable to such New Franchise Agreement) and (iii) if requested by Lender, Borrower shall deliver to Lender evidence that the engagement of such New Franchisor will not result in a Property Document Event or a default under any Lease or management agreement.

Ex 10.2

(g)Notwithstanding anything to the contrary contained herein (but without limitation of any Lender approval or consent rights or Rating Agency Confirmation requirements set forth herein), to the extent that a Franchise Agreement Trigger Period exists and any replacement of any Franchise Agreement with respect to the Property is, in each case, required pursuant to the terms hereof or is otherwise exercised as a right hereunder, Lender shall, in each case, have the option to select the replacement Franchise Agreement with respect to the Property.
(h)Borrower shall provide Lender prior written notice of any PIP required in connection with any Franchise Agreement (including, without limitation, any renewal, extension or replacement thereof). Notwithstanding anything herein to the contrary, Borrower shall not agree to any PIP without Lender’s prior written consent thereto (which such consent may be conditioned upon, among other things, Lender’s engagement, at the sole cost and expense of Borrower, of third party consultant(s) to review and approve the PIP). Without limiting the foregoing approval rights of Lender, Borrower’s deposit of the corresponding PIP Deposit as and to the extent required under Section 8.4 hereof shall be deemed an additional condition precedent to Lender granting any approval over any PIP or other matters relating to any Franchise Agreement (including, without limitation, any approval over any renewal or replacement thereof).
(i)Borrower shall complete and pay for in full any PIP in a good, workmanlike and lien free manner within the time-frame set forth in the PIP. To the extent that Borrower fails to perform any obligation under the Franchise Agreement (including, without limitation, any obligation to perform any PIP), Borrower hereby grants Lender the right, as Borrower’s attorney- in-fact (which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest), to perform any such obligation and, if required, to enter the Property in order to perform the same. The aforesaid right of Lender shall be exercisable by Lender at Lender’s option and in Lender’s sole discretion. Any exercise by Lender of the aforesaid right shall be deemed exercised in accordance with the applicable terms and conditions hereof and of the other Loan Documents.
(j)Notwithstanding anything hereon to the contrary, (i) following the occurrence and during the continuance of an Event of Default, Borrower shall not exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Franchise Agreement without the prior consent of Lender, which consent may be withheld in Lender’s sole discretion and (ii)

(A) Borrower’s payment of all Applicable Termination Fees shall be deemed an additional condition precedent to any termination or other replacement of any Franchise Agreement hereunder, (B) Borrower shall, in all events, pay all Applicable Termination Fees as and when due and (C) Borrower paying (and providing Lender evidence of payment reasonably acceptable to Lender) all applicable costs and expenses incurred in connection with Borrower’s satisfying any requirement or complying with any covenant under this Section 4.24 shall be an additional condition precedent to satisfying such requirement or complying with such covenant, as applicable, and no such covenant or requirement shall be deemed satisfied or complied with if such costs and expenses have not been paid or if Lender has not received reasonably acceptable evidence of payment thereof.

(k)The terms and provisions of this Section shall not be deemed to limit the other terms and conditions hereof or of the other Loan Documents. Notwithstanding anything to the contrary contained herein, to the extent that any of the Hotel Operating Agreements are contained or subsumed in, incorporated by reference in or otherwise provided or addressed in any Management

Ex 10.2

Agreement or other similar agreement, such Management Agreement or other agreement shall (i) be deemed to be a Franchise Agreement for all purposes hereunder (including, without limitation, under this Section 4.24), (ii) be subject to all terms and conditions set forth herein and in the other Loan Documents relating to the Franchise Agreement and (iii) shall also be subject to each other applicable provision contained herein and the other Loan Documents (including, without limitation, and to the extent applicable, Section 4.15 hereof). In connection with any Lender approval rights under this Section 4.24, Borrower shall consult with and provide Lender with such information and documentation as Lender may reasonably request, which such consultation, information and documentation shall be provided within a reasonable period following Lender’s request therefor.

Section 4.25Permits; Intellectual Property.

(a)Without limiting the other provisions of this Agreement and the other Loan Documents, Borrower shall keep all Permits (including, without limitation, any liquor licenses and any trademark or other Permits applicable to any Franchise Agreement) in full force and effect and, during the continuance of an Event of Default, Borrower will, at the cost of Borrower, and without expense to Lender, execute, acknowledge and deliver all such writings and take any all further actions necessary or reasonably requested by Lender to transfer any Permits (including, without limitation, any liquor licenses and any trademark or other Permits applicable to any Franchise Agreement) with respect to the Property into the name of Lender or its designee. To the extent any such Permits (including, without limitation, any liquor licenses and any trademark or other Permits applicable to any Franchise Agreement) cannot be so transferred to Lender or its designee under applicable law, Borrower shall continue to hold and maintain such Permits in full force and effect for the benefit of Lender until such time as Lender can obtain such Permits in its own name or the name of a designee. Without limiting the foregoing, Borrower shall execute such interim management, leasing or other agreements (which shall be in form and substance (a) satisfactory to Lender and the applicable licensing authorities and (b) reasonably satisfactory to Borrower, which such approval by Borrower shall not be unreasonably withheld, conditioned or delayed) as may be required for Lender to continue operations at the Property pursuant to such Permits until such Permits are transferred to, or are otherwise obtained by, Lender or its designee. Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section in the name of Borrower in the event Borrower fails to do the same; provided, however, Lender shall not exercise such power of attorney without five (5) Business Days prior written notice to Borrower.
(b)Borrower shall keep and maintain all Intellectual Property relating to the use or operation of the Property and all Intellectual Property (other than any Intellectual Property used by Borrower pursuant to any Franchise Agreement entered into in accordance with the applicable terms and conditions hereof) shall be held by and (if applicable) registered in the name of Borrower. Borrower shall not transfer or let lapse any Intellectual Property without Lender’s prior consent. Any website with respect to the Property (other than Tenant websites) shall be maintained by or on behalf of Borrower and any such website shall be registered in the name of Borrower. Borrower shall not transfer any such website without Lender’s prior consent.

Section 4.26Operating Lease.

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(a)Lakewood Borrower, as lessor under the Operating Lease, hereby consents to the encumbrance of the leasehold estate of Operator in the Operating Lease by the lien of the Security Instrument and the Loan Documents.
(b)Operator shall, at its sole cost and expense, promptly and timely perform and observe in all respects the terms, covenants and conditions required to be performed and observed by Operator as lessee under the Operating Lease (including, without limitation, the payment of all Rents payable under the Operating Lease).
(c)Lakewood Borrower shall enforce, in a commercially reasonable manner, the terms, covenants and conditions to be performed and observed by Lakewood Borrower under the Operating Lease.
(d)Operator shall promptly notify Lender of (i) the occurrence of any default by Lakewood Borrower under the Operating Lease and (ii) the receipt by Operator of any notice (written or otherwise) from Lakewood Borrower claiming the occurrence of any default by Operator under the Operating Lease or the occurrence of any event that, with the giving of notice or passage of time, or both, would constitute a default by Operator under the Operating Lease. Concurrently with the giving of any notice to Lakewood Borrower claiming the occurrence of such default or event of default, Operator shall deliver a copy thereof to Lender.
(e)If Operator shall be in default (beyond all applicable notice, grace and cure periods) under the Operating Lease, then, subject to the terms of the Operating Lease, Borrower shall grant Lender the right (but not the obligation) to cause the applicable default under the Operating Lease to be remedied and otherwise exercise any and all rights of Operator under the Operating Lease as may be reasonably necessary or desirable to prevent or cure such default, provided that, in each case, such actions are reasonably necessary to protect Lender’s interest under the Loan Documents. If Lakewood Borrower delivers to Lender a copy of any notice of default sent by Lakewood Borrower to Operator, such notice shall constitute full protection to Lender for any action taken or not taken by Lender, in good faith, in reliance thereon.
(f)Operator shall (i) promptly execute, acknowledge and deliver to Lender such instruments as may be reasonably necessary to permit Lender to cure any monetary default or material non-monetary default (which exists beyond all applicable notice, grace and cure periods) under the Operating Lease or (ii) permit Lender to take such other action required to enable Lender to cure or remedy such monetary default or material non-monetary default (which exists beyond all applicable notice, grace and cure periods), in each case in order to preserve Lender’s rights under the Loan Documents with respect to the Property (including, without limitation, the lien of the Security Instrument and the other Loan Documents).
(g)The actions or payments of Lender to cure any default by Operator under the Operating Lease shall not cure or waive, as between Operator and Lender, any Event of Default that occurred under this Agreement by virtue of Operator’s default (which exists beyond all applicable notice, grace and cure periods) under the Operating Lease. All out-of-pocket costs and expenses actually incurred by Lender to cure or attempt to cure any such default shall be paid by Borrower to Lender, within ten (10) Business Days’ demand, with interest at the Default Rate from

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the date such costs and expenses were incurred until reimbursement is received by Lender. All such indebtedness shall be secured by the Security Instrument.

(h)Operator shall not, without prior consent of Lender, subordinate or consent to the subordination of the Operating Lease to any mortgage, security deed, lease or other interest on or in Lakewood Borrower’s interest in all or any part of the Property (other than the subordination of the Operating Lease to the Loan Documents).
(i)Operator shall exercise each option, if any, to extend or renew the term of the Operating Lease upon demand by Lender at any time during which any such option may be exercised.
(j)Within ten (10) days after written receipt of Lender’s request, Lakewood Borrower shall furnish to Lender an estoppel certificate of Lakewood Borrower stating the date through which Rents have been paid, whether or not there are any defaults under the Operating Lease and specifying the nature of such claimed defaults, if any.
(k)Lender shall have the right to enter all or any portion of the Property at such times and in such manner as Lender deems necessary, to prevent or to cure any default (that exists beyond all applicable notice, grace and cure periods).
(l)During the continuance of an Event of Default, without limiting the terms and provisions of this Section 4.26, Borrower irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower under or with respect to the Operating Lease, including, without limitation, the right to effectuate any extension or renewal of the Operating Lease, or to preserve any rights of Borrower whatsoever in respect of any part of the Operating Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable during the continuance of an Event of Default).
(m)Notwithstanding anything to the contrary contained in this Agreement with respect to the Operating Lease:
(i)The lien of the Security Instrument attaches to all of Borrower’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, including, without limitation, all of Borrower’s rights, as debtor, to remain in possession of the Property.
(ii)Borrower shall not, without Lender’s consent, elect to treat the Operating Lease as terminated under Section 365(h)(l) of the Bankruptcy Code. Any such election made without Lender’s prior consent shall be null and void.
(iii)As security for the Obligations, Borrower unconditionally assigns, transfers and sets over to Lender all of Borrower’s rights and claims to the payment of damages arising from any rejection of the Operating Lease by Lakewood Borrower under the Bankruptcy Code. Borrower and Lender shall proceed jointly or in the name of Borrower in respect of any claim, suit, action or proceeding relating to the rejection of the Operating Lease, including, without limitation, the right to file and prosecute any proofs of claim,

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complaints, motions, applications, notices and other documents in any case in respect of, as applicable, Lakewood Borrower or Operator under the Bankruptcy Code. This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing rights, claims, and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full. Any amounts received by Borrower or Lender as damages arising out of the rejection of the Operating Lease as aforesaid shall be first applied to all out-of-pocket costs and expenses of Lender (including, without limitation, reasonable attorneys’ fees and expenses) actually incurred in connection with the exercise of any of its rights or remedies under this clause (iii).

(iv)If, pursuant to Section 365(h) of the Bankruptcy Code, Borrower seeks to offset, against the Rents under the Operating Lease, the amount of any damages caused by the non-performance by Lakewood Borrower of any of its obligations under the Operating Lease after the rejection by, as applicable, Lakewood Borrower or Operator under the Bankruptcy Code, then Borrower shall not effect any offset of the amounts objected to by Lender.
(v)If any action, proceeding, motion or notice shall be commenced or filed in respect of Lakewood Borrower in connection with any case under the Bankruptcy Code, then Borrower and Lender shall cooperatively conduct and control any such action, proceeding, motion or notice with counsel selected by Lender in connection with such action, proceeding, motion or notice. Borrower shall, upon demand, pay to Lender all out- of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) actually incurred by Lender in connection with the cooperative prosecution or conduct of any such action, proceeding, motion or notice. All such costs and expenses shall be secured by the lien of the Security Instrument.
(vi)Borrower shall promptly, after obtaining knowledge of such filing, notify Lender orally of any filing by or against Lakewood Borrower of a petition under the Bankruptcy Code. Borrower shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing. Borrower shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower in connection with any such petition and any proceedings relating to such petition.
(vii)To the extent that the Loan Documents contain requirements with respect to the maintenance of insurance, Operator, as lessee under the Operating Lease, shall perform its respective obligations with respect to the foregoing in a manner which is consistent with, and will allow, as applicable, Lakewood Borrower as lessor under the Operating Lease and Operator as lessee under the Operating Lease to be in compliance with, the Loan Documents.
(viii)The provisions of the Operating Lease governing the disposition of insurance proceeds and the restoration of the Property (or any portion thereof) after a casualty shall be subject to the corresponding provisions of any Loan Documents. In the

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event of any inconsistency between such provisions of any Loan Documents and those contained in the Operating Lease, such provisions of any Loan Documents shall prevail.

(ix)The provisions of the Operating Lease governing the disposition of any Proceeds and the restoration of the Property (or any portion thereof) after a condemnation shall be subject to the corresponding provisions of any Loan Documents. In the event of any inconsistency between such provisions of any Loan Documents and those contained in the Operating Lease, such provisions of any Loan Documents shall prevail.
(x)At the option of Lender under the Loan Documents, or of any Person designated by Lender, the Operating Lease shall terminate and be of no further force or effect upon an Event of Default or a subsequent foreclosure, deed or assignment in lieu of foreclosure, other exercise of remedies by Lender or any other transfer of the Property from the lessor named in the Operating Lease. Operator as lessee under the Operating Lease hereby waives any and all rights to contest any such termination and acknowledges and agrees that, in the event of any such transfer, any accrued liabilities of, as applicable, Lakewood Borrower, as lessor under the Operating Lease shall remain the sole obligations of the lessor originally named in, as applicable, the Operating Lease. In no event shall any early termination fee or other termination fee be due and payable by Lender in the event of termination of the Operating Lease pursuant to this Section 4.26(m)(x).
(n)Borrower shall not terminate, cancel, forfeit, reject, surrender (or suffer or permit the termination, cancellation, forfeiture, rejection, or surrender of), amend or modify (other than to the extent such amendment or modification is immaterial and administrative only) the Operating Lease, in each case, without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion. Consent to one amendment, modification, or other change shall not be deemed to be a waiver of the right of Lender’s to require consent to other, future or successive amendments, modifications, restatements, replacements, supplements or other changes.
(o)Borrower represents, covenants and warrants that it is the express intent of Lakewood Borrower and Operator that the Operating Lease constitute a true lease under applicable real property laws and laws governing bankruptcy, insolvency and creditors’ rights generally, and that the sole interest of Operator in the Property is as tenant under the Operating Lease. In the event that it shall be determined that the Operating Lease is not a lease under Legal Requirements, including, without limitation, applicable real property laws or under laws governing bankruptcy, insolvency and creditors’ rights generally, and that the interest of Operator in the Property is other than that of tenant under an Operating Lease, Borrower hereby covenants and agrees that it shall cause Operator’s interest in the Property, however characterized, to continue to be subject and subordinate to the lien of the Security Instrument, or Lakewood Borrower’s fee interest in the Property, on all the same terms and conditions as contained in the Operating Lease and the Security Instrument.
(p)Upon the expiration or early termination of the Operating Lease, all of Operator’s right, title and interest in and to all Improvements, Fixtures, FF&E and other Personal Property located on or off the Property which is, was or has been paid for by Lakewood Borrower or by any Loan proceeds or from revenue derived from Operator’s operations at the Property shall be deemed to have automatically transferred to Lakewood Borrower, or any licensed operator designated by

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Lakewood Borrower or, in connection with the exercise of remedies by Lender pursuant to this Agreement or any of the other Loan Documents, Lender in writing.

(q)Operator and Lakewood Borrower agree and acknowledge that Lender shall be considered a “Lender” and/or “Mortgagee” as if it had been named as such in Exhibit F to the Operating Lease.

Section 4.27 CBA Plan. Promptly upon Borrower’s receipt of the same, Borrower shall provide Lender with copies of the following: (i) notices from any CBA Plan to which an employer is obligated to contribute under such CBA to Borrower or Manager stating that such CBA Plan is determined to be in critical or endangered status, (ii) notices and demands from the CBA Plan to Borrower or Manager regarding actual withdrawal liability under such CBA Plan, and (iii) other than to the extent the same would not reasonably be expected to have a material adverse effect on the Property, written requests to the CBA Plan from Borrower or Manager for estimates of potential or actual withdrawal liability under the CBA Plan along with copies of the actual estimates when received by Borrower or Manager.

Section 4.28 Immediate Repairs. Within the timeframe shown on Schedule I hereto, Borrower shall deliver to Lender evidence reasonably satisfactory to Lender that Borrower has completed the Immediate Repairs, in accordance with Legal Requirements, and paid all costs in connection therewith.

Article 21 ARTICLE 5 ENTITY COVENANTS

Section 5.1Single Purpose Entity/Separateness.

(a)	Borrower has not and will not:
(i)engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;
(ii)acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the ownership, leasing, maintenance and operation of Property;
(iii)merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, or divide or otherwise engage in or permit any Division (which, for the purposes hereof, shall mean dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division (whether pursuant to a plan of division or otherwise), including, without limitation, pursuant to Section 18-217 of the Limited Liability Company Act of Delaware) or authorize engaging in or permitting any Division;
(iv)fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or

Ex 10.2

amend, modify, terminate or fail to comply with the provisions of its organizational documents (provided, that, such organizational documents may be amended or modified to the extent that, in addition to the satisfaction of the requirements related thereto set forth therein, Lender’s prior written consent and, if required by Lender, a Rating Agency Confirmation are first obtained);

(v)own any subsidiary, or make any investment in, any Person (other than, with respect to any SPE Component Entity, in Borrower);
(vi)except with respect to the Restricted Account and the Cash Management Account, which are permitted pursuant to the Loan Documents to be in Operator’s name only, commingle its funds or assets with the funds or assets of any other Person;
(vii)incur any Indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date incurred and paid on or prior to such date, and/or (C) Permitted Equipment Leases; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time two percent (2%) of the outstanding principal amount of the Debt. No Indebtedness other than the Debt may be secured (senior, subordinate or pari passu) by the Property;
(viii)fail to maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (including, without limitation, any Affiliates). Borrower’s assets have not and will not be listed as assets on the financial statement of any other Person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Borrower and such Affiliates and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (ii) such assets shall be listed on Borrower’s own separate balance sheet. Borrower has maintained and will maintain its books, records, resolutions and agreements as official records;
(ix)enter into any contract or agreement with any partner, member, shareholder, principal or Affiliate, except, except, in each case, upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s- length basis with unaffiliated third parties;
(x)except with respect to the Restricted Account and the Cash Management Account, which are permitted pursuant to the Loan Documents to held in Operator’s name only, maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;
(xi)assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit

Ex 10.2

of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, provided, however, that the joint and several liability of Lakewood Borrower and Operator for the Loan shall not be considered a violation of this Section 5.1(a)(xi);

(xii)	make any loans or advances to any Person;
(xiii)fail to file its own tax returns (unless a disregarded entity or prohibited by applicable Legal Requirements from doing so);
(xiv)fail to (A) hold itself out to the public and identify itself, in each case, as a legal entity separate and distinct from any other Person and not as a division or part of any other Person, (B) conduct its business solely in its own name, (C) hold its assets in its own name or (D) correct any known misunderstanding regarding its separate identity;
(xv)fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (to the extent there exists sufficient cash flow from the Property to do so);
(xvi)without the prior unanimous written consent of all of its partners, shareholders or members, as applicable, the prior unanimous written consent of its board of directors or managers, as applicable;
(xvii)fail to allocate shared expenses (including, without limitation, shared office space) or fail to use separate stationery, invoices and checks;
(xviii)fail to pay its own liabilities (including, without limitation, salaries of its own employees) from its own funds or fail to maintain a sufficient number of employees in light of its contemplated business operations (in each case to the extent there exists sufficient cash flow from the Property to do so);
(xix)acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;
(xx)identify its partners, members, shareholders or other Affiliates, as applicable, as a division or part of it; or
(xxi)	intentionally omitted.
(b)If Borrower is a partnership or limited liability company (other than an Acceptable LLC), each general partner (in the case of a partnership) and at least one member (in the case of a limited liability company) of Borrower, as applicable, shall be a corporation or an Acceptable LLC (each, an “SPE Component Entity”) whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 5.1(a)(iii) - (vi) (inclusive) and (viii) – (xxi) (inclusive) and, if such SPE Component Entity is an Acceptable LLC, Section 5.1(c) and (d) hereof, as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity ownership interest in Borrower;

Ex 10.2

(iv) will at all times continue to own no less than a 0.5% direct equity ownership interest in Borrower; (v) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (vi) will cause Borrower to comply with the provisions of this Section 5.1.

(c)In the event Borrower or any SPE Component Entity is an Acceptable LLC, the limited liability company agreement of Borrower or such SPE Component Entity (as applicable) (the “LLC Agreement”) shall provide that (i) upon the occurrence of any event that causes the last remaining member of Borrower or such SPE Component Entity (as applicable) (“Member”) to cease to be the member of Borrower or such SPE Component Entity (as applicable) (other than

(A) upon an assignment by Member of all of its limited liability company interest in Borrower or such SPE Component Entity (as applicable) and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower or such SPE Component Entity (as applicable) in accordance with the terms of the Loan Documents and the LLC Agreement), any natural person duly designated under the applicable organizational documents shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower or such SPE Component Entity (as applicable) automatically be admitted to Borrower or such SPE Component Entity (as applicable) as a member with a 0% economic interest (“Special Member”) and shall continue Borrower or such SPE Component Entity (as applicable) without dissolution and (ii) Special Member may not resign from Borrower or such SPE Component Entity (as applicable) or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower or such SPE Component Entity (as applicable) as a Special Member in accordance with requirements of Delaware law and. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower or such SPE Component Entity (as applicable) upon the admission to Borrower or such SPE Component Entity (as applicable) of the first substitute member, (ii) Special Member shall be a member of Borrower or such SPE Component Entity (as applicable) that has no interest in the profits, losses and capital of Borrower or such SPE Component Entity (as applicable) and has no right to receive any distributions of the assets of Borrower or such SPE Component Entity (as applicable), (iii) pursuant to the applicable provisions of the Act, Special Member shall not be required to make any capital contributions to Borrower or such SPE Component Entity (as applicable) and shall not receive a limited liability company interest in Borrower or such SPE Component Entity (as applicable), (iv) Special Member, in its capacity as Special Member, may not bind Borrower or such SPE Component Entity (as applicable) and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower or such SPE Component Entity (as applicable) including, without limitation, the merger, consolidation or conversion of Borrower or such SPE Component Entity (as applicable). In order to implement the admission to Borrower or such SPE Component Entity (as applicable) of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower or such SPE Component Entity (as applicable) as Special Member, Special Member shall not be a member of Borrower or such SPE Component Entity (as applicable).

(d)The LLC Agreement shall further provide that (i) upon the occurrence of any event that causes the Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) to the fullest extent permitted by law, the personal representative of Member shall,

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within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable) agree in writing (A) to continue Borrower or such SPE Component Entity (as applicable) and (B) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower or such SPE Component Entity (as applicable) effective as of the occurrence of the event that terminated the continued membership of Member in Borrower or such SPE Component Entity (as applicable), (ii) any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable) and upon the occurrence of such an event, the business of Borrower or such SPE Component Entity (as applicable) shall continue without dissolution and (iii) each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower or such SPE Component Entity (as applicable) upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower or such SPE Component Entity (as applicable).

Section 5.2Intentionally Omitted.

Section 5.3 Change of Name, Identity or Structure. Borrower shall not change (or permit to be changed) Borrower’s or any SPE Component Entity’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth on the first page of this Agreement or (d) if not an individual, Borrower’s or any SPE Component Entity’s corporate, partnership or other structure or state of formation, without, in each case, notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower’s or any SPE Component Entity’s structure or state of formation, without first obtaining the prior written consent of Lender and, if required by Lender, a Rating Agency Confirmation with respect thereto. Borrower shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or any applicable SPE Component Entity intends to operate the Property, and representing and warranting that Borrower or the applicable SPE Component Entity does business under no other trade name with respect to the Property.

Section 5.4 Business and Operations. Borrower will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Property. Borrower will qualify to do business and will remain in good standing under the laws of the State and each other applicable jurisdiction in which the Property is located, in each case, as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

Section 5.5 Recycled Entity. Borrower hereby represents and warrants to Lender that Borrower has not, since its formation: (a) failed to be duly formed, validly existing, and in good standing in the applicable jurisdiction(s) of its formation and the State; (b) had any judgments or liens of any nature against it except for (i) tax liens not yet delinquent, (ii) judgments which have been satisfied in full and (iii) liens in connection with the Prior Loan; (c) failed to comply in all

Ex 10.2

material respects with all laws, regulations, and orders applicable to it or failed to receive all Permits necessary for it to operate; (d) been involved in any dispute with any taxing authority which is unresolved as of the Closing Date or failed to pay all taxes owed prior to the delinquency thereof (or, if later, then with all applicable penalties, interest and other sums due in connection therewith); (e) ever been party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full; (f) failed to comply with all separateness covenants contained in its organizational documents since its formation; (g) had any material contingent or actual obligations not related to the Property; or (h) except as expressly disclosed to Lender in connection with the closing of the Loan, amended, modified, supplemented, restated, replaced or terminated its organizational documents (or consented to any of the foregoing).

Article 22 ARTICLE 6

NO SALE OR ENCUMBRANCE

Section 6.1 Transfer Definitions. As used herein and in the other Loan Documents, “Restricted Party” shall mean Borrower, Sponsor, Guarantor, any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, or any shareholder, partner, member or non- member manager, or any direct or indirect legal or beneficial owner of Borrower, Sponsor, Guarantor, any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, or any non-member manager; and a “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

Section 6.2No Sale/Encumbrance.

(a)It shall be an Event of Default hereof if, without the prior written consent of Lender, a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein (including, without limitation, the Loan and/or Loan Documents) occurs, a Sale or Pledge of an interest in any Restricted Party occurs and/or Borrower shall acquire any real property in addition to the real property owned by Borrower as of the Closing Date (each of the foregoing, collectively, a “Prohibited Transfer”), other than (i) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 4.14 and (ii) as permitted pursuant to the express terms of this Article 6.
(b)A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any (A) Leases or any Rents or (B) Property Documents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a

Ex 10.2

general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non- member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests in a Restricted Party or the revocation, rescission or termination of a Restricted Party; (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) or the engagement of a New Manager, in each case, other than in accordance with Section 4.15; (viii) the removal or the resignation of any Franchisor (including, without limitation, any Affiliated Franchisor), the engagement of any new franchisor, any Hotel Operating Agreement being entered into or otherwise encumbering the Property, in each case, other than in accordance with Section 4.24; (ix) any failure of the Property to be “flagged”, operated and/or branded pursuant to the applicable Franchise Agreement; (x) any action for partition of the Property (or any portion thereof or interest therein) or any similar action instituted or prosecuted by Borrower or by any other Person, pursuant to any contractual agreement or other instrument or under applicable law (including, without limitation, common law) and/or any other action instituted by (or at the behest of) Borrower or its Affiliates or consented to or acquiesced in by Borrower or its Affiliates which results in a Property Document Event; and/or (ix) the incurrence of any property-assessed clean energy loans or similar indebtedness with respect to Borrower and/or the Property, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments.

Section 6.3  Permitted Equity Transfers. Notwithstanding the restrictions contained in this Article 6, the following transfers shall be permitted without Lender’s consent: (a) a transfer (but not a pledge) by devise or descent or by operation of law upon the death of a Restricted Party or any member, partner or shareholder of a Restricted Party, (b) the transfer (but not the pledge), in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) in a Restricted Party or (c) the sale, transfer or issuance of shares of common stock in any Restricted Party that is a publicly traded entity, provided such shares of common stock are listed on the New York Stock Exchange or another nationally recognized stock exchange (provided, that, the foregoing provisions of this clause (c) shall not be deemed to waive, qualify or otherwise limit Borrower’s obligation to comply (or to cause the compliance with) the other covenants set forth herein and in the other Loan Documents (including, without limitation, the covenants contained herein relating to ERISA matters)); provided, further, that, with respect to the transfers listed in clauses (a), (b) and/or (c) above, (A) Lender shall receive not less than thirty

(30) days prior written notice of such transfers; (B) no such transfers shall result in a change in Control of Sponsor, Guarantor, Affiliated Manager or any Affiliated Franchisor; (C) after giving effect to such transfers, Sponsor shall (I) own at least the same direct or indirect equity ownership interest in each of Borrower and any SPE Component Entity as it owned on the Closing Date, (II) Control Borrower and any SPE Component Entity, and (III) control the day-to-day operation of the Property; (D) after giving effect to such transfers, the Property shall continue to be (I) managed by Manager or a New Manager approved in accordance with the applicable terms and conditions hereof and (II) operated, “flagged” and branded pursuant to a Qualified Franchise Agreement with

Ex 10.2

a Qualified Franchisor; (E) in the case of the transfer of any direct equity ownership interests in Borrower or in any SPE Component Entity, such transfers shall be conditioned upon continued compliance with the relevant provisions of Article 5 hereof; (F) intentionally omitted; (G) such transfers shall be conditioned upon Borrower’s ability to, after giving effect to the equity transfer in question (I) remake the representations contained herein relating to ERISA matters (and, upon Lender’s request, Borrower shall deliver to Lender an Officer’s Certificate containing such updated representations effective as of the date of the consummation of the applicable equity transfer) and (II) continue to comply with the covenants contained herein relating to ERISA matters; (H) such transfers shall be permitted pursuant to the terms of the Property Documents; (I) after giving effect to such transfers, the Guarantor Control Condition shall continue to be satisfied; and (J) such transfers shall be permitted pursuant to the terms of the Property Documents.

Section 6.4Intentionally Omitted.

Section 6.5 Lender’s Rights. Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof and on assumption of this Agreement and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) payment of a transfer fee of 1% of outstanding principal balance of the Loan and all of Lender’s expenses incurred in connection with such Prohibited Transfer, (c) receipt of a Rating Agency Confirmation with respect to the Prohibited Transfer, (d) the proposed transferee’s continued compliance with the covenants set forth in this Agreement, including, without limitation, the covenants in Article 5, (e) intentionally omitted, and/or (f) such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer without Lender’s consent. This provision shall apply to every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer.

Section 6.6 Economic Sanctions, Anti-Money Laundering and Transfers. Borrower shall (and shall cause its Constituent Owners and Affiliates to) (a) at all times comply with the representations and covenants contained in Sections 3.29 and 3.30 such that the same remain true, correct and not violated or breached and (b) not permit a Prohibited Transfer to occur and shall cause the ownership and Control requirements specified in this Article 6 (including, without limitation, those stipulated in Section 6.3 hereof) to be complied with at all times. Borrower hereby represents that, other than in connection with the Loan, the Loan Documents and any Permitted Encumbrances, as of the date hereof, there exists no Sale or Pledge of (i) the Property or any part thereof or any legal or beneficial interest therein or (ii) any interest in any Restricted Party. For purposes of clarification, references hereunder and/or under the other Loan Documents to “equity ownership interest” or words of similar import shall be deemed to refer to the legal and/or beneficial interests in a Person (as applicable); provided, that, when hereunder or under the other Loan Documents a specified percentage of the aforesaid “equity ownership interest” (or words of similar import) in a Person is required to be held, the same shall be deemed to refer to both the legal and beneficial interest in such Person. Notwithstanding anything to the contrary contained herein or in any other Loan Document (including, without limitation Section 6.3 hereof), in no event shall Borrower or any SPE Component Entity be (I) a Prohibited Entity, (II) Controlled

Ex 10.2

(directly or indirectly) by any Prohibited Entity or (II) more than 49% owned (directly or indirectly) by any Prohibited Entities (whether individually or in the aggregate), unless, in the case of each of the foregoing, Lender’s prior written consent is first obtained (which such consent shall be given or withheld in Lender’s sole discretion and may be conditioned on, among other things, Lender’s receipt of a Rating Agency Confirmation).

Article 23 ARTICLE 7

INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 7.1Insurance.

(a)Borrower shall obtain and maintain, or cause to be obtained and maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)insurance with respect to the Improvements and the Personal Property insuring against any peril now or hereafter included within the classification “All Risk” or “Special Perils” (including, without limitation, fire, lightning, windstorm / named storms, hail, foreign and domestic terrorism and similar acts of sabotage, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles and smoke), in each case

(A) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings, with a waiver of depreciation; (B) containing an agreed amount endorsement waiving all coinsurance provisions or shall be written on a no coinsurance form; (C) providing for no deductible in excess of $50,000 (except that the deductible for wind, hail, and named storm may be up to $250,000) except as otherwise expressly and specifically permitted herein; (D) at all times insuring against at least those hazards that are commonly insured against under a “special causes of loss” form of policy, as the same shall exist on the date hereof, and together with any increase in the scope of coverage provided under such form after the date hereof; and (E) providing coverage for Loss to the Undamaged Portion of the Building, Demolition Costs and Increased Cost of Construction each in amounts acceptable to Lender. The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection;

(ii)commercial general liability insurance against all claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, including “Dram Shop” or other liquor liability coverage if alcoholic beverages are sold, manufactured or distributed from the Property, such insurance (A) to be on the so-called “occurrence” form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000, with no deductible or self-insured retention;

(B) to continue at not less than the aforesaid limit until required to be changed by Lender

Ex 10.2

in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts; (5) contractual liability covering the indemnities contained in Article 13 hereof to the extent the same is available; and (6) acts of foreign and domestic terrorism and similar acts of sabotage;

(iii)loss of rents and/or business interruption insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Subsection 7.1(a)(i), (iv) and (vi) through (viii); (C) in an amount equal to 100% of the projected gross income less non-continuing expenses from the Property (on an actual loss sustained basis) for a period continuing until the Restoration of the Property is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Lender’s determination of the projected gross income less non-continuing expenses from the Property for a twelve

(12) month period; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and the Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent that insurance proceeds are payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) and Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms hereof, such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Article 9 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration;

(iv)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements (and only if the existing property and/or liability coverage forms do not otherwise apply) (A) commercial general liability and umbrella liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella insurance policies required hereunder; and (B) the insurance provided for in Subsection 7.1(a)(i) written in a so-called builder’s risk

Ex 10.2

completed value form (1) on a non-reporting basis, (2) against all risks insured against and on terms consistent with the coverages required pursuant to Subsections 7.1(a)(i), (iii) and

(vi) through (viii), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)workers’ compensation, subject to the statutory limits of the state in which the Property is located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);
(vi)comprehensive boiler and machinery insurance and equipment breakdown coverage, in each case, covering all mechanical and electrical equipment and pressure vessels and boilers in an amount not less than their replacement cost or in such other amount as shall be reasonably required by Lender;
(vii)if any portion of the Improvements is at any time located in an area identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available for the Property under the Flood Insurance Acts plus such additional amounts or other related and/or excess coverage as Lender may, in each case, require in its sole discretion and (2) with deductibles acceptable to Lender;
(viii)earthquake, sinkhole and mine subsidence insurance, if required, in amounts equal to one and one half times (1.5x) the scenario expected loss (SEL) of the Property plus business income, in each case, as determined by Lender in its sole discretion and in form and substance satisfactory to Lender, subject to a deductible not to exceed 5% of the total insurable value of the Property, provided that the insurance pursuant to this Subsection

(viii) shall otherwise be on terms consistent with the all risk insurance policy required under Section 7.1(a)(i);

(ix)umbrella liability insurance in an amount not less than $5,000,000 per occurrence and in the aggregate on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;
(x)a blanket fidelity bond (crime) insuring against losses resulting from dishonest or fraudulent acts committed by (A) any personnel employed by Borrower and/or at the Property; (B) any employees of outside firms that provide appraisal, legal, data processing or other services for Borrower and/or the Property or (C) temporary contract employees or student interns;

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(xi)motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of One Million and No/100 Dollars ($1,000,000); and
(xii)such other insurance and in such amounts as (A) may be required pursuant to the terms of the Property Documents and (B) Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)All insurance provided for in Subsection 7.1(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms, amounts, coverages, deductibles, loss payees and insureds, in each case, as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and approved by Lender. Such insurance companies must have a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. (such insurer shall be referred to below as a “Qualified Insurer”). Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Subsection 7.1(a), Borrower shall deliver certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders and Acord Form 28 Certificates therefor to be followed by the original Policies when issued. At least once per calendar year, Borrower shall provide Lender with updated flood zone certifications for the Property (in form and substance acceptable to Lender), which such flood zone certifications shall be delivered to Lender upon the earlier to occur of (i) December 1 of each calendar year or (ii) the renewal of the applicable Policy providing flood insurance coverage during the applicable calendar year.
(c)Borrower shall not obtain (or permit to be obtained) (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender, Lender’s interest is included therein as provided in this Agreement, such Policy is issued by a Qualified Insurer and such Policy includes such changes to the coverages and requirements set forth herein as may be required by Lender (including, without limitation, increases to the amount of coverages required herein) or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Subsection 7.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event Borrower obtains (or causes to be obtained) separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Subsection 7.1(a). Notwithstanding Lender’s approval of any umbrella or blanket liability or casualty Policy hereunder, Lender reserves the right, in its sole discretion, to require Borrower to obtain a separate Policy in compliance with this Section 7.1.
(d)All Policies of insurance provided for or contemplated by Subsection 7.1(a) shall name Borrower as the insured and, in the case of liability Policies (except for the Policies referenced in Subsections 7.1(a)(v) and (xi)), shall name Lender as an additional insured, as their respective interests may appear, and, in the case of property damage Policies (including, but not limited to, terrorism, rent loss, business interruption, boiler and machinery, earthquake and flood

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insurance), such Policies shall contain a standard noncontributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender, including Lender as “mortgagee” and “lender’s loss payable”. All Policies shall include a waiver of subrogation in favor of Lender.

(e)All Policies of insurance provided for in Subsection 7.1(a) shall contain clauses or endorsements to the effect that:
(i)the following shall in no way affect the validity or enforceability of the Policy insofar as Lender is concerned: (A) any act or negligence of Borrower, of anyone acting for Borrower or of any other Person named as an insured, additional insured and/or loss payee, (B) any foreclosure or other similar exercise of remedies and (C) the failure to comply with the provisions of the Policy which might otherwise result in a forfeiture of the insurance or any part thereof;
(ii)the Policy shall not be materially changed (other than to increase the coverage provided thereby), terminated or cancelled without at least 30 days’ written notice (via certified mail, postage prepaid, return receipt requested) to Lender and any other party named therein as an insured;
(iii)the issuer(s) of the Policy shall give written notice to Lender (via certified mail, postage prepaid, return receipt requested) if the Policy has not been renewed thirty

(30) days prior to its expiration;

(iv)Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments or commissions thereunder and that the related issuer(s) waive any related claims to the contrary;
(v)Lender shall, at its option and with no obligation to do so, have the right to directly pay Insurance Premiums in order to avoid cancellation, expiration and/or termination of the Policy due to non-payment of Insurance Premiums; and
(vi)the Policy shall not exclude coverage for acts of terror or similar acts of sabotage.
(f)By no later than five (5) days following the expiration date of any Policies, Borrower shall furnish to Lender a statement certified by Borrower or a Responsible Officer of Borrower of the amounts of insurance maintained in compliance herewith, of the risks covered by such insurance and of the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender. Without limitation of the foregoing, Borrower shall also comply with the foregoing within ten (10) days of written request of Lender. Borrower shall promptly forward to Lender a copy of each written notice received by any Borrower Party of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.
(g)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower to take

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such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Security Instrument and shall bear interest at the Default Rate.

(h)In the event of a foreclosure of the Security Instrument or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest exclusively in Lender or the purchaser at such foreclosure or other transferee in the event of such other transfer of title.
(i)As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 7.1, Borrower will not be in default under this Section 7.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) received Lender’s prior written consent thereto and (2) confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion.
(j)Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or insurance proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereto) out of such Awards or insurance proceeds. Any Net Proceeds related to such Awards or insurance proceeds shall be deposited with Lender and held and applied in accordance with the applicable terms and conditions hereof.
(k)Borrower hereby represents that the physical address(es) for each portion of the Improvements for all purposes (including, without limitation, insurance purposes) are as follows: 3605 Wadsworth Blvd., Lakewood, Colorado 80235.

Section 7.2  Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of Restoration (including, without limitation, any applicable deductibles under the Policies) whether or not such costs are covered by the Net Proceeds. Lender may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

Section 7.3Condemnation.

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(a)Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If only a portion of the Property is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the Property and otherwise comply with the provisions of Section 7.4. Borrower shall pay all costs of Restoration whether or not such costs are covered by the Net Proceeds. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.
(b)Notwithstanding the foregoing or anything to the contrary contained herein, if any portion of the Loan is held in a REMIC and if, in connection with any Casualty or Condemnation, a prepayment of the Debt (in whole or in part) is required under REMIC Requirements, (i) the applicable Net Proceeds shall be applied to the Debt in accordance with Section 7.4(c) hereof and

(ii) to the extent that the amount of the applicable Net Proceeds actually applied to the Debt in connection therewith is insufficient under REMIC Requirements, Borrower shall, within five (5) days of demand by Lender, prepay the principal amount of the Debt in accordance with the applicable terms and conditions hereof in an amount equal to such insufficiency plus the amount of any then applicable Interest Shortfall and Exit Fee (such prepayment, together with any related Interest Shortfall payment and Exit Fee, collectively, the “REMIC Payment”). Lender may require Borrower to deliver a REMIC Opinion in connection with each of the foregoing.

Section 7.4Restoration. The following provisions shall apply in connection with the Restoration of the Property:

(a)If the Net Proceeds shall be less than the Restoration Threshold and the costs of completing the Restoration shall be less than the Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 7.4(b)(i) are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.
(b)If the Net Proceeds are equal to or greater than the Restoration Threshold or the costs of completing the Restoration are equal to or greater than the Restoration Threshold, Lender

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shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 7.4.

(i)The Net Proceeds shall be made available for Restoration provided that each of the following conditions are met:
(A)	no Event of Default shall be continuing;
(B)(1) in the event the Net Proceeds are insurance proceeds, less than thirty percent (30%) of each of (i) fair market value of the Property as reasonably determined by Lender, and (ii) rentable area of the Property (which such “rentable area” shall be deemed to include, without limitation, banquet, meeting and conference space and any portions of the Property occupied or otherwise used from time to time by transient hotel guests and/or hotel visitors) has been damaged, destroyed or rendered unusable as a result of a Casualty or (2) in the event the Net Proceeds are condemnation proceeds, less than ten percent (10%) of each of (i) the fair market value of the Property as reasonably determined by Lender and (ii) rentable area of the Property (which such “rentable area” shall be deemed to include, without limitation, banquet, meeting and conference space and any portions of the Property occupied or otherwise used from time to time by transient hotel guests and/or hotel visitors) is taken, such land is located along the perimeter or periphery of the Property, no portion of the Improvements is located on such land and such taking does not materially impair the existing access to the Property;
(C)Leases demising in the aggregate a percentage amount equal to or greater than 75% of the total rentable space in the Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower furnishes to Lender evidence satisfactory to Lender that all Tenants under Major Leases shall continue to operate their respective space at the Property after the completion of the Restoration;
(D)Borrower shall commence (or shall cause the commencement of) the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after the issuance of a building permit with respect thereto) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal Requirements, including, without limitation, all applicable Environmental Laws, and the applicable requirements of the Property Documents;
(E)Lender shall be satisfied that any operating deficits which will be incurred with respect to the Property as a result of the occurrence of any such fire or other casualty or taking will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 7.1(a)(iii) above, or (3) by other funds of Borrower;

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(F)Lender shall be satisfied that the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient to cover the cost of the Restoration;
(G)Lender shall be satisfied that (I) upon the completion of the Restoration, the fair market value and cash flow of the Property will not be less than the fair market value and cash flow of the Property as the same existed immediately prior to the applicable Casualty or Condemnation and (II) Restoration of the Improvements on the Land, (as each existed immediately prior to the applicable casualty or condemnation, with such changes to the Improvements as may be reasonably acceptable to Lender (taking into account subsection (I) above)) is permitted under applicable Legal Requirements and the Property Documents;
(H)Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) six (6) months after the occurrence of such fire or other casualty or taking, (3) the earliest date required for such completion under the terms of any Leases and the Property Documents, (4) such time as may be required under applicable Legal Requirements or (5) the expiration of the insurance coverage referred to in Section 7.1(a)(iii) above;
(I)Borrower and Guarantor shall execute and deliver to Lender a completion guaranty in form and substance satisfactory to Lender and its counsel pursuant to the provisions of which Borrower and Guarantor shall jointly and severally guaranty to Lender the lien-free completion by Borrower of the Restoration in accordance with the provisions of this Subsection 7.4(b);
(J)the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements and the Property Documents;
(K)the Restoration shall be done and completed in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements and the Property Documents;
(L)the Property Documents will remain in full force and effect during and after the Restoration and a Property Document Event shall not occur as a result of the applicable Casualty, Condemnation and/or Restoration; and
(M)Lender shall be satisfied that making the Net Proceeds available for Restoration shall be permitted pursuant to REMIC Requirements and, in that regard, Lender may require Borrower to deliver a REMIC Opinion in connection therewith.
(ii)The Net Proceeds shall be held by Lender and, until disbursed in accordance with the provisions of this Section 7.4(b), shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds (other than the Rent Loss Proceeds) shall be disbursed by Lender to, or as directed by, Borrower from time to

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time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration shall be subject to prior review and acceptance by Lender and the Casualty Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Borrower shall have the right to settle all claims under the Policies jointly with Lender, provided that (a) no Event of Default exists,

(b) Borrower promptly and with commercially reasonable diligence negotiates a settlement of any such claims and (c) the insurer with respect to the Policy under which such claim is brought has not raised any act of the insured as a defense to the payment of such claim. If an Event of Default exists, Lender shall, at its election, have the exclusive right to settle or adjust any claims made under the Policies in the event of a Casualty.

(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 7.4(b) shall mean an amount equal to 10% of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until such time as the Casualty Consultant certifies to Lender that Net Proceeds representing 50% of the required Restoration have been disbursed. There shall be no Restoration Retainage with respect to costs actually incurred by Borrower for work in place in completing the last 50% of the required Restoration. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 7.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 7.4(b) and that all approvals necessary for the re- occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage, provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or

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materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of the Security Instrument. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 7.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.
(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 7.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall be continuing.
(c)All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Subsection 7.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its discretion shall deem proper. If Lender shall receive and retain Net Proceeds, the lien of the Security Instrument shall be reduced only by the amount thereof received and retained by Lender and actually applied by Lender in reduction of the Debt.

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Article 24 ARTICLE 8 RESERVE FUNDS

Section 8.1  Intentionally Omitted.

Section 8.2 Intentionally Omitted. Section 8.3 Intentionally Omitted. Section 8.4  PIP Reserve Funds.

(a)Borrower shall deposit into an Eligible Account held by Lender or Servicer (the “PIP Reserve Account”) the applicable PIP Deposit (A) in the case of any existing or renewal Franchise Agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new Franchise Agreement, on or prior to the date such new Franchise Agreement is executed and delivered. Additionally, if, at any time, Lender determines that amounts on deposit in the PIP Reserve Account will be insufficient to pay the then estimated costs for any PIP Work (as estimated by Lender in its reasonable discretion after taking into account any portion thereof with respect to which Lender has received satisfactory evidence that same has previously been performed and paid for by Borrower in accordance with the terms hereof and the related Franchise Agreement), Borrower shall make a True Up Payment with respect to such insufficiency into the PIP Reserve Account. As used herein, “PIP Deposit” shall mean, with respect to any PIP, an amount equal to 125% of the costs of the related PIP Work as estimated by Lender in its reasonable discretion (which such cost shall be exclusive of the cost of any PIP Work which is duplicative of any Approved FF&E for which adequate FF&E Reserve Funds exist hereunder (as reasonably determined by Lender) (the “Duplicative FF&E”)). Amounts deposited in the PIP Reserve Account pursuant to this Section 8.4 are referred to herein as the “PIP Reserve Funds”.
(b)Lender shall make disbursements from the PIP Reserve Funds as requested by Borrower to reimburse Borrower for Borrower’s actual, out-of-pocket expenses incurred in connection with the performance of the related PIP Work; provided that: (i) such request is made

(A) on a form of draw request specified or approved by Lender and which shall at a minimum set forth (1) a general description of the PIP Work for which such disbursement is requested and (2) the accuracy of the invoices, to be attached thereto, which shall provide the quantity and price of each item purchased, if the PIP Work includes the purchase or replacement of specific items (such as appliances) and the price of all materials (grouped by type or category) used in any item of PIP Work other than the purchase or replacement of specific items and the cost of all contracted labor or other services applicable to each item of PIP Work for which such request for disbursement is made and (B) at least ten (10) days prior to the date on which Borrower requests such disbursement be made; (ii) on the date such request is received by Lender and on the date such disbursement is to be made, no Event of Default shall exist and remain uncured; (iii) at Lender’s option, Lender shall have verified (by an inspection conducted at Borrower’s expense) performance of the associated PIP Work; (iv) the request for disbursement is accompanied by (A) an Officer’s Certificate certifying that (1) such funds will be used to reimburse Borrower for, or to pay for, PIP

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Work and a general description thereof, (2) the same has not been the subject of a previous disbursement, (3) all previous disbursements have been used to pay or reimburse for the previously

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identified PIP Work and (4) any construction work associated with such PIP Work has been completed in a good and workmanlike manner and in accordance with the Franchise Agreement and all applicable Legal Requirements, (B) if requested by Lender, such additional reasonably detailed documentation satisfactory to Lender as to the amount, necessity and purpose therefor,

(C) to the extent such disbursement is a reimbursement, copies of paid invoices for the amounts requested and, to the extent such disbursement is for payment, copies of the applicable unpaid invoices for the amounts requested and (D) if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection therewith; (v) funds remaining in the PIP Reserve Account are, in Lender’s judgment, sufficient to complete such PIP Work and all other outstanding PIP Work when required; (vi) at Lender’s option, Lender shall have received a title search for the Property indicating that the Property is free from all liens, claims and other encumbrances other than Permitted Encumbrances; and (vii) Lender shall have received such other evidence as Lender shall reasonably request that the PIP Work to be funded by the requested disbursement has been (x) completed and (y) paid for (or will be paid for upon such disbursement). Notwithstanding the foregoing or anything to the contrary contained herein, Borrower shall not be able to request disbursement of any applicable PIP Reserve Minimum Balance until such time as Lender has received and reasonably approved the PIP Completion Evidence for the PIP Work to which such PIP Reserve Minimum Balance relates. Lender shall not be required to disburse PIP Reserve Funds more frequently than once each calendar month nor in an amount less than the Minimum Disbursement Amount (unless the total amount of PIP Reserve Funds is less than the Minimum Disbursement Amount, in which case only one disbursement of the amount remaining in the account shall be made).

(c)Borrower shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties to enter onto the Property during normal business hours (subject to the rights of Tenants under their Leases) to inspect the progress of any PIP and all materials being used in connection therewith and to examine all plans and shop drawings relating to such PIP. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other Persons described above in connection with inspections described in this Section.
(d)Lender shall make disbursements from the PIP Reserve Account to pay Borrower only for the costs of the PIP Work. Nothing in this Section 8.4 shall (i) make Lender responsible for making or completing any PIP; (ii) require Lender to expend funds in addition to the PIP Reserve Funds to complete any PIP; (iii) obligate Lender to proceed with any PIP; or (iv) obligate Lender to demand from Borrower additional sums to complete any PIP; provided, however, that the foregoing clause (iv) is not intended to limit Borrower’s obligations in respect of any PIP under this Agreement and the other Loan Documents. The insufficiency of any PIP Reserve Funds shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants (including, without limitation, all covenants applicable to any PIP) in the Loan Documents and/or in the Franchise Agreement. Notwithstanding anything to the contrary contained herein, unless agreed to in writing by Lender in advance, (A) no PIP Reserve Funds will be disbursed or otherwise used for FF&E, (B) Borrower shall not be entitled to duplicate draws of FF&E Reserve Funds and PIP Reserve Funds for the same work or cost and (C) FF&E Reserve Funds attributable to the Duplicative FF&E shall only be disbursed for work or costs associated with such Duplicative FF&E and not for any other FF&E.

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Section 8.5  Excess Cash Flow Funds. On each Monthly Payment Date occurring during the continuance of a Trigger Period, Borrower shall deposit (or cause to be deposited) into an Eligible Account with Lender or Servicer (the “Excess Cash Flow Account”) an amount equal to the Excess Cash Flow generated by the Property for the immediately preceding Interest Period (each such monthly deposit being herein referred to as the “Monthly Excess Cash Flow Deposits” and the amounts on deposit in the Excess Cash Flow Account being herein referred to as the “Excess Cash Flow Funds”).

Section 8.6  Tax and Insurance Funds. In addition to the initial deposits with respect to Taxes and Insurance Premiums made by Borrower to Lender on the Closing Date to be held in Eligible Accounts by Lender or Servicer and hereinafter respectively referred to as the “Tax Account” and the “Insurance Account”, Borrower shall pay (or cause to be paid) to Lender on each Monthly Payment Date (a) one-twelfth of an amount which would be sufficient to pay the Taxes payable, or estimated by Lender to be payable, during the next ensuing twelve (12) months assuming that said Taxes are to be paid in full on the Tax Payment Date (the “Monthly Tax Deposit”), each of which such deposits shall be held in the Tax Account, and (b) one-twelfth of an amount which would be sufficient to pay the Insurance Premiums due for the renewal of the coverage afforded by the Policies upon the expiration thereof (the “Monthly Insurance Deposit”), of which such deposits shall be held in the Insurance Account (amounts held in the Tax Account and the Insurance Account are collectively herein referred to as the “Tax and Insurance Funds”). Additionally, if, at any time, Lender determines that amounts on deposit in or scheduled to be deposited in (i) the Tax Account will be insufficient to pay all applicable Taxes in full on the Tax Payment Date and/or (ii) the Insurance Account will be insufficient to pay all applicable Insurance Premiums in full on the Insurance Payment Date, Borrower shall make a True Up Payment with respect to such insufficiency into the applicable Reserve Account. Borrower agrees to notify Lender immediately of any changes to the amounts, schedules and instructions for payment of any Taxes and Insurance Premiums of which it has or obtains knowledge and authorizes Lender or its agent to obtain the bills for Taxes directly from the appropriate taxing authority. Provided there are sufficient amounts in the Tax Account and Insurance Account, respectively, and no Event of Default exists, Lender shall be obligated to pay the Taxes and Insurance Premiums as they become due on their respective due dates on behalf of Borrower by applying the Tax and Insurance Funds to the payment of such Taxes and Insurance Premiums. If the amount of the Tax and Insurance Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Sections 4.5 and 7.1 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Funds.

Section 8.7The Accounts Generally.

(a)Borrower grants to Lender a first-priority perfected security interest in each of the Accounts and any and all sums now or hereafter deposited in the Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Accounts and the funds deposited therein shall constitute additional security for the Debt. The provisions of this Section 8.7 (together with the other related provisions of the other Loan Documents) are intended to give Lender and/or Servicer “control” of the Accounts and the Account Collateral and serve as a “security agreement” and a “control agreement” with respect to the same, in each case, within the meaning of the UCC. Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, subject to the

Ex 10.2

terms hereof, and Borrower shall have no right of withdrawal with respect to any Account except with the prior written consent of Lender or as otherwise provided herein. The funds on deposit in the Accounts shall not constitute trust funds and may be commingled with other monies held by Lender. Notwithstanding anything to the contrary contained herein, unless otherwise consented to in writing by Lender, Borrower shall only be permitted to request (and Lender shall only be required to disburse) Reserve Funds on account of the liabilities, costs, work and other matters (as applicable) for which said sums were originally reserved hereunder, in each case, as reasonably determined by Lender.

(b)Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Accounts or the sums deposited therein or permit any lien to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Borrower hereby authorizes Lender to file a financing statement or statements under the UCC in connection with any of the Accounts and the Account Collateral in the form required to properly perfect Lender’s security interest therein. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Account or Account Collateral.
(c)Notwithstanding anything to the contrary contained herein or in any other Loan Document, during the continuance of an Event of Default, without notice from Lender or Servicer

(i) Borrower shall have no rights in respect of the disposition of the Accounts, (ii) Lender may liquidate and transfer any amounts then invested in Permitted Investments pursuant to the applicable terms hereof to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or pursuant to the other Loan Documents or to enable Lender to exercise and enforce Lender’s rights and remedies hereunder or under any other Loan Document with respect to any Account or any Account Collateral, and (iii) Lender shall have all rights and remedies with respect to the Accounts and the amounts on deposit therein and the Account Collateral as described in this Agreement and in the Security Instrument, in addition to all of the rights and remedies available to a secured party under the UCC, and, notwithstanding anything to the contrary contained in this Agreement or in the Security Instrument, may apply the amounts of such Accounts as Lender determines in its sole discretion including, but not limited to, payment of the Debt.

(d)The insufficiency of funds on deposit in the Accounts shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(e)Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorney’s fees and expenses) arising from or

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in any way connected with the Accounts, the sums deposited therein or the performance of the obligations for which the Accounts were established, except to the extent arising from the gross negligence or willful misconduct of Lender, its agents or employees. Borrower shall assign to Lender all rights and claims Borrower may have against all Persons supplying labor, materials or other services which are to be paid from or secured by the Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default is continuing.

(f)Borrower and Lender (or Servicer on behalf of Lender) shall maintain each applicable Account as an Eligible Account, except as otherwise expressly agreed to in writing by Lender. In the event that Lender or Servicer no longer satisfies the criteria for an Eligible Institution, Borrower shall cooperate with Lender in transferring the applicable Accounts to an institution that satisfies such criteria. Borrower hereby grants Lender power of attorney (irrevocable for so long as the Loan is outstanding) with respect to any such transfers and the establishment of accounts with a successor institution.
(g)Interest accrued on any Account shall not be required to be remitted either to Borrower or to any Account and may instead be retained by Lender.
(h)	Intentionally Omitted.
(i)Borrower acknowledges and agrees that it solely shall be, and shall at all times remain, liable to Lender or Servicer for all fees, charges, costs and expenses in connection with the Accounts, this Agreement and the enforcement hereof, including, without limitation, any monthly or annual fees or charges as may be assessed by Lender or Servicer in connection with the administration of the Accounts and the reasonable fees and expenses of legal counsel to Lender and Servicer as needed to enforce, protect or preserve the rights and remedies of Lender and/or Servicer under this Agreement.

Section 8.8Other Reserve Funds.

(a)Interest Reserve Funds. On the Closing Date, Borrower shall deposit (or shall cause there to be deposited) into an Eligible Account held by Lender or Servicer (the “Interest Reserve Account”) the sum of $300,000, to be held as additional security for the Debt and all of the other Obligations. Amounts deposited pursuant to this Section 8.8 are referred to herein as the “Interest Reserve Funds”. Provided no Event of Default has occurred and is continuing, on each Monthly Payment Date on which a shortfall exists in available revenues from the Property to pay all or any portion of the Monthly Debt Service Payment and/or required deposits into the Reserve Accounts due on such Monthly Payment Date (as demonstrated to Lender’s reasonable satisfaction including, without limitation, by virtue of an Officer’s Certificate detailing the applicable shortfall and the amount(s) to be paid by the disbursement of Interest Reserve Funds), Lender shall disburse an amount of available Interest Reserve Funds, up to the amount of such shortfall, in payment of such amount. If, at any time, the balance in the Interest Reserve Account is less than 25% of an amount equal to six (6) months’ interest at the then-current Interest Rate, Borrower shall within ten (10) days of demand by Lender (the date of such demand, the “Interest Reserve Replenishment Date”) pay to Lender for deposit to the Interest Reserve Account an amount sufficient to cause the amount of Interest Reserve Funds to equal six (6) months’ interest on the Loan as of the Interest Reserve Replenishment Date.

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Article 25 ARTICLE 9 CASH MANAGEMENT

Section 9.1Establishment of Certain Accounts.

(a)Borrower shall, simultaneously herewith, establish an Eligible Account (the “Restricted Account”) pursuant to the Restricted Account Agreement in the name of Borrower for the sole and exclusive benefit of Lender into which Borrower shall deposit, or cause to be deposited, all revenue generated by the Property. Pursuant to the Restricted Account Agreement, funds on deposit in the Restricted Account shall be transferred on each Business Day to or at the direction of Borrower unless a Trigger Period exists, in which case such funds shall be transferred on each Business Day to the Cash Management Account.
(b)Upon the first occurrence of a Trigger Period, Lender, on Borrower’s behalf, shall establish an Eligible Account (the “Cash Management Account”) with a bank designated by Lender or Servicer, as applicable, in the name of Borrower for the sole and exclusive benefit of Lender. Upon the first occurrence of a Trigger Period, Lender, on Borrower’s behalf, shall also establish with Lender or Servicer an Eligible Account into which Borrower shall deposit, or cause to be deposited the amounts required for the payment of debt service under the Loan (the “Debt Service Account”).

Section 9.2Deposits into the Restricted Account; Maintenance of Restricted Account.

(a)Borrower represents, warrants and covenants that, so long as the Debt remains outstanding, (i) Borrower shall, or shall cause Manager to, immediately deposit all revenue derived from the Property and received by Borrower or Manager, as the case may be, into the Restricted Account; (ii) Borrower shall instruct Manager to immediately deposit (A) all revenue derived from the Property collected by Manager, if any, pursuant to the Management Agreement (or otherwise) into the Restricted Account and (B) all funds otherwise payable to Borrower by Manager pursuant to the Management Agreement (or otherwise in connection with the Property) into the Restricted Account; (iii) (A) on or before the Closing Date, Borrower shall have sent (and hereby represents that it has sent) notices (each such notice, a “Direction Notice”), substantially in the forms of Exhibit A-1 and Exhibit A-2 attached hereto (as applicable), to (1) all Tenants now occupying space at the Property directing them to pay all rent and other sums due under the Lease to which they are a party into the Restricted Account until such time as the Debt has been repaid in full in accordance with the terms hereof and (2) each of the credit card companies or credit card clearing banks with which Borrower or Manager has entered into merchant’s or other credit card agreements (any such agreement, a “Credit Card Agreement”) directing them to pay by wire transfer or the ACH System to the Restricted Account all payments which would otherwise be paid to Borrower or Manager under the applicable credit-card processing agreement until such time as the Debt has been repaid in full in accordance with the terms hereof, (B) simultaneously with the execution of any Lease or Credit Card Agreement entered into on or after the date hereof in accordance with the applicable terms and conditions hereof, Borrower shall furnish each Tenant under each such Lease and each credit card company or credit card clearing bank party to each such Credit Card Agreement a Direction Notice and (C) Borrower shall continue to send the

Ex 10.2

aforesaid Direction Notices until each addressee thereof complies with the terms thereof; (iv) there

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shall be no other accounts maintained by Borrower or any other Person into which revenues from the ownership and operation of the Property are directly deposited; and (v) neither Borrower nor any other Person shall open any other such account with respect to the direct deposit of income in connection with the Property. Until deposited into the Restricted Account, any Rents and other revenues from the Property held by Borrower shall be deemed to be collateral and shall be held in trust by it for the benefit, and as the property, of Lender pursuant to the Security Instrument and shall not be commingled with any other funds or property of Borrower. Borrower warrants and covenants that it shall not rescind, withdraw or change any notices or instructions required to be sent by it pursuant to this Section 9.2 without Lender’s prior written consent.

(b)Borrower shall maintain the Restricted Account for so long as the Debt remains outstanding, which Restricted Account shall be under the sole dominion and control of Lender (subject to the terms hereof and of the Restricted Account Agreement). The Restricted Account shall have a title evidencing the foregoing in a manner reasonably acceptable to Lender. Borrower hereby grants to Lender a first-priority security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Restricted Account. Borrower hereby authorizes Lender to file UCC Financing Statements and continuations thereof to perfect Lender’s security interest in the Restricted Account and all deposits at any time contained therein and the proceeds thereof. All costs and expenses for establishing and maintaining the Restricted Account (or any successor thereto) shall be paid by Borrower. All monies now or hereafter deposited into the Restricted Account shall be deemed additional security for the Debt. Borrower shall pay all sums due under and otherwise comply with the Restricted Account Agreement. Borrower shall not alter or modify either the Restricted Account or the Restricted Account Agreement, in each case without the prior written consent of Lender. The Restricted Account Agreement shall provide (and Borrower shall provide) Lender online access to bank and other financial statements relating to the Restricted Account (including, without limitation, a listing of the receipts being collected therein). In connection with any Secondary Market Transaction, Lender shall have the right to cause the Restricted Account to be entitled with such other designation as Lender may select to reflect an assignment or transfer of Lender’s rights and/or interests with respect to the Restricted Account. Lender shall provide Borrower with prompt written notice of any such renaming of the Restricted Account. Borrower shall not further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. The Restricted Account (i) shall be an Eligible Account and (ii) shall not be commingled with other monies held by Borrower or Bank. Upon (A) Bank ceasing to be an Eligible Institution, (B) the Restricted Account ceasing to be an Eligible Account, (C) any resignation by Bank or termination of the Restricted Account Agreement by Bank or Lender and/or

(D) the occurrence and during the continuance of an Event of Default, Borrower shall, within fifteen (15) days of Lender’s request, (1) terminate the existing Restricted Account Agreement,

(2) appoint a new Bank (which such Bank shall (I) be an Eligible Institution, (II) other than during the continuance of an Event of Default, be selected by Borrower and approved by Lender and (III) during the continuance of an Event of Default, be selected by Lender), (3) cause such Bank to open a new Restricted Account (which such account shall be an Eligible Account) and enter into a new Restricted Account Agreement with Lender on substantially the same terms and conditions as the previous Restricted Account Agreement and (4) send new Tenant Direction Notices and the other

Ex 10.2

notices required pursuant to the terms hereof relating to such new Restricted Account Agreement and Restricted Account. Borrower constitutes and appoints Lender its true and lawful attorney- in-fact with full power of substitution to complete or undertake any action required of Borrower under this Section 9.2 in the name of Borrower in the event Borrower fails to do the same. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked.

(c)Notwithstanding the foregoing provisions of this Section 9.2, Operator acknowledges that it shall only pay rent and other sums due under the Operating Lease.

Section 9.3 Disbursements from the Cash Management Account. On each Monthly Payment Date, Lender or Servicer, as applicable, shall allocate all funds, if any, on deposit in the Cash Management Account and disburse such funds in the following amounts and order of priority:

(a)First, funds sufficient to pay the Monthly Tax Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Tax Account;
(b)Second, funds sufficient to pay the Monthly Insurance Deposit due for the then applicable Monthly Payment Date, if any, shall be deposited in the Insurance Account;
(c)Third, funds sufficient to pay any interest accruing at the Default Rate and late payment charges, if any, shall be deposited into the Debt Service Account;
(d)Fourth, funds sufficient to pay the Debt Service due on the then applicable Monthly Payment Date (without duplication of any portion thereof already deposited therein under subsection (c) above) shall be deposited in the Debt Service Account;
(e)Fifth, funds sufficient to pay any other amounts due and owing to Lender and/or Servicer pursuant to the terms hereof and/or of the other Loan Documents, if any, shall be deposited with or as directed by Lender; and
(f)Sixth, funds sufficient to pay all Operating Expenses (other than amounts due under the Operating Lease as rent or otherwise payable thereunder) shall be paid first to any Person not an Affiliate of a Borrower Party who is entitled to such payment, and thereafter to any Borrower Party to whom Operating Expenses are payable; and
(g)Seventh, all amounts remaining in the Cash Management Account after deposits for items (a) through (f) above (“Excess Cash Flow”) shall be deposited into the Excess Cash Flow Account. For so long as no Event of Default is continuing and all amounts set forth in clauses

(a) through (f) above have been paid in full on a current basis, current amounts due under the Operating Lease may be paid solely to the extent of Excess Cash Flow, and may be remitted to Lakewood Borrower without depositing same into the Restricted Account.

Section 9.4  Withdrawals from the Debt Service Account. So long as no Event of Default is continuing, funds on deposit in the Debt Service Account, if any, shall be used to pay Debt Service when due, together with any late payment charges.

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Section 9.5  Payments Received Under this Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, provided no Event of Default is continuing, Borrower’s obligations with respect to the monthly payment of Debt Service and amounts due for the Reserve Accounts shall (provided Lender is not prohibited from withdrawing or applying any funds in the applicable Accounts by operation of law or otherwise) be deemed satisfied to the extent sufficient amounts are deposited in applicable Accounts to satisfy such obligations on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

Article 26 ARTICLE 10

EVENTS OF DEFAULT; REMEDIES

Section 10.1Event of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a)if (A) any monthly Debt Service payment or the payment due on the Maturity Date is not paid when due, (B) any deposit to any of the Accounts required hereunder or under the other Loan Documents is not paid when due or (C) any other portion of the Debt is not paid when due and such non-payment continues for five (5) days following notice to Borrower that the same is due and payable;
(b)if any of the Taxes or Other Charges are not paid when the same are due and payable except to the extent (A) sums sufficient to pay the Taxes or Other Charges in question had been reserved hereunder prior to the applicable due date for the Taxes or Other Charges in question for the express purpose of paying the Taxes or Other Charges in question and Lender failed to pay the Taxes or Other Charges in question when required hereunder, (B) Lender’s access to such sums was not restricted or constrained in any manner and (C) no other Event of Default was continuing;
(c)if the Policies are not kept in full force and effect or if evidence of the same is not delivered to Lender as provided in Section 7.1 hereof;
(d)if any of the representations or covenants contained in Article 5, Article 6, Section 3.34, Section 3.36, Section 4.22 or Section 4.24 hereof or in the Property Document Provisions are breached or violated;
(e)if any representation or warranty made herein, in the Guaranty or in the Environmental Indemnity or in any other guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender in connection with the Loan shall have been false or misleading in any material adverse respect when made;
(f)if (i) Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor or Guarantor shall commence any case, proceeding or other action

(A) under any Creditors Rights Laws seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, liquidation or dissolution, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other

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similar official for it or for all or any substantial part of its assets, or Borrower or any managing member or general partner of Borrower, any SPE Component Entity, any Affiliated Franchisor any Affiliated Manager, Sponsor or Guarantor shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against Borrower or any managing member or general partner of Borrower, any SPE Component Entity, any Affiliated Franchisor any Affiliated Manager, Sponsor or Guarantor any case, proceeding or other action of a nature referred to in clause (i) above (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor or Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets (other than any case, action or proceeding already constituting an Event of Default by operation of the other provisions of this subsection) which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) Borrower, any SPE Component Entity, any Affiliated Franchisor, any Affiliated Manager, Sponsor or Guarantor shall take any action in furtherance of, in collusion with respect to, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; (v) Borrower, any SPE Component Entity, any Affiliated Manager, any Affiliated Franchisor, Sponsor or Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; (vi) any Restricted Party is substantively consolidated with any other entity in connection with any proceeding under the Bankruptcy Code or any other Creditors Rights Laws involving Sponsor or its subsidiaries; or (vii) a Bankruptcy Event occurs;

(g)if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property whether it be superior or junior in lien to the Security Instrument;
(h)if the Property becomes subject to any mechanic’s, materialman’s or other lien other than a lien for any Taxes not then due and payable and the lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;
(i)if any federal tax lien is filed against Borrower, any SPE Component Entity, Sponsor, Guarantor or the Property and same is not discharged of record (by payment, bonding or otherwise) within thirty (30) days after same is filed;
(j)if Borrower shall fail to deliver to Lender, within ten (10) days after request by Lender, the estoppel certificates required by Section 4.13(a) hereof;
(k)if any default occurs under any guaranty or indemnity executed in connection herewith (including, without limitation, the Environmental Indemnity and/or the Guaranty) and such default continues after the expiration of applicable grace periods, if any;
(l)	intentionally omitted;

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(m)if Borrower defaults under the Management Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Management Agreement is canceled, terminated or surrender, expires pursuant to its terms or otherwise ceased to be in full force and effect, unless, in each such case, Borrower, contemporaneously with such cancellation, termination, surrendered, expiration or cessation, enters into a Qualified Management Agreement with a Qualified Manager in accordance with the applicable terms and provisions hereof;
(n)if Borrower fails to appoint a New Manager upon the request of Lender and/or fails to comply with any limitations on instructing the Manager, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement, the Assignment of Management Agreement and the Security Instrument;
(o)	if any representation and/or covenant herein relating to ERISA matters is breached;
(p)if (A) Borrower shall fail (beyond any applicable notice or grace period) to pay any rent, additional rent or other charges payable under any Property Document as and when payable thereunder, (B) Borrower defaults under the Property Documents beyond the expiration of applicable notice and grace periods, if any, thereunder, (C) any of the Property Documents are amended, supplemented, replaced, restated or otherwise modified without Lender’s prior written consent or if Borrower consents to a transfer of any party’s interest thereunder without Lender’s prior written consent, (D) any Property Document and/or the estate created thereunder is canceled, rejected, terminated, surrendered or expires pursuant to its terms, unless in such case Borrower enters into a replacement thereof in accordance with the applicable terms and provisions hereof or

(E) a Property Document Event occurs;

(q)	intentionally omitted;
(r)if Borrower ceases to do business as a hotel at the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any continuous and diligent renovation or restoration of the Property following a Casualty or Condemnation in accordance with the applicable terms and conditions hereof);
(s)if, without Lender’s prior written consent, any liquor license, hotel license, trademark, Intellectual Property and/or other material Permit relating to the Property ceases to be in full force and effect;
(t)if Borrower defaults under the Franchise Agreement beyond the expiration of applicable notice and grace periods, if any, thereunder or if the Franchise Agreement is canceled, terminated or surrendered, expires pursuant to its terms or otherwise ceases to be in full force and effect, unless, in each such case, Borrower, contemporaneously with such cancellation, termination, surrender, expiration or cessation, enters into a Qualified Franchise Agreement with a Qualified Franchisor in accordance with the applicable terms and provisions hereof;
(u)if Borrower fails to appoint a New Franchisor upon the request of Lender and/or fails to comply with any limitations on instructing the Franchisor, each as required by and in accordance with, as applicable, the terms and provisions of, this Agreement and the other Loan Documents; and

Ex 10.2

(v)if the Property fails to be operated, “flagged” and/or branded pursuant to a Qualified Franchise Agreement;.
(w)With respect to any default or breach of any term, covenant or condition of this Agreement not specified in subsections (a) through (v) above or not otherwise specifically specified as an Event of Default in this Agreement, if the same is not cured (i) within ten (10) days after notice from Lender (in the case of any default which can be cured by the payment of a sum of money) or (ii) for thirty (30) days after notice from Lender (in the case of any other default or breach); provided, that, with respect to any default or breach specified in subsection (ii), if the same cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure the same, it being agreed that no such extension shall be for a period in excess of sixty (60) days;
(x)if any default shall exist under any of the other Loan Documents beyond any applicable cure periods contained in such Loan Documents or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;
(y)the Operating Lease is (a) voluntarily amended, modified or supplemented, in each case in violation of the Loan Documents, or (b) terminated, cancelled, or otherwise ceases to exist for any reason and regardless of whether such event is caused or consented to or by Borrower or any other Person; or
(z)the Operator or Lakewood Borrower fails to comply in all material respects with the Operating Lease.

Section 10.2Remedies.

(a)During the continuance of an Event of Default (other than an Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in this Agreement and the other Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity. Upon any Event of Default described in Section 10.1(f) above with respect to Borrower or any SPE Component Entity, the Debt and all other obligations of Borrower under this Agreement, the Security Instrument, the Note and the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
(b)During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement

Ex 10.2

or the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under this Agreement or the other Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by applicable law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by applicable law, equity or contract or as set forth herein or in the other Loan Documents.

(c)Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.
(d)Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, security instruments and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(e)Notwithstanding anything to the contrary contained herein or in any other Loan Document, any amounts recovered from the Property or any other collateral for the Loan and/or paid to or received by Lender may, after an Event of Default, be applied by Lender toward the Debt in such order, priority and proportions as Lender in its sole discretion shall determine.

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(f)Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder or being deemed to have cured any Event of Default hereunder, make, do or perform any obligation of Borrower hereunder in such manner and to such extent as Lender may deem necessary. Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property for such purposes, and the reasonable out-of- pocket costs and expenses thereof (including reasonable attorneys’ fees to the extent permitted by applicable law), with interest as provided in this Section, shall constitute a portion of the Debt and shall be due and payable to Lender upon demand. All such reasonable out-of-pocket costs and expenses incurred by Lender in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any action or proceeding shall bear interest at the Default Rate, for the period after such cost or expense was incurred into the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by the liens, claims and security interests provided to Lender under the Loan Documents and shall be immediately due and payable upon demand by Lender therefore.
Article 27 ARTICLE 11 SECONDARY MARKET

Section 11.1Securitization.

(a)Lender shall have the right (i) to sell or otherwise transfer the Loan (or any portion thereof and/or interest therein), (ii) to sell participation interests in the Loan (or any portion thereof and/or interest therein), (iii) to include the Loan (or any portion thereof) in a collateralized loan obligation offering or similar structure, or (iv) to securitize the Loan (or any portion thereof and/or interest therein) in a single asset securitization or a pooled asset securitization. The transactions referred to in clauses (i), (ii), (iii) and (iv) above shall hereinafter be referred to collectively as “Secondary Market Transactions” and the transactions referred to in clause (iii) shall hereinafter be referred to as a “Securitization”. Any certificates, notes or other securities issued in connection with a Securitization are hereinafter referred to as “Securities”.
(b)If requested by Lender, Borrower shall assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any Secondary Market Transactions, including, without limitation, to:
(i)provide (A) updated financial and other information with respect to the Property, the business operated at the Property, Borrower, Guarantor, Sponsor, SPE Component Entity and Manager, (B) updated budgets relating to the Property, (C) updated appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations of the Property (the “Updated Information”), together, if customary, with appropriate verification of the Updated Information through letters of auditors or opinions of counsel acceptable to Lender and the Rating Agencies and (D) revisions to and other agreements with respect to

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the Property Documents in form and substance acceptable to Lender and the Rating Agencies;

(ii)provide new and/or updated opinions of counsel, which may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives, as to fraudulent conveyance, matters of Delaware and federal bankruptcy law relating to limited liability companies, true sale, true lease and any other opinion customary in Secondary Market Transactions or required by the Rating Agencies with respect to the Property, Property Documents, Borrower and Borrower’s Affiliates, which counsel and opinions shall be satisfactory in form and substance to Lender and the Rating Agencies;
(iii)provide updated, as of the closing date of the Secondary Market Transaction, representations and warranties made in the Loan Documents and such additional representations and warranties as the Rating Agencies may require; and
(iv)execute such amendments to the Loan Documents, the Property Documents and Borrower’s or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies or otherwise to effect any Secondary Market Transaction, including, without limitation, (A) to provide “independent director” provisions, in each case, in accordance with the applicable requirements of the Rating Agencies, (B) bifurcating the Loan into two or more components and/or additional separate notes and/or creating additional senior/subordinate note structure(s) (any of the foregoing, a “Loan Bifurcation”) and (C) to modify all operative dates (including but not limited to payment dates, interest period start dates and end dates, etc.) under the Loan Documents, by up to ten (10) days; provided, however, that Borrower shall not be required to so modify or amend any Loan Document if such modification or amendment would change the interest rate, the stated maturity (except as provided in subclause (C) above) or the amortization of principal set forth herein, except in connection with a Loan Bifurcation which may result in varying fixed interest rates and amortization schedules, but which shall have the same initial weighted average coupon of the original Note.
(c)Upon request, Borrower shall furnish to Lender from time to time such financial data and financial statements as Lender determines to be necessary, advisable or appropriate for complying with any applicable legal requirements (including those applicable to Lender or any Servicer (including, without limitation and to the extent applicable, Regulation AB)) within the timeframes necessary, advisable or appropriate in order to comply with such legal requirements.

Section 11.2Disclosure.

(a)Borrower (on its own behalf and on behalf of each other Borrower Party) understands that information provided to Lender by Borrower, any other Borrower Party and/or their respective agents, counsel and representatives may be (i) included in (A) the Disclosure Documents and (B) filings under the Securities Act and/or the Exchange Act and (ii) made available to Investors, the Rating Agencies and service providers, in each case, in connection with any Secondary Market Transaction.

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(b)Borrower shall indemnify Lender and its officers, directors, partners, employees, representatives, agents and affiliates against any losses, claims, damages or liabilities (collectively, the “Liabilities”) to which Lender and/or its officers, directors, partners, employees, representatives, agents and/or affiliates may become subject in connection with (x) any Disclosure Document and/or any Covered Rating Agency Information, in each case, insofar as such Liabilities arise out of or are based upon any untrue statement of any material fact in the Provided Information and/or arise out of or are based upon the omission to state a material fact in the Provided Information required to be stated therein or necessary in order to make the statements in the applicable Disclosure Document and/or Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading and (y) after a Securitization, any indemnity obligations incurred by Lender or Servicer in connection with any Rating Agency Confirmation.
(c)Promptly after receipt by an indemnified party under this Section 11.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11.2, notify the indemnifying party in writing of the commencement thereof (but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party). In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 11.2, such indemnifying party shall pay for any reasonable out-of-pocket legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party at the cost of the indemnifying party.
(d)The liabilities and obligations of both Borrower and Lender under this Section 11.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. Failure by Borrower and/or any Borrower Party to comply with the provisions of Section 11.1 and/or Section 11.2 within the timeframes specified therein and/or as otherwise required by Lender shall, at Lender’s option, constitute a breach of the terms thereof and/or an Event of Default. Borrower (on its own behalf and on behalf of each Borrower Party) hereby expressly authorizes and appoints Lender its attorney-in-fact to take any actions required of any Borrower Party under Sections 11.1, 11.2 and/or 11.6 in the event any Borrower Party fails to do the same, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest. Notwithstanding anything to the contrary contained herein, (i) except as may otherwise expressly provided to the contrary in this Article 11, each Borrower Party shall bear its own cost of compliance with this Article (including, without limitation, the costs of any ongoing financial

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reporting or similar provisions contained herein) and (ii) to the extent that the timeframes for compliance with such ongoing financial reporting and similar provisions are shorter than the timeframes allowed for comparable reporting obligations under Section 4.12 hereof (if any), the timeframes under this Article 11 shall control.

Section 11.3 Reserves/Escrows. In the event that Securities are issued in connection with the Loan, all funds held by Lender in escrow or pursuant to reserves in accordance with this Agreement and the other Loan Documents shall be deposited in “eligible accounts” at “eligible institutions” and, to the extent applicable, invested in “permitted investments” as then defined and required by the Rating Agencies.

Section 11.4 Servicer. At the option of Lender, the Loan may be serviced by a servicer/special servicer/trustee selected by Lender (collectively, the “Servicer”) and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such Servicer pursuant to a servicing agreement between Lender and such Servicer. Without limitation of any other provision contained herein, Borrower shall be liable for (A) the costs and expenses of Lender incurred with respect to any Servicer, including, without limitation, any initial set up costs and fees and ongoing monthly costs and fees, in each case, charged by such Servicer, (B) periodic site inspection fees and expenses of Lender and/or Servicer (to be incurred not more frequently than quarterly in the absence of a Default), including (i) all reasonable travel and lodging expenses, and (ii) a per diem cost of $1,500.00, and (C) during any Special Servicing Period, an additional fee at a rate per annum equal to 0.50% of the outstanding principal balance of the Loan, payable monthly on the Payment Date. Borrower acknowledges that Lender initially directs that such monthly servicing fee shall be payable to Avant Capital Bridge, LLC or its Affiliate designated by Lender, for so long as Lender retains such Person as a Servicer, and that Borrower’s obligation under clause (C) above is in addition to any and all of Lender’s rights and remedies upon the occurrence and during the continuation of an Event of Default.

Section 11.5 Rating Agency Costs. In connection with any Rating Agency Confirmation or other Rating Agency consent, approval or review required hereunder (other than the initial review of the Loan by the Rating Agencies in connection with a Securitization), Borrower shall pay all of the costs and expenses of each Rating Agency, and the reasonable out-of-pocket costs and expenses of Lender and Servicer, in connection therewith, including, without limitations, reasonable legal fees and expenses, and, if applicable, shall pay any fees imposed by any Rating Agency in connection therewith.

Section 11.6 Mezzanine Option. Lender shall have the option (the “Mezzanine Option”) at any time to divide the Loan into two parts, a mortgage loan and a mezzanine loan, provided, that (i) the total loan amounts for such mortgage loan and such mezzanine loan shall equal the then outstanding amount of the Loan immediately prior to Lender’s exercise of the Mezzanine Option, and (ii) the weighted average interest rate of such mortgage loan and mezzanine loan shall initially equal the Interest Rate. Borrower shall, at Borrower’s sole cost and expense, cooperate with Lender in Lender’s exercise of the Mezzanine Option in good faith and in a timely manner, which such cooperation shall include, but not be limited to, (i) executing such amendments to the Loan Documents and Borrower or any SPE Component Entity’s organizational documents as may be reasonably requested by Lender or requested by the Rating Agencies, (ii) creating one or more Single Purpose Entities (the “Mezzanine Borrower”), which such Mezzanine Borrower shall (A)

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own, directly or indirectly, 100% of the equity ownership interests in Borrower (the “Equity Collateral”), and (B) together with such constituent equity owners of such Mezzanine Borrower as may be designated by Lender, execute such agreements, instruments and other documents as may be required by Lender in connection with the mezzanine loan (including, without limitation, a promissory note evidencing the mezzanine loan and a pledge and security agreement pledging the Equity Collateral to Lender as security for the mezzanine loan); and (iii) delivering such opinions, title endorsements, UCC title insurance policies, documents and/or instruments relating to the Property Documents and other materials as may be required by Lender or the Rating Agencies.

Section 11.7 Conversion to Registered Form. At the request of Lender, Borrower shall appoint Lender or its designee, acting for this purpose solely as a non-fiduciary agent of Borrower (in such capacity, the “Registrar”), as a registrar and transfer agent, to maintain, subject to such reasonable regulations as it shall provide, such books and records as are necessary for the registration and transfer of the Note in a manner that shall cause the Note to be considered to be in registered form for purposes of Section 163(f) of the IRS Code. The option to convert the Note into registered form once exercised may not be revoked. Any agreement setting out the rights and obligation of the Registrar shall be subject to the reasonable approval of Lender. Borrower may revoke the appointment of any particular person as Registrar, effective upon the effectiveness of the appointment of a replacement Registrar. The Registrar shall not be entitled to any fee from Borrower or Lender or any other lender in respect of transfers of the Note and other Loan Documents.

Section 11.8 Syndication. Without limiting Lender’s rights under Section 11.1, the provisions of this Section 11.8 shall only apply in the event that the Loan is syndicated in accordance with the provisions of this Section 11.8 set forth below.

(a)	Sale of Loan, Co-Lenders, Participations and Servicing.
(i)Lender and any Co-Lender may, at their option, without Borrower’s consent (but with notice to Borrower), sell with novation all or any part of their right, title and interest in, and to, and under the Loan (the “Syndication”), to one or more additional lenders (each a “Co-Lender”). Each additional Co-Lender shall enter into an assignment and assumption agreement (the “Assignment and Assumption”) assigning a portion of Lender’s or Co-Lender’s rights and obligations under the Loan, and pursuant to which the additional Co-Lender accepts such assignment and assumes the assigned obligations. From and after the effective date specified in the Assignment and Assumption (i) each Co-Lender shall be a party hereto and to each Loan Document to the extent of the applicable percentage or percentages set forth in the Assignment and Assumption and, except as specified otherwise herein, shall succeed to the rights and obligations of Lender and the Co-Lenders hereunder and thereunder in respect of the Loan, and (ii) Lender, as lender and each Co-Lender, as applicable, shall, to the extent such rights and obligations have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations hereunder and under the Loan Documents.
(ii)The liabilities of Lender and each of the Co-Lenders shall be several and not joint, and Lender’s and each Co-Lender’s obligations to Borrower under this

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Agreement shall be reduced by the amount of each such Assignment and Assumption. Neither Lender nor any Co-Lender shall be responsible for the obligations of any other Co- Lender. Lender and each Co-Lender shall be liable to Borrower only for their respective proportionate shares of the Loan.

(iii)Borrower agrees that it shall, in connection with any sale of all or any portion of the Loan, whether in whole or to an additional Co-Lender or Participant, within ten (10) Business Days after requested by Agent, furnish Agent with the certificates required under Sections 4.12 and 4.13 hereof and such other information as reasonably requested by any additional Co-Lender or Participant in performing its due diligence in connection with its purchase of an interest in the Loan.
(iv)Lender (or an Affiliate of Lender) shall act as administrative agent for itself and the Co-Lenders (together with any successor administrative agent, the “Agent”) pursuant to this Section 11.8. Borrower acknowledges that Lender, as Agent, shall have the sole and exclusive authority to execute and perform this Agreement and each Loan Document on behalf of itself, as Lender and as agent for itself and the Co-Lenders subject to the terms of the Co-Lending Agreement. Lender acknowledges that Lender, as Agent, shall retain the exclusive right to grant approvals and give consents with respect to all matters requiring consent hereunder. Except as otherwise provided herein, Borrower shall have no obligation to recognize or deal directly with any Co-Lender, and no Co-Lender shall have any right to deal directly with Borrower with respect to the rights, benefits and obligations of Borrower under this Agreement, the Loan Documents or any one or more documents or instruments in respect thereof. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and the Co-Lenders, notwithstanding that the particular action in question may, pursuant to this Agreement or the Co-Lending Agreement be subject to the consent or direction of some or all of the Co-Lenders. Lender may resign as Agent of the Co-Lenders, in its sole discretion, or if required to by the Co- Lenders in accordance with the term of the Co-Lending Agreement, in each case without the consent of but upon prior written notice to Borrower. Upon any such resignation, a successor Agent shall be determined pursuant to the terms of the Co-Lending Agreement. The term Agent shall mean any successor Agent.
(v)Notwithstanding any provision to the contrary in this Agreement, the Agent shall not have any duties or responsibilities except those expressly set forth herein (and in the Co-Lending Agreement) and no covenants, functions, responsibilities, duties, obligations or liabilities of Agent shall be implied by or inferred from this Agreement, the Co-Lending Agreement, or any other Loan Document, or otherwise exist against Agent.
(vi)Except to the extent its obligations hereunder and its interest in the Loan have been assigned pursuant to one or more Assignments and Assumption, Lender, as Agent, shall have the same rights and powers under this Agreement as any other Co-Lender and may exercise the same as though it were not Agent, respectively. The term “Co- Lender” or “Co-Lenders” shall, unless otherwise expressly indicated, include Lender in its individual capacity. Lender and the other Co-Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, or any Affiliate of Borrower and any Person

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who may do business with or own securities of Borrower or any Affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.

(vii)If required by any Co-Lender, Borrower hereby agrees to execute supplemental notes in the principal amount of such Co-Lender’s pro rata share of the Loan substantially in the form of the Note, and such supplemental note shall (i) be payable to order of such Co-Lender, (ii) be dated as of the Closing Date, and (iii) mature on the Maturity Date. Such supplemental note shall provide that it evidences a portion of the existing indebtedness hereunder and under the Note and not any new or additional indebtedness of Borrower. The term “Note” as used in this Agreement and in all the other Loan Documents shall include all such supplemental notes.
(viii)Lender, as Agent, shall maintain at its domestic lending office or at such other location as Lender, as Agent, shall designate in writing to each Co-Lender and Borrower a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Co-Lenders, the amount of each Co-Lender’s proportionate share of the Loan and the name and address of each Co- Lender’s agent for service of process (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Lender, as Agent, and the Co-Lenders may treat each person or entity whose name is recorded in the Register as a Co-Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by Borrower or any Co-Lender during normal business hours upon reasonable prior notice to the Agent. A Co-Lender may change its address and its agent for service of process upon written notice to Lender, as Agent, which notice shall only be effective upon actual receipt by Lender, as Agent, which receipt will be acknowledged by Lender, as Agent, upon request.
(ix)Notwithstanding anything herein to the contrary, any financial institution or other entity may be sold a participation interest in the Loan by Lender or any Co-Lender without Borrower’s consent (such financial institution or entity, a “Participant”). No Participant shall have any rights under this Agreement, the Note or any of the Loan Documents and the Participant’s rights in respect of such participation shall be solely against Lender or Co-Lender, as the case may be, as set forth in the participation agreement executed by and between Lender or Co-Lender, as the case may be, and such Participant. Borrower may rely conclusively on the actions of Lender as Agent to bind Lender and any Participant, notwithstanding that the particular action in question may, pursuant to this Agreement or any participation agreement be subject to the consent or direction of some or all of the Participants. No participation shall relieve Lender or Co-Lender, as the case may be, from its obligations hereunder or under the Note or the Loan Documents and Lender or Co- Lender, as the case may be, shall remain solely responsible for the performance of its obligations hereunder.
(x)Notwithstanding any other provision set forth in this Agreement, Lender or any Co-Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, amounts owing to it in favor of any

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Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System).

(b)	Cooperation in Syndication.
(i)Borrower agrees to assist Lender in completing a Syndication satisfactory to Lender. Such assistance shall include (i) direct contact between senior management and advisors of Borrower and Guarantor and the proposed Co-Lenders, (ii) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the Syndication, (iii) the hosting, with Lender, of one or more meetings of prospective Co-Lenders or with the Rating Agencies, (iv) the delivery of appraisals satisfactory to Lender if required, and (v) working with Lender to procure a rating for the Loan by the Rating Agencies.
(ii)Lender shall manage all aspects of the Syndication of the Loan, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Co-Lenders and the amount and distribution of fees among the Co-Lenders. To assist Lender in its Syndication efforts, Borrower agrees promptly to prepare and provide to Lender all information with respect to Borrower, Manager, Guarantor, any SPE Component Entity (if any) and the Property contemplated hereby, including all financial information and projections (the “Projections”), as Lender may reasonably request in connection with the Syndication of the Loan. Borrower hereby represents and covenants that (i) all information other than the Projections (the “Information”) that has been or will be made available to Lender by Borrower or any of their representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (ii) the Projections that have been or will be made available to Lender by Borrower or any of their representatives have been or will be prepared in good faith based upon reasonable assumptions. Borrower understands that in arranging and syndicating the Loan, Lender, the Co-Lenders and, if applicable, the Rating Agencies, may use and rely on the Information and Projections without independent verification thereof.
(iii)	If required in connection with the Syndication, Borrower hereby agrees to:
(A)amend the Loan Documents to give Lender the right to have the Property reappraised on an annual basis;
(B)deliver updated financial and operating statements and other information reasonably required by Lender to facilitate the Syndication;
(C)deliver reliance letters reasonably satisfactory to Lender with respect to the environmental assessments and reports delivered to Lender prior to the Closing Date, which will run to Lender, any Co-Lender and their respective successors and assigns;

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(D)execute modifications to the Loan Documents required by the Co- Lenders, provided that such modification will not (except as set forth in clause (E) below), change any material or economic terms of the Loan Documents, or otherwise materially increase the obligations or materially decrease the rights of Borrower pursuant to the Loan Documents; and
(E)if Lender elects, in its sole discretion, prior to or upon a Syndication, to split the Loan into two or more parts, or the Note into multiple component notes or tranches which may have different interest rates, principal amounts, payment priorities and maturities, Borrower agrees to cooperate with Lender in connection with the foregoing and to execute the required modifications and amendments to the Note, this Agreement and the Loan Documents and to provide opinions necessary to effectuate the same. Such Notes or components may be assigned different interest rates, so long as the initial weighted average of such interest rates does not exceed the applicable Interest Rate.

Borrower shall be responsible for payments of all third party costs and expenses incurred by Borrower in connection with Borrower’s complying with requests made under this Section.

(c)Limitation of Liability. No claim may be made by Borrower, or any other Person against Agent, Lender or any Co-Lenders or the Affiliates, directors, officers, employees, attorneys or agent of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(d)No Joint Venture. Notwithstanding anything to the contrary herein contained, neither Agent, Lender nor any Co-Lender by entering into this Agreement or by taking any action pursuant hereto, will be deemed a partner or joint venturer with Borrower.
(e)Voting Rights of Co-Lenders. Borrower acknowledges that the Co-Lending Agreement may contain provisions which require that amendments, waivers, extensions, modifications, and other decisions with respect to the Loan Documents shall require the approval of all or a number of the Co-Lenders holding in the aggregate a specified percentage of the Loan or any one or more Co-Lenders that are specifically affected by such amendment, waiver, extension, modification or other decision.
Article 28 ARTICLE 12 INDEMNIFICATIONS

Section 12.1  General Indemnification.  Borrower shall, at its sole cost and expense,

protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and

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directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property (or any portion thereof) to be in compliance with any applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease, management agreement or any Property Document; (f) the payment of any commission, charge or brokerage fee to anyone (other than a broker or other agent retained by Lender) which may be payable in connection with the funding of the Loan; and/or (g) the holding or investing of the funds on deposit in the Accounts or the performance of any work or the disbursement of funds in each case in connection with the Accounts. Any amounts payable to Lender by reason of the application of this Section 12.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid.

Section 12.2 Mortgage and Intangible Tax Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Security Instrument, the Note or any other Loan Document.

Section 12.3 ERISA Indemnification. Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 3.7 or 4.19 of this Agreement.

Section 12.4 Duty to Defend, Legal Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Borrower shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

Section 12.5 Survival. The obligations and liabilities of Borrower under this Article 12 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of

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a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.

Section 12.6 Environmental Indemnity. Simultaneously herewith, Borrower and Guarantor have executed and delivered the Environmental Indemnity to Lender, which Environmental Indemnity is not secured by the Security Instrument.

Article 29 ARTICLE 13 EXCULPATION

Section 13.1No Exculpation.The Loan is recourse to each Borrower, without exculpation.

Article 30 ARTICLE 14 NOTICES

Section 14.1  Notices. All notices or other written communications hereunder shall be deemed to have been properly given (a) upon delivery, if delivered in person, (b) one (1) Business Day after having been deposited for overnight delivery with any reputable overnight courier service, or (c) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Borrower:LF3 LAKEWOOD, LLC and LF3 LAKEWOOD TRS, LLC

1635 43rd Street S, Suite 205 Fargo, North Dakota 58103 Attention: Samuel C. Montgomery

With a copy to:	Dickinson Wright LLP 200 Ottawa Ave., N.W. Suite 900

Grand Rapids, Michigan 49503-2427 Attention: David R. Durell, Esq.

If to Lender:	Bluebird Credit EM LLC c/o Avant Capital Partners

101 Franklin Street, 2nd Floor Westport, Connecticut 06880 Attention: Adam Luysterborghs

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With a copy to:	Situs Asset Management, LLC 5605 Westheimer Road, Suite 700E Houston, Texas 77056

Attention: Managing Director – CRE Servicing

With a copy to:McGuireWoods LLP

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1800 Century Park East, 7th Floor Los Angeles, California 90067 Attention: William C. Seligman, Esq.

or addressed as such party may from time to time designate by written notice to the other parties.

Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.

Article 31 ARTICLE 15 FURTHER ASSURANCES

Section 15.1  Replacement Documents.  Upon receipt of an affidavit of an officer of

Lender as to the loss, theft, destruction or mutilation of the Note, this Agreement or any of the other Loan Documents which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of the Note, this Agreement or such other Loan Document, Borrower will issue, in lieu thereof, a replacement thereof, dated the date of the Note, this Agreement or such other Loan Document, as applicable, in the same principal amount thereof and otherwise of like tenor.

Section 15.2 Recording of Security Instrument, etc. Borrower forthwith upon the execution and delivery of the Security Instrument and thereafter, from time to time at Lender’s expense, will cause the Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of this Agreement, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by applicable law so to do.

Section 15.3 Further Acts, etc. Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Security

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Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements to evidence more effectively the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 15.3.

Section 15.4Changes in Tax, Debt, Credit and Documentary Stamp Laws.

(a)If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation and which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option by written notice of not less than ninety (90) days to declare the Debt immediately due and payable.
(b)Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Security Instrument or the Debt. If such claim, credit or deduction shall be required by applicable law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Debt immediately due and payable.
(c)If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.
Article 32 ARTICLE 16 WAIVERS

Section 16.1Remedies Cumulative; Waivers.

The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be

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construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

Section 16.2Modification, Waiver in Writing.

No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement and the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

Section 16.3Delay Not a Waiver.

Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege under this Agreement or the other Loan Documents, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement or the other Loan Documents, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement and the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 16.4Waiver of Trial by Jury.

BORROWER AND LENDER, BY ACCEPTANCE OF THIS AGREEMENT, HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER OR BORROWER.

Section 16.5Waiver of Notice.

Borrower shall not be entitled to any notices of any nature whatsoever from Lender except

(a) with respect to matters for which this Agreement specifically and expressly provides for the giving of notice by Lender to Borrower and (b) with respect to matters for which Lender is required by applicable law to give notice, and Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement does not specifically and expressly provide for the giving of notice by Lender to Borrower.

Section 16.6  Remedies of Borrower.

In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this

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Agreement and the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

Section 16.7Marshalling and Other Matters.

Borrower hereby waives, to the extent permitted by applicable Legal Requirements, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale under the Security Instrument of the Property or any part thereof or any interest therein. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of the Security Instrument and on behalf of all persons to the extent permitted by applicable Legal Requirements.

Section 16.8Waiver of Statute of Limitations.

To the extent permitted by applicable Legal Requirements, Borrower hereby expressly waives and releases to the fullest extent permitted by applicable Legal Requirements, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations hereunder or under the other Loan Documents.

Section 16.9 Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 16.10 Sole Discretion of Lender. Wherever pursuant to this Agreement (a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision to approve or disapprove all decisions that arrangements or terms are satisfactory or not satisfactory, and all other decisions and determinations made by Lender, shall be in the sole discretion of Lender, except as may be otherwise expressly and specifically provided herein.

Article 33 ARTICLE 17 MISCELLANEOUS

Section 17.1  Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth in this Agreement or the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and

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agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 17.2 Governing Law. This Agreement shall be governed, construed, applied and enforced in accordance with the applicable laws of the State and applicable laws of the United States of America.

Section 17.3 Headings. Notwithstanding anything to the contrary contained herein, (i) the Article and/or Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose and (ii) covenants contained in Articles and/or Sections hereof labeled or otherwise primarily containing representations (and vice versa) shall, in each case, be deemed fully effective hereunder and shall not be otherwise affected by virtue of the foregoing.

Section 17.4 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 17.5 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 17.6 Expenses. Borrower covenants and agrees to pay its own costs and expenses and pay, or, if Borrower fails to pay, to reimburse, Lender, upon receipt of written notice from Lender, for Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) in each case, incurred by Lender in accordance with this Agreement in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement and the other Loan Documents with respect to the Property); (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (including, without limitation, those contained in Articles 8 and 9 hereof); (iv) the negotiation, preparation, execution, delivery and administration of any

Ex 10.2

consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (viii) servicing the Loan (including, without limitation, enforcing any obligations of or collecting any payments due from Borrower under this Agreement and the other Loan Documents or with respect to the Property) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work- out” or of any insolvency or bankruptcy proceedings; and (ix) the preparation, negotiation, execution, delivery, review, filing, recording or administration of any documentation associated with the exercise of any of Borrower’s rights hereunder and/or under the other Loan Documents regardless of whether or not any such right is consummated (including, without limitation, Borrower’s rights hereunder to defease the Loan and to permit or undertake Transfers (to the extent permitted under Article 6 hereof), in each case, in accordance with the applicable terms and conditions hereof); provided, however, that, with respect to each of subsections (i) through (ix) above, (A) none of the foregoing subsections shall be deemed to be mutually exclusive or limit any other subsection, (B) the same shall be deemed to (I) include, without limitation and in each case, any related special servicing fees, liquidation fees, modification fees, work-out fees and other similar costs or expenses payable to any Servicer, trustee and/or special servicer of the Loan (or any portion thereof and/or interest therein) and (II) exclude any requirement that Borrower directly pay the base monthly servicing fees due to any master servicer on account of the day to day, routine servicing of the Loan (provided, further, that the foregoing subsection (II) shall not be deemed to otherwise limit any fees, costs, expenses or other sums required to be paid to Lender under this Section, the other terms and conditions hereof and/or of the other Loan Documents) and (C) Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

Section 17.7 Cost of Enforcement. In the event (a) that the Security Instrument is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement and/or the other Loan Documents, Borrower shall be chargeable with and agrees to pay all reasonable third-party costs of collection and defense, including attorneys’ fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post judgment action involved therein, together with all required service or use taxes.

Section 17.8 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

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Section 17.9 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents, or any Severed Loan Documents, shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

Section 17.10 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)Borrower and Lender intend that the relationships created under this Agreement, the Note and the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.
(b)This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
(c)The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender’s expertise, business acumen or advice in connection with the Property.
(d)Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations related to the Property (including, without limitation, under the Leases); or (ii) any obligations with respect to any agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents to which any Borrower Party and/or the Property is subject.
(e)By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement or the other Loan Documents, including, without limitation, any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such

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acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

(f)Borrower recognizes and acknowledges that in accepting this Agreement and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 3 of this Agreement and in the other Loan Documents without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement and the other Loan Documents in the absence of the warranties and representations as set forth in Article 3 of this Agreement and in the other Loan Documents.

Section 17.11 Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to this Agreement or the other Loan Documents or the financing evidenced by this Agreement or the other Loan Documents, to Lender or any of its Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Without limitation of any other term or provision hereof, nothing contained herein or in the other Loan Documents shall be deemed to restrict Lender and/or Servicer from (and Lender and/or Servicer shall be authorized to) disseminate to any Person any and all information it obtains in connection with the Loan as Lender and/or Servicer deems necessary or appropriate.

Section 17.12 Limitation of Liability. No claim may be made by Borrower, or any other Person against Lender or its Affiliates, directors, officers, employees, attorneys or agents of any of such Persons for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any act, omission or event occurring in connection therewith; and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 17.13 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of this Agreement and the other Loan Documents and this Agreement and the other Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under this Agreement and the other Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate

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transactions and investments which may be viewed as adverse-to or competitive with the business of Borrower or its Affiliates.

Section 17.14 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT OF THE PARTIES HERETO AND THERETO IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, AND ALL PRIOR AGREEMENTS AMONG OR BETWEEN SUCH PARTIES, WHETHER ORAL OR WRITTEN BETWEEN BORROWER AND LENDER (AND/OR THEIR RESPECTIVE AFFILIATES), INCLUDING, WITHOUT LIMITATION, ANY LOAN APPLICATION OR TERMS SHEET, ARE SUPERSEDED BY THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

Section 17.15 Liability. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 17.16 Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 17.17 Brokers. Borrower agrees (i) to pay any and all fees imposed or charged by all brokers, mortgage bankers and advisors (each a “Broker”) hired or contracted by any Borrower Party or their Affiliates in connection with the transactions contemplated by this Agreement and

(ii) to indemnify and hold Lender harmless from and against any and all claims, demands and liabilities for brokerage commissions, assignment fees, finder’s fees or other compensation whatsoever arising from this Agreement or the making of the Loan which may be asserted against Lender by any Person. The foregoing indemnity shall survive the termination of this Agreement and the payment of the Debt. Borrower hereby represents and warrants that the only Broker engaged by any Borrower Party in connection with the transactions contemplated by this Agreement respect hereto is Latitude Hospitality. Lender hereby agrees to pay any and all fees imposed or charged by any Broker hired solely by Lender. Borrower acknowledges and agrees that (a) any Broker is not an agent of Lender and has no power or authority to bind Lender, (b) Lender is not responsible for any recommendations or advice given to any Borrower Party by any Broker, (c) Lender and the Borrower Parties have dealt at arms-length with each other in connection with the Loan, (d) no fiduciary or other special relationship exists or shall be deemed or construed to exist among Lender and the Borrower Parties and (e) none of the Borrower Parties shall be entitled to rely on any assurances or waivers given, or statements made or actions taken, by any Broker which purport to bind Lender or modify or otherwise affect this Agreement or the Loan, unless Lender has, in its sole discretion, agreed in writing with any such Borrower Party to such assurances, waivers, statements, actions or modifications. Borrower acknowledges and agrees that Lender may, in its sole discretion, pay fees or compensation to any Broker in connection with or arising out of the closing and funding of the Loan. Such fees and compensation, if any, (i) shall be in addition to any fees which may be paid by any Borrower Party to such Broker and (ii) create a potential conflict of interest for Broker in its relationship with the Borrower Parties. Such

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fees and compensation, if applicable, may include a direct, one-time payment, servicing fees and/or incentive payments based on volume and size of financings involving Lender and such Broker.

Section 17.18 Set-Off. In addition to any rights and remedies of Lender provided by this Agreement and by law, Lender shall have the right in its sole discretion, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Lender or any Affiliate thereof to or for the credit or the account of Borrower; provided however, Lender may only exercise such right during the continuance of an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

Section 17.19 Contributions and Waivers.

(a)As a result of the transactions contemplated by this Agreement and the other Loan Documents, each Borrower will benefit, directly and indirectly, from each Borrower’s obligation to pay the Debt and perform its obligations hereunder and under the other Loan Documents (collectively, the “Obligations”) and in consideration therefore each Borrower desires to enter into an allocation and contribution agreement among themselves as set forth in this Section to allocate such benefits among themselves and to provide a fair and equitable agreement to make contributions among each of Borrowers in the event any payment is made by any individual Borrower hereunder to Lender (such payment being referred to herein as a “Contribution,” and for purposes of this Section, includes any exercise of recourse by Lender against any Property of a Borrower and application of proceeds of such Property in satisfaction of such Borrower’s obligations, to Lender under the Loan Documents).
(b)Each Borrower shall be liable hereunder with respect to the Obligations only for such total maximum amount (if any) that would not render its Obligations hereunder or under any of the Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable Legal Requirements.
(c)In order to provide for a fair and equitable contribution among Borrowers in the event that any Contribution is made by an individual Borrower (a “Funding Borrower”), such Funding Borrower shall be entitled to a reimbursement Contribution (“Reimbursement Contribution”) from all other Borrowers for all payments, damages and expenses incurred by that Funding Borrower in discharging any of the Obligations, in the manner and to the extent set forth in this Section.
(d)For purposes hereof, the “Benefit Amount” of any individual Borrower as of any date of determination shall be the net value of the benefits to such Borrower and its Affiliates from extensions of credit made by Lender to (i) such Borrower and (ii) to the other Borrowers hereunder and the Loan Documents to the extent such other Borrowers have guaranteed or mortgaged their property to secure the Obligations of such Borrower to Lender.

Ex 10.2

(e)Each Borrower shall be liable to a Funding Borrower in an amount equal to the greater of (i) the (A) ratio of the Benefit Amount of such Borrower to the total amount of Obligations, multiplied by (B) the amount of Obligations paid by such Funding Borrower, or (ii) ninety-five percent (95%) of the excess of the fair saleable value of the property of such Borrower over the total liabilities of such Borrower (including the maximum amount reasonably expected to become due in respect of contingent liabilities) determined as of the date on which the payment made by a Funding Borrower is deemed made for purposes hereof (giving effect to all payments made by other Funding Borrowers as of such date in a manner to maximize the amount of such Contributions).
(f)In the event that at any time there exists more than one Funding Borrower with respect to any Contribution (in any such case, the “Applicable Contribution”), then Reimbursement Contributions from other Borrowers pursuant hereto shall be allocated among such Funding Borrowers in proportion to the total amount of the Contribution made for or on account of the other Borrowers by each such Funding Borrower pursuant to the Applicable Contribution. In the event that at any time any Borrower pays an amount hereunder in excess of the amount calculated pursuant to this Section above, that Borrower shall be deemed to be a Funding Borrower to the extent of such excess and shall be entitled to a Reimbursement Contribution from the other Borrowers in accordance with the provisions of this Section.
(g)Each Borrower acknowledges that the right to Reimbursement Contribution hereunder shall constitute an asset in favor of Borrower to which such Reimbursement Contribution is owing.
(h)No Reimbursement Contribution payments payable by a Borrower pursuant to the terms of this Section shall be paid until all amounts then due and payable by all of Borrowers to Lender, pursuant to the terms of the Loan Documents, are paid in full in cash. Nothing contained in this Section shall limit or affect in any way the Obligations of any Borrower to Lender under the Loan Documents.
(i)	To the extent permitted by applicable Legal Requirements, each Borrower waives:
(i)any right to require Lender to proceed against any other Borrower or any other Person or to proceed against or exhaust any security held by Lender at any time or to pursue any other remedy in Lender’s power before proceeding against Borrower;
(ii)any defense based upon any legal disability or other defense of any other Borrower, any guarantor of any other Person or by reason of the cessation or limitation of the liability of any other Borrower or any guarantor from any cause other than full payment of all sums payable under the Loan Documents;
(iii)any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of any other Borrower or any principal of any other Borrower or any defect in the formation of any other Borrower or any principal of any other Borrower;

Ex 10.2

(iv)any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
(v)any defense based upon any failure by Lender to obtain collateral for the indebtedness or failure by Lender to perfect a lien on any collateral;
(vi)	presentment, demand, protest and notice of any kind;
(vii)any defense based upon any failure of Lender to give notice of sale or other disposition of any collateral to any other Borrower or to any other Person or any defect in any notice that may be given in connection with any sale or disposition of any collateral;
(viii)any defense based upon any failure of Lender to comply with applicable laws in connection with the sale or other disposition of any collateral, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral;
(ix)any defense based upon any use of cash collateral under Section 363 of the Bankruptcy Code;
(x)any defense based upon any agreement or stipulation entered into by Lender with respect to the provision of adequate protection in any bankruptcy proceeding;
(xi)any defense based upon any borrowing or any grant of a security interest under Section 364 of the Bankruptcy Code;
(xii)any defense based upon the avoidance of any security interest in favor of Lender for any reason;
(xiii)any defense based upon any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding, including any discharge of, or bar or stay against collecting, all or any of the obligations evidenced by the Note or owing under any of the Loan Documents;
(xiv)any defense or benefit based upon Borrower’s, or any other party’s, resignation of the portion of any obligation secured by the Security Instrument to be satisfied by any payment from any other Borrower or any such party;
(xv)all rights and defenses arising out of an election of remedies by Lender even though the election of remedies, such as non-judicial foreclosure with respect to security for the Loan or any other amounts owing under the Loan Documents, has destroyed Borrower’s rights of subrogation and reimbursement against any other Borrower; and
(xvi)all rights and defenses that Borrower may have because any of the Debt is secured by real property. This means, among other things (subject to the other terms and conditions of the Loan Documents): (1) Lender may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any other Borrower, and

(2) if Lender forecloses on any real property collateral pledged by any other Borrower, (I)

Ex 10.2

the amount of the Debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (II) Lender may collect from Borrower even if any other Borrower, by foreclosing on the real property collateral, has destroyed any right Borrower may have to collect from any other Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because any of the Debt is secured by real property; and except as may be expressly and specifically permitted herein, any claim or other right which Borrower might now have or hereafter acquire against any other Borrower or any other Person that arises from the existence or performance of any obligations under the Loan Documents, including any of the following: (i) any right of subrogation, reimbursement, exoneration, contribution, or indemnification; or (ii) any right to participate in any claim or remedy of Lender against any other Borrower or any collateral security therefor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law.

(j)Each Borrower hereby restates and makes the waivers made by Guarantor in the Guaranty for the benefit of Lender. Such waivers are hereby incorporated by reference as if fully set forth herein (and as if applicable to each Borrower) and shall be effective for all purposes under the Loan (including, without limitation, in the event that any Borrower is deemed to be a surety or guarantor of the Debt (by virtue of each Borrower being co-obligors and jointly and severally liable hereunder, by virtue of each Borrower encumbering its interest in the Property for the benefit or debts of the other Borrowers in connection herewith or otherwise)).

Section 17.20 Origination Discount. Borrower acknowledges that at closing, the Loan will be funded with a non-refundable discount (the “Origination Discount”) of one and seventy- five hundredths percent (1.75%) of the maximum principal amount of the Loan, inclusive of all finally allocated commitments whether or not funded on the date hereof. The Origination Discount shall be reflected as a dollar for dollar reduction in the disbursement of the proceeds of the Loan to Borrower on the Closing Date. The parties intend that the Origination Discount shall be treated as consideration for the use or forbearance of money. Borrower acknowledges that the Origination Discount will constitute original issue discount for U.S. federal income tax purposes and, as such, is not being advanced to Borrower.

Article 34 NO FURTHER TEXT ON THIS PAGE

Ex 10.2

IN WITNESS WHEREOF, the paities hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

LF3 LAKEWOOD, LLC, a

Delaware limited liability company

By:LODGING FUND REIT III OP, LP, a

Delaware limited partnership, its Sole Member

By:LODGING FUND REIT III, INC., a

Maryland corporation, its Geneyal Partner

By: /s/ Samuel C. Montgomery

Name: Title:

Samuel C. Montgomery Chief Financial Officer

BORROWER:

LF3 LAKEWOOD TRS, LLC, a

Delaware limited liability company

By:LODGING FUND REIT III TRS, INC., a

Delaware corporation, its Sole Member

By: /s/ Samuel C. Montgomery

Name:Samuel C. Montgomery

Title:Chief Financial Officer

Name: Ti

tl

Ex 10.2

[SIGNATURE APPEARS ON FOLLOWING PAGE]

Ex 10.2

LENDER:

BLUEBIRD CREDIT EM LLC, a

Delaware limited liability company

By: /s/ Adam Luysterborghs _

Name: Title:

Adam Luysterborghs

Authorized Signatory

[NO FURTHER TEXT ON THIS PAGE]

Ex 10.2

Article 35 SCHEDULE I

IMMEDIATE REPAIRS

Item	Estimated Cost	Deadline for Completion (from closing date of loan)
1.Repair or replacement of failed boiler*	$15,000.00	Ninety (90) Days from the Closing Date
2.Repair or replacement of failed dryer*	$16,000	Ninety (90) Days from the Closing Date
Total	$31,000

*In each case, as more particularly described in the Property Condition Report.

Ex 10.2

Article 36 SCHEDULE 3.3 LITIGATION

NONE.

Ex 10.2

Article 37 SCHEDULE III ORGANIZATIONAL CHART

Ex 10.2

EXHIBIT A

[Form of Notice Letter - Tenants]

LF3 Lakew

ood TRS, LLC

Ex 10.2

 , 20[ ]

Re:	Agreement for the Fairfield Inn & Suites Denver/Southwest Lakewood (the “Lease”)

To Whom it May Concern:

A new cash management system has been adopted in connection with our loan from [ ], its successors and/or assigns (“Lender”). Consequently, from and after the date of this letter, all payments due under the Lease should be delivered as follows:

(i)	If by check, money order, or its equivalent, please mail such items to:

 [INSERT RESTRICTED ACCT. INFO]

Attention:  Facsimile No.:

(ii)	If by wire transfer to:
Article 38 [INSERT RESTRICTED ACCT. INFO]

Payee:  ABA Routing #:    For Account:    Account #:  Bank Contact:

This payment direction may not be rescinded or altered, except by a written direction signed by the Lender or its agent.

We appreciate your cooperation.

Very truly yours,

LF3 Lakewood LLC

Ex 10.1

Article 39 EXHIBIT A-2

[Form of Notice Letter – Credit Card Companies] [DATE]

Article 40 [ADDRESSEE]

Re:  Payment Direction Letter for Fairfield Inn & Suites Denver/Southwest Lakewood Dear [ ]:

LF3 Lakewood, LLC (the “Owner”), the owner of the Fairfield Inn & Suites Denver/Southwest Lakewood (the “Property”), has mortgaged the Property to [ ] (together with its successors and assigns, the “Lender”) and has agreed that all Rents received with respect to the Property will be paid directly to a bank selected by Lender. Therefore, from and after [DATE], please remit all payments due to the Owner, NHS LLC dba National Hospitality Services, the manager of the Property (the “Manager”), under that certain Management Agreement, dated March 29, 2022, (the “Agreement”) between the Owner, Manager and you, as follows:

Transfer such amounts by the ACH System or wire transfer to the following account:

Article 41 [RESTRICTED ACCOUNT BANK]

ABA#

Attn:

Fax:

Account of:

Account #[ ]

These payment instructions cannot be withdrawn or modified without the prior written consent of Lender or its agent (the “Servicer”), or pursuant to a joint written instruction from Borrower and Lender or Servicer. Until you receive written instructions from Lender or Servicer, continue to send all payments due under the Agreement to [RESTRICTED ACCOUNT BANK]. All payments due under the Agreement shall be remitted to [RESTRICTED ACCOUNT BANK] no later than the day on which such amounts are due.

If you have any questions concerning this letter, please contact [ ] at [ ]. We appreciate your cooperation in this matter.

Sincerely,

Article 42 [OWNER] [MANAGER]

By:  Name:

Title: